Exhibit 10.8

AGREEMENT OF LEASE

1400 Broadway Associates L.L.C., Landlord

and

On Deck Capital, Inc., Tenant

Premises:	The entire twenty-fifth (25th) floor
1400 Broadway
New York, New York

Date:	As of September 25, 2012

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53.	RIGHT OF FIRST REFUSAL	51
54.	SET BACK AND TERRACE	52
55.	RIGHT OF FIRST OFFER	53

EXHIBIT A – Diagram of Demised Premises

EXHIBIT B – Letter of Credit

EXHIBIT C – Work Letter

EXHIBIT D – Cleaning Specifications

EXHIBIT E – Building Standard Environmental Design and Construction Guidelines

EXHIBIT F – First Offer Space

RIDER - Rules and Regulations

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LEASE made as of this 25th day of September, 2012, between 1400 Broadway Associates L.L.C., a New York limited liability company with an address c/o Newmark Grubb Knight Frank, 125 Park Avenue, New York, New York 10017 (hereinafter referred to as “Landlord”) and On Deck Capital, Inc., a Delaware corporation with an address at 155 East 56th Street, New York, New York 10022 (hereinafter referred to as “Tenant”).

WITNESSETH:

Landlord hereby leases to Tenant and Tenant hereby hires from Landlord those certain premises known as the entire twenty-fifth (25th) floor, more particularly depicted by cross-hatching on Exhibit A (which is not necessarily to scale) annexed hereto and made part hereof (said premises are hereinafter referred to as the “demised premises” or the “premises”), in the Building known as 1400 Broadway (hereinafter referred to as the “Building”) in the County, City and State of New York for a term to commence on the date hereof (the “Commencement Date”) and to expire on the day preceding the ten (10) year, ten (10) month and two (2) week anniversary of the Commencement Date (the “Expiration Date”) unless sooner terminated pursuant to any provision hereof or by law. If the Expiration Date shall not be the last day of a calendar month, the Expiration Date shall be the last day of the calendar month in which occurs the day preceding the ten (10) year, ten (10) month and two (2) week anniversary of the Commencement Date. The taking of occupancy or possession of the whole or any portion of the demised premises by Tenant shall be conclusive evidence that (a) Tenant accepts the same in “as is” condition as of the date of such possession or occupancy, subject to latent defects and (b) the demised premises and the building systems were in good and satisfactory condition as of such date, subject to latent defects.

Landlord shall be required to perform only Landlord’s Work in the demised premises; provided, however, that Landlord shall have the right to make any changes thereto which are required by any governmental department or bureau having jurisdiction over the demised premises.

For all purposes of this lease the parties agree that the rentable square foot area of the demised premises shall be deemed to be 20,912 rentable square feet irrespective of any disparity between such figure and any actual measurement of such area.

Landlord and Tenant further covenant and agree as follows:

1.	PURPOSE

A. Tenant shall use the demised premises solely as general, executive and administrative offices for the conduct of Tenant’s business and for no other purpose, such covenant being of the essence of this lease. The use of all or any portion of the demised premises for any activities not directly related to, or in furtherance of, the conduct of Tenant’s business shall be a prima facie breach of such covenant. Notwithstanding anything contained herein to the contrary, a breach of such covenant shall be deemed a material and substantial default by Tenant under this lease for which Landlord shall have all remedies available to it under this lease and under the law, including, without limitation, the right to enforce such covenant by injunctive or other appropriate equitable relief. Without limiting the generality of the foregoing, it is expressly understood that no portion of the demised premises shall be used as, by or for (a) retail operations of any bank, trust company, savings bank, industrial bank, savings and loan association, credit union or personal loan association or other form of entity, (b) a public stenographer or typist, (c) a barber shop, beauty shop, beauty parlor or manicure parlor, (d) telephone or telegraph agency, (e) a telephone, court reporting, stenographic or secretarial service, (f) a messenger service, (g) a travel or tourist agency, (h) an employment agency, (i) a restaurant or bar, (j) a commercial document reproduction or offset printing service, (k) a public vending machines operation, (l) a retail, wholesale or discount shop for sale of books, magazines, audio or video tapes, CD ROM, DVD ROM, Blueray or other devices for the recording or transmitting of audio or visual signals, images, music or speech, electronic equipment and accessories or any other merchandise, (m) a retail service shop, (n) a labor union, (o) a school or classroom, (p) a governmental or quasi-governmental bureau, department or agency, including an autonomous governmental corporation, embassy or consular office of any country or other quasi-autonomous or sovereign organization, whether or not subject to the Foreign Sovereign Immunities Act of 1976, as from time to time amended, or any successor statute, (q) an advertising agency, (r) a firm whose principal business is real estate brokerage, (s) a company engaged in the business of renting office or desk space, (t) any person, organization, association, corporation, company, partnership entity or other agency immune from service or suit in the courts of the State of New York or the assets of which may be exempt from execution by Landlord in any action for damages, (u) a factory of any kind, (v) any use to which increased security costs or insurance premiums payable by Landlord may be attributed, (w) a payroll office or check cashing operation, (x) a clinic, (y) any manufacturing purpose, (z) any illegal purpose or (aa) film, radio or video production or broadcasting studio.

B. Tenant acknowledges that the reputations of the Building and Landlord are critically important to Landlord’s ability to attract and retain tenants. Therefore, Tenant shall not (i) make, publish, broadcast, distribute or otherwise disseminate in any form or by means of any medium or any statement or (ii) organize or participate in any demonstration or other event, which, in either of (i) or (ii), portrays Landlord or the Building in an unfavorable light or subjects Landlord to scorn, disdain, obloquy or ridicule. Furthermore, Tenant shall not assist or facilitate, or cooperate or collaborate with, any person to make any such statement or organize any such demonstration or event. The foregoing covenants are material inducements to Landlord’s entering into this lease. A breach of any of the foregoing covenants by Tenant shall constitute a material default under this lease. Tenant agrees that any such breach would cause irreparable harm to Landlord and/or the Building for which there would be no adequate remedy at law and Landlord shall be entitled to enforce such covenants by injunctive or other appropriate equitable relief. As used in this paragraph, “Landlord” includes the named Landlord herein, its members, officers, directors, partners, principals, managing and/or leasing agents, employees, supervisors, representatives, attorneys, persons and/or entities affiliated with any such person or entity and proximate or remote assignees or successors of any of the foregoing, each of whom is a third party beneficiary hereof. “Tenant” includes the named Tenant herein, its members, directors, officers, partners, agents, representatives, and proximate or remote assignees or successors under this lease. The provisions of this paragraph shall survive the expiration or earlier termination of the term of this lease. Nothing in this Section 1.B shall be deemed to prohibit Tenant from commencing or defending an arbitration hereunder or proceeding by claiming, in good faith, that Landlord has breached an obligation hereunder or from testifying truthfully in any litigation, arbitration, or proceeding when compelled by lawful order, subpoena or regulation to do so.

2.	RENT

A. General: (i) Tenant agrees to pay as rent herein provided at the office of Landlord or such other place as Landlord may designate, in United States legal tender by good and sufficient check drawn on a bank having a branch in the Borough of Manhattan, City of New York, and without any notice (except as may be specifically set forth herein), credit, set off, counterclaim, deduction or reduction whatsoever (except as may be specifically set forth herein), each of the types of rent set forth in this Article 2 and Article 3.

(ii) Any sum, other than fixed annual rent and use and occupancy charges following any holdover, payable hereunder shall be deemed additional rent and due within thirty (30) days after demand or if Landlord is not obligated to make a demand therefor, on the first day of each month following notice of each amount due, unless otherwise specifically provided. Landlord shall have the same rights and remedies provided herein or by law with respect to Tenant’s non-payment of additional rent and any other charge as it has with respect to Tenant’s non-payment of fixed annual rent. Tenant warrants that the obligation to pay rent hereunder, whether any such payment is timely made or not, is an integral part of Tenant’s business and made in the ordinary course thereof.

B. Fixed Annual Rent: (i) There is herein reserved to Landlord for the entire term of this lease fixed annual rent equal to the aggregate amount of the sums hereinafter set forth and/or as calculated (a) in this Article 2 and, (b) if and so long as Landlord provides electricity to the demised premises, in Article 3. Fixed annual rent shall be paid in advance as follows: Commencing on and on the first day of each month throughout the term of this lease, Tenant shall pay to Landlord, without notice, credit, set off, deduction, counterclaim or reduction (except as may be specifically set forth herein), fixed annual rent as follows (except that the first monthly installment of fixed annual rent is being paid upon the execution hereof):

(a) for the period from the Commencement Date through and including the day immediately preceding the five (5) year five (5) month and one (1) week anniversary of the Commencement Date, the amount of $982,864.00 per annum, such amount to be paid in consecutive equal monthly installments of $81,905.33 during such period; and

(b) for the period from the five (5) year five (5) month and one (1) week anniversary of the Commencement Date through and including the Expiration Date, the amount of $1,087,424.00 per annum, such amount to be paid in consecutive equal monthly installments of $90,618.67 during such period.

(ii) Should the Commencement Date occur on any day other than the first day of a month, then the fixed annual rent for the unexpired portion of such month shall be adjusted and prorated on a per diem basis and any overpayment of the first month’s fixed annual rent shall be credited against the next month’s installment of fixed annual rent coming due.

(iii) For so long as Tenant is not in default, beyond any applicable grace or cure period, of any term of this lease (which includes each Exhibit hereto), Tenant shall receive a rent credit against fixed annual rent in the amount of Nine Hundred Forty-One Thousand Nine Hundred Eleven Dollars and Thirty-Three ($941,911.33) Cents, which credit shall be applied, until exhausted, in monthly installments against the first monthly installments of fixed annual rent payable hereunder (until exhausted), except the installment being paid upon execution hereof. If the term of this lease is terminated prior to its stated expiration date for any reason not the result of Landlord’s default, then in addition to all other damages, rights and remedies herein provided and provided by law for Landlord, Landlord shall be entitled to the return of the total amount of the such rent credit theretofore enjoyed by Tenant, which sum shall be deemed additional rent due and owing prior to such termination of the term hereof. The obligation of Tenant to pay such additional rent to Landlord shall survive the termination of the term of this lease. Anything in this paragraph to the contrary notwithstanding, Tenant shall continue to be responsible for paying all additional rent hereunder without any credit, set off, deduction or reduction by reason of this paragraph.

C. Intentionally Deleted.

D. Operating Expenses Escalations: (i) Tenant shall pay to Landlord, as additional rent, operating expense escalation in accordance with this Section 2.D.

(ii) For the purposes of this Section 2.D, the following definitions shall apply:

(a) The term “Base Year” as herein after set forth for the determination of operating expenses escalation, shall mean the calendar year 2013.

(b) The term “The Percentage”, for purposes of computing operating expense escalation, shall mean 2.74 percent (2.74%).

(c) The term “comparative year” shall mean each calendar year commencing on or after January 1, 2014, in which occurs any part of the term of this lease.

(d) The term “Expenses” shall mean the total of all the costs and expenses incurred or borne by Landlord with respect to the operation and maintenance of the Building, and the improvements relating thereto and the services provided tenants therein, including, but not limited to, the costs and expenses incurred for and with respect to: steam and any other fuel; water rates and sewer rents; air-conditioning to the common areas of the building; mechanical ventilation to the common areas; heating the common areas; cleaning of the common areas, by contract or otherwise; window washing (interior and exterior); elevators, escalators; porter and matron service for the common areas or to all tenants of the building; Building electric current (Building electric current shall be deemed, for the purposes of this Section 2.D, to mean all electricity purchased for the Building, except that the parties acknowledge and agree that for the purposes of calculating additional rent under this Section 2.D and irrespective of the actual allocation of electric service between tenants and the Building, fifty (50%) percent of the Building’s payment to the utility company or companies for the provision, supply and distribution to the Building of electricity shall be deemed to be payment for Building electric current); protection and security; lobby decoration; repairs, replacements and improvements which are appropriate for the continued operation of the Building in the same or an improved manner as the Building is operated on the date hereof; expenses (other than capital expenses excluded) below or payable pursuant to Section 44.E); for application fees, consulting, legal, architectural and engineering fees and inspection charges for obtaining or renewing any environmental certification such as LEED (Leadership in Energy and Environmental Design), Green Globes or Energy Star; maintenance; painting of non-

tenant areas; fire, extended coverage, boiler and machinery, sprinkler, apparatus, public liability and property damage, rental and plate glass insurance and any insurance required by a mortgagee or other holder of a Superior Interest (as hereinafter defined) or, if not so required, then to the extent such insurance is carried by owners of buildings comparable to the Building located in the Borough of Manhattan; management fees, supplies, wages, salaries, disability benefits, pensions, hospitalization, retirement plans, and group insurance respecting employees of Landlord (or Landlord’s managing agent the wages, salaries, and benefits for whom Landlord reimburses such agent), up to and including the Building manager (including a pro rata share only of such wages and benefits of employees including Landlord’s engineer, who are employed at more than one building, such pro rata share shall be determined by Landlord in its reasonable judgment and shall be based upon Landlord’s reasonable estimate of the percentage of time spent by such employees at the Building) (the salaries and other benefits aforesaid of such employees servicing the Building shall be comparable to those of employees or agents servicing buildings similar to the Building located in the Borough of Manhattan); uniforms and working clothes for such employees and the cleaning thereof and expenses imposed pursuant to law or to any collective bargaining agreement with respect to such employees; workmen’s compensation insurance, payroll, social security, unemployment and other similar taxes with respect to such employees; contributions to any business improvement district association not deemed to be real estate taxes, or a business improvement district assessment payable pursuant to Section 2.E; legal, accounting and other fees paid to professionals and consultants retained by or on behalf of Building management and (whether currently existing or hereafter established) not excluded pursuant to the following paragraph; and fees or dues paid to professional associations such as the Real Estate Board of New York, Inc. and other associations organized to promote the interests of commercial landlords; and capital expenditures made primarily to reduce Operating Expenses provided, however, such capital expenditures (with an interest factor equal to the prime rate of JPMorgan Chase Bank (or its successors) at the time Landlord incurs said capital expenditure) shall be amortized for purposes of this lease over the period during which the reasonably estimated annual savings in Operating Expense equals or exceeds the annual amortized cost of the applicable expenditures.

The foregoing costs and expenses shall exclude or have deducted from them, as the case may be and as shall be appropriate: Taxes, leasing commissions, managing agents’ fees or commissions in excess of the rates then customarily charged for Building management for buildings of like class salaries, fringe benefits and other compensation of personnel above the grade of Building manager; debt service under any mortgage loan or rent under any underlying or ground lease of the Building; except as hereinafter provided, expenditures for capital improvements except those specifically included above or which under generally applied real estate practice are expensed or regarded as deferred expenses and except for capital expenditures required by law, in either of which cases the cost thereof shall be included in Expenses for the comparative year in which the costs are incurred and subsequent comparative years, amortized on a straight line basis over the period required by generally accepted accounting principles, with an interest factor equal to the prime rate of the JPMorgan Chase Bank, N.A. (or its successors) at the time of Landlord’s having incurred said expenditure; amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses which were previously included in Expenses hereunder; costs of repairs or replacements incurred by reason of fire or other casualty to the extent to which Landlord is compensated therefor through proceeds of insurance, or caused by the exercise of the right of eminent domain; advertising and promotional expenditures; amounts paid pursuant to Article 14 hereof and Article 44 hereof; legal, auditing and other third party fees incurred in connection with disputes with tenants, leasing of any space, actual or anticipated litigation with any individual tenant or group of tenants to enforce any provision of their respective leases; the incremental cost of furnishing services such as overtime HVAC to any tenant for which Landlord is or should have been compensated for by any tenant, including Tenant; costs incurred in performing work or furnishing services for individual tenants (including this Tenant) at such tenant’s expense; and costs of performing work or furnishing services for tenants other than this Tenant at Landlord’s expense to the extent that such work or service is in excess of any work or service Landlord is obligated to furnish to this Tenant at Landlord’s expense or generally to all tenants in the Building at Landlord’s expense; any wages, salaries, fringe benefits and other compensation of Landlord’s employees except as expressly included hereunder; the cost of removing, encapsulating or otherwise abating any asbestos or other hazardous materials in the Building if such hazardous materials are defined and regulated as such under laws existing as of the date hereof; franchise, income, transfer, gains, inheritance, personal property or other tax imposed on Landlord; the cost of the acquisition or installation of any sculpture, paintings or other objects of art; costs incurred with leasing space in the Building including without limitation, brokerage commissions, advertising and promotional expenses, any initial construction work or alterations performed by Landlord for tenants, painting or decorating any area occupied or which may be occupied by a tenant or other occupant; lease concessions, rental abatements, and construction allowances granted to tenants;

costs incurred in connection with the sale, financing or refinancing of the Building, the land on which it is located and the air rights, if any; fines, interest and penalties incurred due to the late payment of Taxes or Operating Expenses (except to the extent attributable to any late payment made by Tenant); organizational expenses associated with the creation and operation of the entity which constitutes Landlord; or any penalties or damages that Landlord pays to Tenant under this lease or to other tenants in the Building under their respective leases.

(e) The “Escalation Statement” shall mean a statement in writing issued by Landlord or the Building’s managing agent, setting forth the amount payable by Tenant for a specified comparative year) pursuant to Section 2.D(v) below.

(iii) If during all or part of the Base Year or any comparative year, Landlord shall not furnish any particular item(s) of work or service (which would constitute an Expense hereunder) to portions of the Building due to the fact that such portions are not occupied or leased, or because such item of work or service is not required or desired by tenant of such portion, or such tenant is itself obtaining and providing such item of work or service, or for other reasons, then, for the purposes of computing the additional rent payable under this Section 2.D, the amount of the Expenses for the Base Year or such comparative year, as the case may be, shall be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services that had not been provided to such portion of the Building Project.

(iv) If there shall be any conflict or ambiguity between any provision of this Section 2.D and Article 14 hereof or of this Section 2.D and Article 44, the provision of Article 14 or Article 44, as the case may be, shall take precedence and be controlling.

(v) If the Expenses for any comparative year shall be greater than the Expenses for the Base Year, Tenant shall pay to Landlord, as additional rent for such comparative year, in the manner hereinafter provided, an amount equal to The Percentage of the excess of the Expenses for such comparative year over the Expenses for the Base Year (such amount being hereinafter called the “Expense Payment”). The first payment of additional rent for the entire first comparative year shall be payable within ten (10) business days after the bill therefor is tendered. Commencing on the first day of the first comparative year and thereafter, all monthly installments of rental shall reflect one-twelfth (1/12th) of the then current annual amount of such adjustment for Expenses plus such additional amount as Landlord estimates in good faith such Expenses shall increase on account of the next ensuing comparative year and such amount shall be payable until a new adjustment becomes effective pursuant to the provisions of this Section 2.D. Within ten (10) business days after the rendering of the next Escalation Statement, Tenant shall pay to Landlord on account of additional rent for the comparative year to which such Escalation Statement relates, an amount equal to the excess of additional rent due on account of increases in Expenses over the amount previously collected on account thereof during the preceding year. If there shall have been a reduction in the Expenses during any ensuing comparative year, the excess of the amount collected by Landlord over the amount paid on account of such comparative year shall be credited against amounts payable by Tenant for the current comparative year (or if the term hereof shall have expired on its stated expiration date, promptly refunded to Tenant, which obligation shall survive the expiration of this lease). If any Escalation Statement is furnished to Tenant after the commencement of such comparative year, there also shall within ten (10) business days be paid by Tenant to Landlord an amount equal to the portion of such monthly adjustments allocable to the part of such comparative year which shall have lapsed prior to the first day of the calendar month next succeeding the calendar month in which said Escalation Statement is furnished to Tenant. The aforesaid monthly payments based on the total Expense Payment for the preceding calendar year or comparative year, as the case may be, shall be adjusted to reflect, if Landlord can reasonably so estimate, known increases in rates or costs, for the current comparative year, applicable to the categories involved in computing Expenses, whenever such increases become known prior to or during such current comparative year.

(vi) Following the expiration of the Base Year and each comparative year and after receipt of necessary information and computations from Landlord’s certified public accountant, Landlord shall submit to Tenant an Escalation Statement, as hereinafter described, setting forth the Expenses for the preceding comparative year, the Expenses for the Base Year, and the Expense Payment, if any, due to Landlord from Tenant for such comparative year under this Section 2.D. The rendition of such statement to Tenant shall constitute prima facie proof of the accuracy thereof.

(vii) The Escalation Statements furnished by Landlord as provided above shall be based on information and computations made for Landlord by a certified public accountant (who may be the accountant now or then employed by Landlord for the audit of its accounts); said certified public accountant may rely on Landlord’s allocations and estimates wherever operating cost allocations or estimates are needed for this Article. The Escalation Statements thus furnished to Tenant shall constitute a final determination as between Landlord and Tenant of the Expenses for the periods represented thereby, unless Tenant within sixty (60) days after the Escalation Statements are furnished, time being of the essence, shall give a notice to Landlord that Tenant disputes the accuracy of the Escalation Statements or its appropriateness, (which notice shall specify the particular respects in which the Escalation Statement is inaccurate or inappropriate and the reasons therefor) and would like to audit Landlord’s books and records to the extent reasonably required as result thereof (including, if so desired by Tenant in connection with the issues raised by Tenant, the right to audit Landlord’s books and records with respect to the Base Year). If such notice is sent and provided Tenant shall not be in monetary or other material default under this lease beyond applicable notice and grace periods, Tenant shall have the right within one hundred twenty (120) days following the giving of such notice to audit the Expense Statement and Landlord’s books and records relating to the Expenses for the comparative year to verify that the Expense Statement and The Operating Expense Percentage thereof have been determined in accordance with the terms of this lease. Any such audit shall be conducted at Landlord’s main accounting office in the tri-state area during regular business hours at Landlord’s reasonable convenience and only after Tenant shall have given Landlord at least ten (10) business days prior written notice. If Landlord and Tenant are unable to mutually agree upon the Expenses payable by Tenant as shown on the Expense Statement within thirty (30) days of such audit by Tenant, either party may refer the decision of the issues raised to a reputable independent firm of certified public accountants mutually and reasonably acceptable to Landlord and Tenant, and the decision of such accountants shall be conclusively binding upon the parties. The fees and expenses of such independent accountants involved in such decision shall be borne by the party whose position is not adopted (or substantially adopted) by such independent accountants. If (a) Landlord’s charges are found to be in error by more than five (5%) percent, Landlord shall also pay the reasonable and customary costs of Tenant’s audit and (b) the independent accountants determine that there should be no adjustment in the Expenses payable by Tenant as shown on the Expense Statement, or that there should be an adjustment in Landlord’s favor, then Tenant shall also pay the reasonable and customary costs incurred by Landlord in connection with Tenant’s audit. In no event shall Tenant have the right to audit Landlord’s books and records more than one (1) time during any twelve (12) month period. Tenant agrees that it shall not divulge or disseminate, or permit to be divulged or disseminated to any other third party other than Tenant’s consultants, attorneys or other professionals or in connection with any litigation or proceeding as provided for in this lease or pursuant to any subpoena, any information learned or observed from reviewing Landlord’s books and records and Tenant and Tenant’s consultants, attorneys or other professionals engaged by Tenant shall enter into a confidentiality agreement with Landlord (in form reasonably acceptable to the parties hereto) in confirmation of the foregoing. Pending the resolution of any such dispute, Tenant shall pay the additional rent to Landlord in accordance with the statements furnished by Landlord. If any sum shall be conclusively determined to be due from Landlord to Tenant pursuant to the provisions of this Article 2D, Landlord shall pay same to Tenant within thirty (30) days following the determination thereof.

E. Tax Escalation: (i) Tenant shall pay to Landlord, as additional rent, tax escalation in accordance with this Section 2.E.

(ii) For the purposes of this Section 2.E, the following definitions shall apply:

(a) The term “applicable tax rate” shall mean the real estate tax rate for any fiscal tax year (or portion thereof) of the City of New York applicable to the Building and the land upon which the Building is situated, sometimes referred to herein as the “Building Project” for the purpose of computing real estate taxes.

(b) The term “base year taxes” shall mean the average of (1) the real estate taxes payable with respect to the Building, any improvements related thereto and the land on which the Building or such other improvements are situated for the 2012/2013 tax year determined by applying the applicable tax rate to the tax year assessment for such tax year and (2) the real estate taxes payable with respect to the Building, any improvements related thereto and the land on which the Building or such other improvements are situated for the 2013/2014 tax year determined by applying the applicable tax rate to the tax year assessment of such tax year.

(c) The term “base tax year” shall mean the 2013 calendar year.

(d) The term “base tax year assessment” means the taxable assessed value (giving effect to any abatement, exemption or credit) of the Building, other improvements related thereto and the land on which the Building is situated for the base tax year.

(e) The term “comparative year” shall mean each calendar year commencing on or after January 1, 2014 all or a portion of which occurs during the term hereof. For purposes of determining the real estate taxes payable for a comparative year, such real estate taxes shall be determined by taking the average of the real estate taxes for the two (2) fiscal years portions of which comprise the period for the applicable calendar year (i.e., to determine the real estate taxes for the 2015 calendar year, the real estate taxes for the tax years 2014/2015 and 2015/2016 would be averaged).

(f) The term “comparative year assessment” shall mean the actual assessed value (without regard or giving effect to any abatement, exemption or credit) of the Building Project for the relevant comparative year for which additional rent under this Section 2.E is being calculated.

(g) The term “comparative year taxes” shall mean the real estate taxes determined by applying the applicable tax rate to the comparative year assessment.

(h) The term “The Percentage” shall mean 2.74 (2.74%) percent.

(i) The term “real estate taxes” shall mean the total of all taxes and special or other assessments levied, assessed or imposed at any time by any governmental authority upon or against the Building Project, any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from the Building Project to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments, or additions or increases thereof, upon or against said Building Project, and all reasonable costs incurred by Landlord to contest any assessment of the Building or any tax, charge, or other imposition levied against it. If, due to a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord in substitution in whole or in part for the real estate taxes, or in lieu of additions to or increases of said real estate taxes (whether or not the enabling legislation states that such tax is in substitution in whole or in part for the real estate taxes, or in lieu of additions to or increases of said real estate taxes) but only to the extent of the amount thereof that would be levied if Landlord’s interest in the Building Project were the only assets of Landlord, then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of “real estate taxes” for the purposes hereof. As to special assessments which are payable over a period of time extending beyond the term of this lease, only a pro rata portion thereof covering the portion of the term of this lease unexpired at the time of the imposition of such assessment, shall be included in “real estate taxes.” If by law, any assessment may be paid in installments, then, for the purposes hereof (a) such assessment shall be deemed to have been payable in the maximum number of installments permitted by law and (b) there shall be included in real estate taxes, for each comparative year in which such installments may be paid, the installments of such assessment so becoming payable during such comparative year, together with interest payable during such comparative year in respect of any such installment.

(j) The term “tax year” means any fiscal tax year of the City of New York.

(k) Where more than one assessment is imposed by the City of New York for any tax year, whether denominated an “actual assessment” or “transitional assessment” or otherwise, then the phrases herein “assessed value” and “assessments” shall mean the actual assessed value (and not the transitional assessed value, taxable assessment or other assessment) designated by the City of New York for any comparative year and the taxable assessment for the base tax year.

(iii) (a) Before or after the start of each comparative year, Landlord shall furnish to Tenant a statement of the comparative year taxes, and a statement of the real estate taxes payable during the base tax year. If the comparative year taxes exceed the base year taxes, additional rent for such comparative year, in an amount equal to The Percentage of the excess, shall be due from Tenant to Landlord, and such additional rent shall be payable by Tenant to Landlord at Landlord’s election (1) within ten (10) business days after receipt of the aforesaid statement or (2) in equal monthly installments each equal to one-twelfth (1/12th) of The Percentage of the excess of the relevant comparative year taxes over the base year taxes, each payable with the monthly installment of fixed annual rent. If such statement is tendered to Tenant after the commencement of any comparative year and Landlord has elected that the relevant excess be paid in accordance with item (2) of the preceding sentence, Tenant shall notwithstanding the terms of item (2) of the preceding sentence pay to Landlord within ten (10) business days after such statement is tendered, a lump sum equal to the product resulting from multiplying The Percentage of such excess of the comparative year taxes over the base year taxes, by a fraction the numerator of which is the number of full and partial months elapsed from the commencement of the relevant comparative year and the denominator of which is twelve (12). Thereafter, Tenant shall commence paying the monthly installments of such additional rent with the next installment of fixed annual rent next due and continue paying pursuant to said item (2) until a subsequent statement with respect thereto is rendered by Landlord. The benefit of any discount for any earlier payment or prepayment of real estate taxes shall accrue solely to the benefit of Landlord, and such discount shall not be subtracted from the real estate taxes payable for any comparative year.

(b) Should the base year taxes be reduced by final determination of legal proceedings, settlement or otherwise, then, the base year taxes shall be correspondingly revised, the additional rent theretofore paid or payable hereunder for all comparative years shall be recomputed on the basis of such reduction, and Tenant shall pay to Landlord as additional rent, within ten (10) business days after being billed therefor, any deficiency between the amount of such additional rent as theretofore computed and the amount thereof due as the result of such recomputations.

(c) As long as Tenant is a tenant and is not in default, beyond applicable periods of notice and grace, of any monetary or material non-monetary obligation hereunder, if Tenant shall have made a payment of additional rent under this Section 2.E and Landlord shall receive a refund of any portion of the real estate taxes paid for any comparative year after the base tax year on which such payment of additional rent shall have been based, as a result of a reduction of such real estate taxes by final determination of legal proceedings, settlement or otherwise, Landlord shall promptly after receiving the refund credit to Tenant The Percentage of the refund less The Percentage of expenses (including reasonable attorneys’ and appraisers’ fees) incurred by Landlord in connection with any such application or proceeding provided the same has not been previously included in the calculation of taxes. If prior to the payment of taxes for the Base Tax Year or any comparative year, Landlord shall have obtained a reduction of the Base Tax Year’s or that comparative year’s assessed valuation of the Building Project, and therefore of said taxes, then the term “real estate taxes” for the Base Tax Year or that comparative year, as the case may be, shall be deemed to include the amount of reasonable expenses incurred by Landlord in obtaining such reduction in assessed valuation, including reasonable attorneys’ and reasonable appraisers’ fees.

(d) The statement of the real estate taxes to be furnished by Landlord as provided above shall be certified by Landlord and shall constitute a final determination as between Landlord and Tenant of the real estate taxes for the periods represented thereby, unless Tenant within sixty (60) days after they are furnished, time being of the essence, shall give a written notice to Landlord that it disputes their accuracy or their appropriateness, which notice shall specify the particular respects in which the statement is inaccurate or inappropriate. If Tenant shall so dispute said statement then, pending the resolution of such dispute, Tenant shall pay the additional rent to Landlord in accordance with the statement furnished by Landlord. Any such dispute under this paragraph D shall be resolved by arbitration in accordance with Article 40 hereof.

(e) Additionally, Tenant shall pay to Landlord, on demand, a sum equal to The Percentage of any business improvement district (whether currently existing or established at any time hereafter) assessment payable with respect to or imposed upon Landlord and/or the Building in any year.

F. No Right to Apply Security: Tenant shall not have the right to apply any security deposited to assure Tenant’s faithful performance of Tenant’s obligation hereunder to the payment of any installment of fixed annual rent or additional rent.

G. No Reduction in Fixed Annual Rent, Etc.: In no event shall the fixed annual rent under this lease be reduced by virtue of any decrease in the amount of any additional rent payment under this Article or any other provision of this lease. If Landlord receives from Tenant any payment less than the sum of the fixed annual rent and additional rent then due and owing pursuant to this lease, Tenant hereby waives its right, if any, to designate the items to which such payment shall be applied and agrees that Landlord in its sole discretion may apply such payment in whole or in part to any fixed annual rent, additional rent, any other charge payable hereunder or to any combination thereof then due and payable hereunder. Unless Landlord shall otherwise expressly agree in writing, acceptance of any portion of the fixed annual rent or additional rent from anyone other than Tenant shall not relieve Tenant of any of its other obligations under this lease, including the obligation to pay other fixed annual rent and additional rent, and Landlord shall have the right at any time, upon notice to Tenant, to require Tenant (rather than someone other than Tenant) to pay the fixed annual rent and additional rent payable hereunder directly to Landlord. Furthermore, such acceptance of fixed annual rent and additional rent shall not be deemed to constitute an assignment of this lease, a subletting of the demised premises or Landlord’s consent to an assignment of this lease or a subletting or other occupancy of the demised premises by anyone other than Tenant, nor a waiver of any of Landlord’s rights or Tenant’s obligations under this lease.

H. Partial Comparative Year: If the Commencement Date shall occur during a comparative year commencing prior to the term hereof, then the additional rent due under any paragraph of this Article for the first comparative year (as defined in the relevant paragraph) shall be a proportionate share of said additional rent for the entire comparative year, said proportionate share to be based upon the length of time that the lease term will be in existence during such first comparative year. Upon the date of any expiration or termination of this lease (except termination because of Tenant’s default) whether the same be the date herein above set forth for the expiration of the term or any prior or subsequent date, a proportionate share of said additional rent for such comparative year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if it was not theretofore already billed and paid. The said proportionate share shall be based upon the length of time that this lease shall have been in existence during such comparative year. Landlord shall, as soon as reasonably practicable, compute the additional rent due from Tenant, as aforesaid, which computations shall either be based on that comparative year’s actual figures or be an estimate based upon the most recent statements theretofore prepared by Landlord and furnished to Tenant as may be required under any paragraph in this Article. If an estimate is used, then Landlord shall cause statements to be prepared on the basis of the comparative year’s actual figures promptly after they are available, and thereupon, Landlord and Tenant shall make appropriate adjustments of any estimated payments theretofore made, including any refund that may be due Tenant hereunder.

I. ICAP:

(i) For the purposes of this Section 2.I, the following definitions shall apply:

(a) The term “DLS” shall mean the Division of Labor Services of the DOBS or any successor agency to or hereafter becoming responsible for all or any relevant function of DLS as such functions relate to ICAP.

(b) The term “DOBS” shall mean the New York City Department of Business Services or any successor agency to or hereafter becoming responsible for all or any relevant function of DOBS as such functions relate to ICAP.

(c) The term “DOF” shall mean the New York City Department of Finance or any successor agency to or hereafter becoming responsible for all or any relevant function of DOF as such functions relate to ICAP.

(d) The term “DSBS” shall mean the New York City Department of Small Business Services or any successor agency to or hereafter becoming responsible for all or any relevant function of DSBS as such functions relate to ICAP.

(e) The term “ICAP” shall mean Industrial and Commercial Abatement Program or any successor to alternate program to the Industrial and Commercial Incentive Program as constituted on the date of this lease.

(ii) Landlord hereby notifies Tenant that Landlord has availed or intends to avail itself of certain exemptions and/or abatements of real estate taxes under the ICAP in connection with certain renovations and improvements made or to be made to the Building. Tenant agrees to comply with all rules and regulations of the ICAP including, but not limited to, the filing requirements of the DOF, the DSBS and the DOBS and its DLS and to cooperate with Landlord in Landlord’s compliance with the rules, regulations and requirements promulgated in connection with the ICAP by an of such departments or divisions or otherwise pursuant to law. In connection therewith, all of Tenant’s construction managers, contractors and subcontractors employed in connection with work performed by or on behalf of Tenant at the Building shall be contractually required by Tenant to comply with DSBS and DOBS and DLS and any other requirements applicable to construction projects benefiting from the ICAP. Such compliance, as of the date hereof, includes the following: the submission and approval of a Construction Employment Report, attendance, as requested by Landlord, at a pre-construction conference with representatives of DSBS and adherence to the provisions of Article 22 of the ICAP Rules and Regulations, the provisions of the New York City Charter, the provisions of Sections 11-256 through 11-267 of the Administrative Code of the City of New York and the provisions of Executive order No. 50 (1980) and cooperation with Landlord with respect to Landlord’s application to obtain the ICAP exemption and/or abatements and the implementation of the ICAP through the period that the program shall be in effect. Furthermore, at Landlord’s request as may be necessary to comply with ICAP rules, Tenant shall (a) direct its architect or engineer to prepare a narrative description of the project with a construction budget to be submitted to Landlord, (b) report annually to Landlord the number of workers permanently engaged in employment in the demised premises, the nature of each worker’s employment, and to the extent applicable, the New York City residency of each worker, (c) provide access to the demised premises by employees and agents of the Department (as such term is defined in the ICAP rules and regulations) at all reasonable times on reasonable prior notice, (d) enforce the contractual obligations of Tenant’s construction managers, contractors, and subcontractors to comply with the DSBS requirements and any other requirements applicable to the Industrial and Commercial Incentive Program (e) submit required ICAP documentation which shall include copies of blueprints, plans and building permits, (f) furnish to Landlord (and cause its contractors and subcontractors to so furnish), simultaneously with the submission to any agency administering the ICAP, copies of all documents submitted by Tenant or required to be submitted by Tenant in connection with the ICAP (and cause its contractors and subcontractors to do the same) and (g) submit to Landlord on completion of the work, an architect’s letter of completion, a summary by trade of the costs incurred completing such work, certified by a reputable, independent certified public accountant.

3.	ELECTRICITY

A. The parties agree, electricity distribution shall initially be on a “submetering” basis. If for any reason beyond Landlord’s control, including action by government or other authority asserting jurisdiction over the matter, a majority of the other office tenants of the Building, including Tenant, no longer can so obtain its electricity supply on a “submetering” basis, then and in such event Landlord will redistribute to Tenant the electricity for the demised premises, on a “rent inclusion” basis, as hereinafter provided.

B. Rent Inclusion: (i) If and so long as Landlord provides electricity to the demised premises on a rent inclusion basis, Section 3.C below shall not apply and Tenant agrees that the fixed annual rent shall be increased by the amount of the Electricity Rent Inclusion Factor (“ERIF”), as hereinafter defined, determined from time to time and by the amounts as hereinafter determined. Tenant acknowledges and agrees (a) that the fixed annual rent set forth in Article 2 of this lease does not yet, but, if Landlord is required to discontinuing the distribution of electricity on a “submetering” basis, is to, at such time, include initially an ERIF of $3.00 dollars per rentable square foot per annum to compensate Landlord for electrical wiring and other installations necessary for, and for its obtaining and making available to Tenant the redistribution of electric current as an additional service; and (b) that said ERIF, which shall be subject to periodic adjustments as hereinafter provided, has been partially based upon an estimate of Tenant’s connected electrical load, which shall be deemed to be the demand (KW), and hours of use thereof, which shall be deemed to be the energy (KWH) for ordinary lighting and light office equipment and the operation of typical small business machines, including copying machines, personal computers and peripheral equipment such as printers, telephone switching equipment and facsimile transmission machines (such lighting, machines and equipment are hereinafter called “Ordinary Equipment”) for forty-five (45) hours per week during the hours 8:00 a.m. to 5:00 p.m., Mondays through Fridays, including holidays (“ordinary business hours”), with Landlord providing an average connected load of six (6) watts of electricity for all purposes per usable square foot, which shall be the maximum electric service Landlord shall be obligated to redistribute to the demised premises. Any installation and use of equipment other than Ordinary Equipment and/or any connected load and/or any energy usage by Tenant in excess of the foregoing shall result in adjustment of the ERIF as hereinafter provided.

(ii) If the cost to Landlord of electricity shall have been, or shall be, increased subsequent to April 30 of the year in which this lease is dated (whether such change occurs prior to or during the term of this lease), due to (a) any change in costs or fees paid by Landlord under any agreement for the supply and/or distribution of electricity to the Building or electric rates or service classifications applicable to Landlord, (b) any increase, subsequent to the last such electric rate or service classification change, in market prices, in fuel adjustments or charges of any kind, (c) any taxes, imposed or which may be imposed on Landlord’s electricity purchases, or on Landlord’s electricity redistribution, or (d) by virtue of any other reason or cause, then the ERIF, which is a portion of the fixed annual rent, shall be changed in the same percentage as any such change in cost due to changes in costs or fees paid by Landlord under any agreement for the supply and/or distribution of electricity to the Building or electric rates, service classifications, or market prices and, also, Tenant’s payment obligation for electricity redistribution shall change from time to time so as to reflect any such increase in any of the items listed in (a) through (d) of this paragraph from the date of any such increase (which may be billed retroactively). Sales taxes collectible by Landlord under applicable law in connection with the sale or re-distribution of electricity to Tenant shall be paid by Tenant to Landlord as additional rent when billed. Any such percentage change in Landlord’s cost due to changes in costs reflected in the matters referred to in (a) through (d) above shall be computed by the application of the average consumption (energy and demand) of electricity for the entire Building for the twelve (12) full months immediately prior to the effective date of any such increase in costs or any changed methods of or rules for billing for same, on a consistent basis to the new rate and/or service classification and/or cost to the immediately prior existing rate and/or service classification and/or cost. If the average consumption of electricity for the entire Building for said prior twelve (12) months cannot reasonably be applied and used with respect to changed methods of or rules on billing, then the percentage increase shall be computed by the use of the average consumption (energy and demand) for the entire Building for the first three (3) months after such change, projected to a full twelve (12) months, so as to reflect the different seasons; and that same consumption, so projected, shall be applied to the rate and/or service classification and/or cost which existed immediately prior to the change. The parties agree that a reputable electrical consultant selected by Landlord (hereinafter referred to as “Landlord’s electrical consultant”) shall determine the percentage change for the changes in the ERIF as hereinabove provided, and that Landlord’s electrical consultant may from time to time make surveys in the demised premises of the electrical equipment and fixtures and the use of current. If any such survey shall reflect a connected electrical load (i.e., the sum of the continuous power ratings of all load-consuming apparatus, equipment, and devices which are or can be connected simultaneously to the Building’s electrical supply service) in the demised premises in excess of four and one-half (4  1⁄2) watts of electricity for all purposes per usable square foot and/or energy usage in excess of ordinary business hours (each such excess is hereinafter called “excess electricity”), then the connected load and/or the hours of use portion(s) of the then existing ERIF shall each be increased by an amount which is equal to a fraction of the then existing ERIF, the numerator of which is the excess electricity (i.e., excess connected load and/or excess usage) and the denominator of which is the connected load and/or the energy usage which was the basis for the computation of the then existing ERIF. Such fractions shall be determined by Landlord’s electrical consultant. The fixed annual rent shall then be appropriately adjusted, effective as of the date of any such change in connected load and/or usage, as disclosed by said survey. If such survey shall disclose installation or presence in the demised premises of other than Ordinary Equipment, then effective as of the date of said survey, there shall be added to the ERIF portion of the fixed annual rent (computed and fixed as hereinbefore described) an additional amount equal to what would be paid by Tenant for such load and usage of electricity (with the connected electrical load (as heretofore defined) deemed to be demand (KW) and the hours of use thereof deemed to be energy (KWH) as hereinbefore provided) under the rates or charges in effect and payable by Landlord as of April 30 of the year in which this lease is dated, which additional amount shall be further increased by all electricity cost charges to Landlord, as hereinabove provided from April 30 of the year in which this lease is dated through the date of billing.

(iii) In no event, whether because of surveys or for any other reason, is the per rentable square foot ERIF portion of the fixed annual rent (however increased as provided herein) in effect at any time to be reduced.

C. Submetering: (i) For the purposes of this Section 3.C, the following definitions shall apply:

(a) “Landlord’s Cost” for redistributed electricity means the product of (1) Landlord’s Cost Rates for the relevant Utility Billing Period multiplied by (2) Tenant’s electricity consumption (i.e., energy and demand) based on the meter readings referred to below.

(b) “Landlord’s Cost Rates” means the sum of Landlord’s Electricity Consumption Cost and Landlord’s Electricity Demand Cost.:

(c) “Landlord’s Electricity Consumption,” for any given Utility Billing Period means the number of kilowatt-hours of electricity consumed in and for the Building (including, without limitation, common areas, tenantable areas and mechanical areas) during said Utility Billing Period, as indicated on the applicable utility bills.

(d) “Landlord’s Electricity Consumption Cost,” (Landlord’s cost per KWH) for any given Utility Billing Period means the amount arrived at by dividing (x) Landlord’s KWH cost, as indicated on the applicable utility bills (inclusive of any taxes, including any taxes included in the computation of said utility bills) for Landlord’s Electricity Consumption for said Utility Billing Period, inclusive of any fuel adjustments or rate adjustments contained in said utility bill allocable to Landlord’s Electricity Consumption, by (y) Landlord’s Electricity Consumption (KWH) as indicated on said bills.

(e) “Landlord’s Electricity Demand,” for any given Utility Billing Period means the number of kilowatts of electricity demanded in and for the Building (including, without limitation, common areas, tenantable areas and mechanical areas) during said Utility Billing Period, as indicated on the applicable utility bill.

(f) “Landlord’s Electricity Demand Cost” (Landlord’s Cost per KW) for any given Utility Billing Period means the amount arrived at by dividing (x) Landlord’s KW cost, as indicated on the applicable utility bill (inclusive of any taxes, including any taxes included in the computation of said utility bill) for Landlord’s Electricity Demand for said Utility Billing Period, inclusive of any rate adjustments contained in said utility bill allocable to Landlord’s Electricity Demand (provided that same have not been included in the computation of Landlord’s Electricity Consumption Cost), by (y) Landlord’s Electricity Demand (KW) as indicated on said bill.

(g) “Utility Billing Period” means the respective period of electricity consumption and demand for which Landlord is charged on each successive bill from the utility company furnishing electricity to the Building.

(ii) Subject to the provisions of this lease, Landlord shall provide electricity to the demised premises (with Landlord providing an average connected load of six (6) watts of electricity for all purposes per usable square foot (exclusive of electricity provided to support up to fifty (50) tons of base building HVAC), which shall be the maximum electric service Landlord shall be obligated to redistribute to the demised premises) on a submetering usable basis throughout the term hereof. Tenant covenants and agrees to purchase the same from Landlord or Landlord’s designated agent at Landlord’s Cost plus seven (7%) percent thereof. Where more than one meter measures the service of Tenant in the Building, the KWH and KW recorded by each meter shall be added and the aggregate shall be billed as if measured by a single meter. Bills therefor shall be rendered at such times as Landlord may elect and the amount, as computed from a meter or meters and determined by Landlord’s electrical consultant in accordance with this Article, shall be deemed to be, and be paid as, additional rent. For purposes of determining Landlord’s Electricity Consumption Cost and Landlord’s Electricity Demand Cost, each amount appearing on any utility bill for demand, energy, fuel or rate adjustments shall be taken into account (where it cannot be determined from the utility bill whether such amount relates to consumption or to demand, it shall be deemed to relate to demand). If any submeter shall measure Tenant and any other tenant’s consumption of electricity, the cost of all such electricity consumption shall be allocated among Tenant and all other tenants whose electricity consumption is being measured by such submeter based upon the ratio of rentable square feet (as measured using the same methodology as used to calculate the rentable square feet in the demised premises for the purposes of this lease) in each of the demised premises and those portions of such other tenants’ premises served by such submeter bears to the total number of rentable square feet served by such submeter.

D. General Conditions: (i) All determinations (which may be presented or communicated in the form of any invoice, report, survey or letter modification to Tenant) (including, without limitation, the methodology employed) by Landlord’s electrical consultant pursuant to Section 3.B(ii) hereof shall be binding and conclusive on Landlord and on Tenant from and after the delivery of a copy of each presentation or communication of the relevant determination to Tenant, unless, within sixty (60) days after delivery thereof, time being of the essence, Tenant notifies Landlord that Tenant disputes such determination (including, without limitation, any disagreement over the methodology employed by Landlord’s electrical consultant) by hand delivery of a written notice of such dispute to the office of Landlord’s managing agent in the Building. If Tenant so disputes any such determination it shall, within thirty (30) days after delivery of the notice of dispute to Landlord’s managing agent at its office in the Building as provided in the preceding sentence of this Section 3.D(i), at Tenant’s own expense, obtain from a reputable, independent electrical consultant Tenant’s own determinations in accordance with the provisions of this Article and deliver a copy of the determination (showing all calculations, data and describing all assumptions and criteria used to make the determination) made by Tenant’s consultant to Landlord by hand delivery thereof to the office of Landlord’s managing agent in the Building. Tenant’s consultant and Landlord’s electrical consultant then shall seek to agree on the disputed items set forth in Tenant’s notice to Landlord and remaining in dispute following delivery of determinations of Tenant’s consultant to Landlord’s managing agent. If they cannot agree within thirty (30) days after the delivery of Tenant’s determination as provided above to Landlord, they shall choose a third reputable electrical consultant, whose cost shall be shared equally by the parties, to make similar determinations that shall be controlling. If they cannot agree on such third consultant within ten (10) days, then either party may apply to the Supreme Court in the County of New York for such appointment. TENANT AGREES IF TENANT SHALL FAIL TO DISPUTE WITHIN THE AFORESAID SIXTY (60) DAY PERIOD ANY DETERMINATION BY LANDLORD’S ELECTRICAL CONSULTANT, ANY CALCULATION OR THE METHODOLOGY EMPLOYED BY LANDLORD’S ELECTRICAL CONSULTANT TO MAKE ANY CALCULATION OR SHALL FAIL TO COMPLY WITH ANY OTHER TIME PERIOD SET FORTH IN THIS SECTION 3.D (E.G., THE THIRTY (30) DAY PERIOD TO DELIVER TENANT’S OWN DETERMINATION AS AFORESAID), TIME BEING OF THE ESSENCE, TENANT SHALL HAVE IRREVOCABLY AND CONCLUSIVELY WAIVED THE RIGHT TO DISPUTE THE RELEVANT DETERMINATION, CALCULATION OR METHODOLOGY OF LANDLORD’S ELECTRICAL CONSULTANT. THE FACT THAT LANDLORD’S ELECTRICAL CONSULTANT IS OR HAS BEEN EMPLOYED BY OR IS OR HAS BEEN RETAINED BY LANDLORD OR LANDLORD’S AFFILIATES TO PERFORM SERVICES FOR IT OR THEM (AND IRRESPECTIVE OF HOWEVER LONG SUCH RELATIONSHIP MAY HAVE EXISTED), SHALL NOT BE A REASON TO DISPUTE (OR BE A DEFENSE TO) ANY DETERMINATION MADE BY SUCH LANDLORD’S ELECTRICAL CONSULTANT OR DISQUALIFY LANDLORD’S CONSULTANT FROM PERFORMING ANY ACT OR SERVICE CONTEMPLATED BY THIS ARTICLE 3.

(ii) As a condition to Tenant’s right to initiate and maintain any such dispute of any determination, bill or charge made or rendered by or for the benefit of Landlord, Tenant shall pay to Landlord the amount of additional rent or ERIF in accordance with the determinations made by Landlord’s electrical consultant or pursuant to any other Landlord’s bill until any such dispute has been finally determined in accordance with procedures specified in this Section 3.D. If the controlling determinations differ from Landlord’s electrical consultant or Landlord’s bill or charge, then the parties shall promptly make adjustment for any deficiency owed by Tenant or overage paid by Tenant.

(iii) At the option of Landlord, Tenant agrees to purchase from Landlord or its agents all lamps and bulbs used in the demised premises and to pay for the cost of installation thereof. Landlord shall install, maintain, repair and, if necessary, replace any meter or sub-meter measuring Tenant’s consumption of electricity in the demised premises provided, however, if any such repair or replacement is necessitated by the acts or omissions of Tenant, its employees, agents or contractors, then Tenant shall pay as additional rent hereunder all sums incurred by Landlord to repair or replace any meter or sub-meter serving the demised premises. If all or part of the submetering additional rent or the ERIF payable in accordance with this Article becomes uncollectable or reduced or refunded by virtue of any law, order or regulation, the parties agree that, at Landlord’s option, in lieu of submetering additional rent or ERIF, and in consideration of Tenant’s use of the Building’s electrical distribution system and receipt of redistributed electricity and payment by Landlord of consultants’ fees and other redistribution costs, the fixed annual rental rate(s) to be paid under this lease shall be increased by an “alternative charge” which shall be a sum equal to $3.00 per rentable square foot of the demised premises per year, changed in the same percentage as any increases in the cost to Landlord for electricity for the entire Building subsequent to April 30 of the year in which this lease is dated because of electric rate or service classification or market price changes, as hereinabove provided. Notwithstanding anything herein set forth to the contrary, additional rent under this Article shall commence on the date that Landlord tenders possession of the demised premises to Tenant. If Tenant is to be billed on an ERIF basis and Tenant has not commenced business in the demised premises or is performing its work for its initial installation or if Tenant is to be billed on a submeter basis and such submeter or submeters to measure Tenant’s KW and KWH has not or have not been not been installed and/or is not or are not yet functioning, Tenant shall pay for the distribution of electric power and use of Landlord’s facilities to provide electrical power to the demised premises, a charge equal to the amount that results from (a) multiplying $3.00 by the number rentable square feet within the demised premises, (b) dividing such result by 360 and (c) multiplying the result of (ii) by the number of days until Tenant commences occupancy in the demised premises for its business or the appropriate submeter(s) are installed and are functioning. The charge referred to in the preceding sentence shall be subject to increase based on the same formula as would be applied to ERIF billing subsequent to April 30 of the year in which this Lease is executed as if said $3.00 per rentable square foot were the initial ERIF hereunder.

(iv) Landlord shall not be liable to Tenant for any loss or damage or expense that Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the Building or the risers or wiring installation. Tenant agrees not to connect any additional electrical equipment to the Building electric distribution system which shall increase consumption or demand beyond the capacity and rating of the electrical system directly servicing the demised premises without the Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Any riser or risers to supply Tenant’s electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord’s sole judgment, there is adequate room for such installation and thereafter will be adequate space for Landlord’s future needs, the same are necessary and will not cause permanent damage or injury to the Building or demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers, Landlord will also at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions. In consideration of Landlord’s consent to the installation of such risers and other equipment and the distribution to the demised premises of additional electrical power as requested by Tenant, Landlord shall be paid, as additional rent, a one-time “connection” or “tap-in” fee on a per amp or per KW basis (as determined by Landlord) in an amount comparable to fees then being charged by Landlord to other tenants of the Building for similar consents or if there is no comparable fee at such time, in an amount determined by landlord to be competitive to fees being charged by landlords of comparable buildings in Manhattan for similar purposes but in no case less than one thousand ($1,000) dollars per amp. The parties acknowledge that they understand that it is anticipated that electric rates, charges, etc., may be changed by virtue of time-of-day rates, or other methods of billing, electricity purchases and the redistribution thereof, and fluctuations in the market price of electricity, and that the references in the foregoing paragraphs to changes in methods of or rules on billing are intended to include any such change. Anything herein above to the contrary notwithstanding, in no event is the submetering additional rent or ERIF, or any “alternative charge”, to be less than an amount equal to the total of Landlord’s payments to public utilities and/or others for the electricity consumed by Tenant (and any taxes on Landlord’s purchase of the same or on redistribution of same) plus seven (7%) percent for transmission line loss and for Landlord’s overhead, supervision and other redistribution costs. Landlord reserves the right, at any time upon thirty (30) days’ written notice, to change its furnishing of electricity to Tenant from a rent inclusion basis to a submetering basis, or vice versa provided such change is being made to a majority of the other office tenants of the Building. Landlord reserves the right to terminate the furnishing of electricity on a rent inclusion, submetering, or any other basis at any time, provided such termination is applicable to a majority of the other office tenants of the Building, upon thirty (30) days’ written notice to Tenant, in which event Tenant may make application directly to the public utility and/or other providers for Tenant’s entire separate supply of electric current and Landlord shall permit its wires and conduits, to the extent available and safely capable, to be used for such purpose and only to the extent of Tenant’s then authorized connected load. Any meters, risers or other equipment or connections necessary to furnish electricity on a submetering basis or to enable Tenant to obtain electric current directly from such utility shall be installed at Tenant’s sole cost and expense. Only rigid conduit or electricity metal tubing (EMT) will be allowed. Landlord, upon the expiration of the aforesaid thirty (30) days’ written notice to Tenant may discontinue furnishing the electric current but this lease shall otherwise remain in full force and effect. Notwithstanding anything herein set forth to the contrary, the ERIF in effect at any time shall be for all purposes (including, without limitation, the computation of rent escalations under Section 2.B) to be a portion of fixed annual rent. If Tenant was provided electricity on a rent inclusion basis when it was so discontinued, then commencing when Tenant receives such direct service and as long as Tenant shall continue to receive such service, the fixed annual rental rate payable under this lease shall be reduced by the amount of the ERIF which was payable immediately prior to such discontinuance of electricity on a rent inclusion basis.

(v) Landlord may, from time to time, following the expiration of the twelfth (12th) full month of the term of this lease (but not more frequently than three (3) times in any ninety (90) day period during any calendar year), cause Landlord’s electrical consultant to determine Tenant’s electrical requirements for the demised premises over the twelve (12) months immediately preceding each such determination. If Landlord’s electrical consultant shall determine that Tenant’s electrical requirements are less than the electrical capacity then available or which Landlord is responsible hereunder to provide to the demised premises, including electrical capacity necessary to properly operate the HVAC equipment located in the demised premises, then Landlord may, in its sole discretion, at any time following the fifteenth (15th) day after giving Tenant notice (hereinafter referred to as the “Electric Recapture Notice”) of Landlord’s intent to do so, recapture any excess electrical capacity then so determined to exist, unless Tenant shall have objected to such recapture in the manner hereinafter provided within such fifteen (15) day period, time being of the essence. The Electric Recapture Notice shall be (a) given not later than six (6) months following the determination of such excess capacity and (b) accompanied by an explanation in reasonable detail of how the determination of such excess capacity was made. Any objection to such recapture of excess electrical capacity shall be in writing specifying in reasonable detail the reasons for such objection, including, without limitation, calculations of Tenant’s electrical requirements prepared by a licensed electrical engineer. Any such dispute shall be resolved pursuant to the dispute resolution provisions of Section 3.D(i) above. If it then shall be determined that excess capacity exists, such excess capacity may forthwith be recaptured by Landlord. Tenant acknowledges that the purpose of this paragraph (v) is to foster conservation of electric consumption in the Building and to reserve electric capacity in the Building for future planning and leasing and that Landlord’s recapturing such excess capacity or imposing such fee is a reasonable means to accomplish such goals.

(vi) Tenant acknowledges that amounts payable pursuant to this Article 3 are not intended merely to reimburse Landlord for Landlord’s actual costs.

(vii) Notwithstanding anything herein set forth to the contrary, if permitted by law, Landlord may contract separately with one or more other providers (each hereinafter referred to as an “Alternative Service Providers”) to provide one or more of the component services which together make up the entire package of electric service (e.g., transmission, generation, distribution and ancillary services) to the Building. If Landlord elects to contract with another Alternative Service Provider, Tenant shall cooperate with Landlord and each such Alternative Service Provider to effect any change to the method or means of providing and distributing electricity service to the demised premises or any other portion of the Building by reason of such change in the provision of electricity. Such cooperation shall include but not be limited to providing Landlord or any such Alternative Service Provider and any other person, upon prior notice, unimpeded access to the demised premises and to all wiring, conduit, lines, feeders, cable and risers, electricity panel boxes and any other component of the electrical distribution system within or adjacent to the demised premises. Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if such change shall interfere with Tenant’s business or either the quantity or character of electric service is changed, interrupted or is no longer available or suitable for Tenant’s requirements by reason of such change in the provision of electric service nor shall any such interference, change, interruption, unavailability or unsuitability constitute an actual or constructive eviction of Tenant or cause the ERIF portion of the fixed annual rent (however increased as provided herein) in effect at any time to be reduced. Notwithstanding the foregoing, Landlord shall take all commercially reasonable steps to minimize any interference with Tenant’s normal business operations in connection with any such access to minimize the duration of any interruption or unavailability of service provided, however, no such work need be performed on an overtime or premium pay basis.

4.	ASSIGNMENT AND SUBLETTING

A. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this lease, nor underlet, or suffer or permit the demised premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance, which consent Landlord may withhold for any or no reason whatsoever, except as may hereinafter be provided. The direct or indirect transfer of the beneficial or record ownership of (a) a majority of the issued and outstanding capital stock of any corporate tenant or subtenant of this lease or (b) a majority of the total equity or voting interests or rights in any partnership or limited liability company tenant or subtenant or any other form of entity or organization, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, or the conversion of a tenant or subtenant entity to another form of entity including, without limitation, a limited liability company or a limited liability partnership, or a transfer of control of any entity shall, in each case, be deemed an assignment of this lease or of such sublease. The merger or consolidation of a tenant or subtenant, whether a corporation, partnership, limited liability company or other form of entity or organization, shall be deemed an assignment of this lease or of such sublease. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord’s prior written consent in each instance. A material modification, material amendment or any extension of a sublease shall be deemed a sublease. If any lien is filed against the demised premises or the Building of which the same form a part for brokerage services claimed to have been performed for Tenant, whether or not actually performed, the same shall be discharged by Tenant within thirty (30) days thereafter, at Tenant’s expense, by filing the bond permitted by law, or otherwise, and paying any other necessary sums, and Tenant agrees to indemnify Landlord and its agents and hold them harmless from and against any and all claims, losses or liability resulting from such lien for brokerage services rendered. For the purposes of this Article, an “interest” shall mean an estate, license, easement, use, profit or other claim with respect to real property or a right to participate, directly or indirectly, through one or more intermediaries, nominees, trustees or agents, in the decision making respecting any entity or other organization or any of the profits, losses, dividends, distributions, income, gain, losses or capital of any entity or other organization.

B. If Tenant desires to assign this lease (other than to a “Permitted Transferee,” as defined herein), or sublet all or substantially all of the premises (other than to a “Permitted Transferee,” as defined herein) for all or substantially all of the remainder of the term hereof, then Tenant shall give written notice of such desire to Landlord (the “Disposition Notice”) and Tenant shall be obligated to obtain Landlord’s consent with respect thereto. The Disposition Notice shall: (i) with respect to a proposed assignment of this lease, identify the date on which Tenant desires to have such assignment be effective (the “Assignment Effective Date”); or (ii) with respect to a proposed subletting of all or substantially all of the demised premises for all or substantially all of the balance of the term hereof, identify the following: (A) the square footage and location of the portion of the premises Tenant proposes to sublease, and (B) the date on which Tenant desires to have such subletting be effective (the “Sublease Effective Date”) and the proposed expiration date thereof. Within thirty (30) days after Landlord’s receipt of the Disposition Notice with respect to a proposed assignment of this lease, Landlord shall have the right, exercisable by written notice to Tenant, to accelerate the Expiration Date to the Assignment Effective Date (the “Assignment Recapture Right”). Within thirty (30) days after Landlord’s receipt of the Disposition Notice with respect to a proposed subletting of all or substantially all of the demised premises for all or substantially all of the balance of the term hereof, Landlord shall have the right, exercisable by written notice to Tenant, to terminate this lease as to such proposed sublet space (the “Recapture Space”) as of the Sublease Effective Date (the “Sublet Recapture Right”; the Assignment Recapture Right and Sublet Recapture Right are sometimes collectively referred to as the “Recapture Right”). If Landlord exercises the Sublet Recapture Right, then (1) Tenant shall, at its sole cost and expense, separately demise the remaining portion of the Premises from the Recapture Space; and (2) as of the Sublease Effective Date Tenant shall have no obligations under this lease with respect to the Recapture Space. If Tenant desires to sublease less than all or substantially all of the demised premises, or if the term of any proposed sublease is for less than all or substantially all of the balance of the term of this lease, then Landlord will not be permitted to recapture the subject portion of the demised premises but Tenant will nevertheless be obligated to obtain Landlord’s consent to such proposed sublease on the terms provided herein. For purposes hereof, (x) the term “all or substantially all” of the demised premises shall mean at least eighty (80%) percent of the rentable square footage of the demised premises and (y) the term “all or substantially all of the balance of the term” of this lease shall mean a proposed sublease the expiration date of which extends into the last twelve (12) months of the term of this lease.

C. If Tenant requests Landlord’s consent to a specific assignment or subletting, or in any other circumstance where Tenant is required to provide the information described in this Section 4.C, Tenant shall submit in writing to Landlord (a) the name and address of the proposed assignee or subtenant, (b) a duly executed counterpart of the proposed agreement of assignment or sublease, (c) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or subtenant, and as to the nature of its proposed use of the space, and (d) banking, financial or other credit information relating to the proposed assignee or subtenant reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or subtenant.

D. If Landlord shall not have accepted Tenant’s offer, as provided in Section 4.B, then Landlord will, subject to Section 4.F below, not unreasonably withhold, condition or delay its consent to Tenant’s request for consent to such specific assignment or subletting. Any consent of Landlord under this Article shall be subject to the terms of this Article and the effectiveness of any assignment or sublease under this Article shall be conditioned upon there being no default by Tenant, beyond any grace period, under any of the monetary or material non-monetary terms, covenants and conditions of this lease at the time that Landlord’s consent to any such subletting or assignment is requested and on the date of the commencement of the term of any proposed sublease or the effective date of any proposed assignment.

E. Tenant understands and agrees that no assignment or subletting shall be effective unless and until Tenant, upon receiving any necessary Landlord’s written consent (and unless it was theretofore delivered to Landlord) causes a duly executed copy of the sublease or assignment to be delivered to Landlord within ten (10) days after execution thereof. Any such sublease shall provide that the subtenant shall comply with all applicable terms and conditions of this lease to be performed by Tenant hereunder. Any such assignment of lease shall contain an assumption by the assignee of all of the terms, covenants and conditions of this lease to be performed by Tenant. Neither the listing of a name other than that of Tenant, whether on the doors of the demised premises, the building directory or otherwise, nor the issuance of an ID badge or building pass shall vest any right or interest in this lease or the demised premises and shall not be deemed to be the consent of Landlord to any assignment or transfer of this lease, to any sublessee or licensee of the demised premises, or to any use or occupancy thereof by anyone not Tenant.

F. Anything herein contained to the contrary notwithstanding:

(i) Tenant shall not advertise (but may list with brokers) its space for assignment or subletting at a rental rate lower than the greater of (a) the then Building rental rate for such space and (b) the rental rate then being paid by Tenant to Landlord.

(ii) The transfer of outstanding capital stock of any corporate tenant, for purposes of this Article, shall not include sale of such stock by persons other than those deemed “insiders” within the meaning of the Securities Exchange Act of 1934 as amended, and which sale is effected through the “over the counter market” or through any recognized stock exchange.

(iii) No assignment or subletting shall be made:

(a) To any person or entity which shall at that time be a tenant, subtenant or other occupant (or an affiliate thereof) of any part of the Building of which the demised premises form a part, or who dealt with Landlord or Landlord’s agent (directly or through a broker) with respect to space in the Building during the twelve (12) months immediately preceding Tenant’s request for Landlord’s consent if comparable space is available for lease directly from Landlord elsewhere in the Building or if Landlord reasonably expects that comparable space will become available during the upcoming six (6) month period;

(b) By the legal representatives of Tenant or by any person to whom Tenant’s interest under this lease passes by operation of law, except in compliance with the provisions of this Article;

(c) To any person or entity for the conduct of a business which is not in keeping with the standards and the general character of the Building of which the demised premises form a part or whose business violates any then restrictive covenant or use restriction contained in any lease or other agreement affecting the Building;

(d) To more than two (2) subtenants;

(e) For a sublease term that shall expire not later than one (1) day prior to the expiration of the term of this lease;

(f) For any use of the premises other than a use permitted pursuant to Article 1 hereof; or

(g) Which would result in more than three (3) occupants (including Tenant) occupying the entire demised premises.

(iv) Intentionally deleted.

(v) No subtenant shall have a right to sublet further or assign its sublease without obtaining Landlord’s prior written consent thereto.

(vi) Except with respect to a sublease to Landlord made in accordance with the provisions of Section 4.B above, any sublease shall provide that if this lease is rejected pursuant to Section 365 of the Bankruptcy Code or any similar or successor statute, (a) such rejection shall be treated by the subtenant as a termination of the term of this lease notwithstanding any contrary interpretation given by law to such rejection and (b) notwithstanding any such rejection/termination, the subtenant shall, at the option of Landlord, attorn to Landlord and will perform for Landlord’s benefit all the terms, covenants and conditions of such sublease as if such sublease were a direct lease between Landlord and such subtenant.

(vii) Any assignment of this lease shall be subject to the provisions of Article 1 hereof, the terms of which shall be controlling if any term of this Article conflicts with any term of Article 1 and have precedence over this Article.

(viii) No assignment of less than all of Tenant’s interest in this lease is permitted.

(ix) No assignment or subletting shall be effective if Tenant is then in default of any payment or other material obligation to be performed under this lease.

G. Anything herein above contained to the contrary notwithstanding (but subject to the provisions of Section 4.J below), the Recapture Right shall not apply to, and Landlord’s consent shall not be required with respect to an assignment of this lease or a sublease of all or part of the demised premises, to the sole parent of Tenant or to a wholly-owned subsidiary of Tenant or of said parent of Tenant, provided the net worth of the transferee or subtenant, after such transaction, is equal to or greater than the greater of Tenant’s net worth on the date hereof or immediately prior to such transaction, and provided also that any such transaction complies with the other provisions of this Article. Tenant shall provide Landlord with banking, financial or other credit information relating to the Tenant and the proposed assignee or subtenant reasonably sufficient to enable Landlord to determine the net worth of Tenant worth on the date hereof or immediately prior to such transaction, and the net worth of the assignee or subtenant immediately following such transaction.

H. Anything herein above contained to the contrary notwithstanding (but subject to the provisions of Section 4.F(viii) above and Section 4.J below), the Recapture Right shall not apply to, and Landlord’s consent shall not be required with respect to an assignment of this lease, or sublease of all or part of the demised premises, to any corporation (a) to which substantially all the assets of Tenant are transferred or (b) into which Tenant may be merged or consolidated, provided that the net worth of such transferee or of the resulting or surviving corporation, as the case may be, is equal to or greater than the net worth of Tenant and of any guarantor of this lease immediately prior to such transfer or on the date hereof, whichever is greater, and provided, also, that any such transaction complies with the other provisions of this Article. Tenant shall provide Landlord with banking, financial or other credit information relating to Tenant and the proposed assignee or subtenant reasonably sufficient to enable Landlord to determine the net worth of Tenant worth on the date hereof or immediately prior to such transaction, and the net worth of the assignee or subtenant immediately following such transaction. Any transferee pursuant to Paragraph G above or this Paragraph H shall be deemed a “Permitted Transferee”.

I. The transfer of a majority of the issued and outstanding capital stock of any corporate Tenant or of a majority of the total interests in any partnership Tenant or any other form of entity or organization, however accomplished, and whether in a single transaction or in a series of transactions which, in any such event, results in a “change of control” of Tenant shall be deemed an attempted assignment of this lease and without the prior consent, in writing, of Landlord, shall be a violation of this Article 4, and constitute a material default by Tenant hereunder without the giving of notice thereof or an opportunity to cure; provided, however, it is agreed that Landlord’s consent shall not be needed to said change in control or operation if, immediately following such transfer the net worth of Tenant is equal to or greater than the net worth of Tenant immediately prior to such transfer, as evidenced to Landlord’s reasonable satisfaction.

J. No consent from Landlord shall be necessary under Sections 4.G and H above where (a) reasonably satisfactory proof is delivered to Landlord that the net worth and other provisions of Section 4.G or H, as the case may be, and the other provisions of this Article, have been satisfied and (b) Tenant and each guarantor of this lease, if any, in a writing reasonably satisfactory to Landlord’s attorneys, unconditionally agree to remain primarily liable jointly and severally with any transferee or assignee, for the obligations of Tenant under this lease.

K. If Landlord shall not have accepted any required Tenant’s offer pursuant to Section 4.B and/or Tenant effects any assignment or subletting, then Tenant thereafter shall pay to Landlord a sum equal to fifty (50%) percent of (i) any rent or other consideration (excluding, however, the fair market value of fixtures, furniture, equipment and other personal property) paid to Tenant by any subtenant which (after deducting the costs of Tenant, if any, in effecting the subletting, including reasonable alteration costs, reasonable commissions, reasonable concessions and legal fees) is in excess of the rent, including all fixed annual rent and additional rent payable hereunder, allocable strictly on a per square foot basis, without regard to any other allocation of value, by dividing aggregate consideration by the rentable square feet of the area so sublet) to the subleased space which is then being paid by Tenant to Landlord pursuant to the terms hereof, and (ii) any other profit or gain (after deducting any necessary expenses incurred) realized by Tenant from any such subletting or assignment. All sums payable hereunder by Tenant shall be payable to Landlord as additional rent upon receipt thereof by Tenant.

L. Each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this lease. Notwithstanding any such subletting to any subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the fixed annual rent, additional rent and any other charge due and to become due hereunder and for the performance of all of the covenants, agreements, terms, provisions and conditions contained in this lease on the part of Tenant to be observed and performed and for all of the acts and omissions of any licensee, subtenant, or any other person claiming under or through any subtenant that shall be in violation of any of the obligations of this lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that, notwithstanding any such subletting, no further subletting (including, without limitation, any extensions or renewals of any initial sublettings) of the demised premises by Tenant, or any person claiming through or under Tenant shall, or will be, made, except upon compliance with, and subject to, the provisions of this Article.

M. Any assignment or transfer shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall assume all of the obligations of this lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions contained herein shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer whether or not in violation of the provisions hereof, and notwithstanding the acceptance of fixed annual rent and/or additional rent by Landlord from an assignee, transferee or any other party, the original named Tenant shall remain fully liable for the payment of the fixed annual rent and additional rent and for the other obligations of this lease on the part of Tenant to be performed or observed.

N. If Landlord shall decline to give consent to any proposed assignment or sublease, or if Landlord shall exercise Landlord’s option under Section 4.B of this Article, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, costs and expenses (including reasonable attorneys’ fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease. This provision shall survive the expiration or sooner termination of the term of this lease. Tenant shall pay to Landlord on demand Landlord’s costs (including, without limitation, legal, architect’s and engineering fees) incurred in connection with reviewing Tenant’s request for any such consent.

O. The joint and several liability of Tenant and any immediate or remote successor in interest to Tenant, and the due performance of the obligations of this lease on Tenant’s part to be performed or observed, shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this lease, or by any waiver or failure of Landlord to enforce any of the obligations of this lease.

P. The listing of a name other than that of Tenant named herein, whether on the doors of the premises, the Building directory or otherwise shall not vest any right or interest in this lease or the premises and shall not be deemed to be the consent of Landlord to any assignment or transfer of this lease, to any sublessee of the premises, or to any use or occupancy thereof by anyone not Tenant named herein.

Q. Under no circumstance may this lease be assigned or the demised premises be sublet in whole or in part to a Prohibited Person (as defined in Article 47).

R. The term “Tenant” when used in this Article shall include the originally denominated Tenant and each proximate or remote assignee thereof or successor in interest thereto. The term “control” as used in this Article shall mean the right to exercise final decision making authority on behalf of any entity. Wherever in this Article Tenant or any other person is required to provide Landlord with banking, financial or other credit information such information shall include, without limitation, a balance sheet (in reasonable detail, listing all assets and liabilities and prepared in accordance with generally accepted accounting principles) of each relevant party to the transaction in question certified to Landlord by an independent certified public accountant.

5.	DEFAULT

A. Landlord may terminate the term of this lease on notice to Tenant: (a) if fixed annual rent or additional rent or any other payment due hereunder is not paid within three (3) business days when due or if Landlord shall receive rent after the date when first due three (3) times within any twelve-month period (which shall be deemed to be a persistent default or behavior); or (b) if the Guarantor (as hereinafter defined), if any, defaults under the Guarantee (as hereinafter defined); or (c) unless otherwise specified elsewhere in this lease, if Tenant shall have failed to cure a default in the performance of any covenant of this lease (except the payment of rent), or any rule or regulation hereinafter set forth, within thirty (30) days after written notice thereof from Landlord, or if such default cannot be completely cured in such time, if Tenant shall not promptly proceed to cure such default within said thirty (30) days, or shall not complete the curing of such default with due diligence; or (d) irrespective that Tenant’s interest in this lease may have been assigned (with or without Landlord’s consent [if permitted herein or by law]), if a petition in bankruptcy shall be filed by or against Tenant or if Tenant shall make a general assignment for the benefit of creditors, or receive the benefit of any insolvency or reorganization act; or (e) if a receiver or trustee is appointed for any portion of Tenant’s property and such appointment is not vacated within twenty (20) days; or (f) if an execution or attachment shall be issued under which the premises shall be taken or occupied or attempted to be taken or occupied by anyone other than Tenant; or (g) if the premises become and remain vacant or deserted for a period over ten (10) days following Tenant’s initial move-in; or (h if Tenant shall fail to move into or take possession of the premises within fifteen (15) days after commencement of the term of this lease; or (i) if Tenant shall have made a material misrepresentation herein; or (j) there shall occur any breach of Section 1.B hereof or any equity owner, member, manager, director, executive officer or other principal of Tenant engaging in any activity or conduct described in items (i) and (ii) of Section 1.B hereof. Notwithstanding anything herein to the contrary set forth, Tenant shall not commit waste or cause any damage to any portion of the Building irrespective of whether within or without the demised premises. The willful infliction of damage on any property or the intentional or repetitive interference with the quiet enjoyment by any other occupant of the Building shall be deemed to be a conditional limitation of the term of this lease. Tenant shall not create any nuisance or other disturbance within the Building.

B. The termination of the term of this lease (which shall include, without limitation, any rights of renewal or extension thereof) shall be effective on the third (3rd) day following the notice first referred to in the preceding paragraph without the need for any further act and thereupon this lease shall terminate as completely as if that were the date originally fixed for the expiration of the term of this lease; but Tenant shall remain liable as hereinafter provided, and Landlord may institute summary or other proceedings to repossess the premises or re-enter and take possession of the premises by the exercise of self-help (which Tenant hereby expressly consents to) or any other means permitted by law. TENANT HEREBY EXPRESSLY WAIVES THE BENEFITS OF ANY LAW, STATUTE OR OTHER LEGAL AUTHORITY REQUIRING A PERIOD OF TIME (SUCH AS 5 DAYS) TO BE ADDED TO THE TIME REQUIRED HEREIN TO BE GIVEN FOR NOTICES. “Re-enter” and “re-entry” as used in this lease’s resort are not restricted to their technical legal meanings and include, without limiting the foregoing, Landlord’s right to self-help, self-help being expressly permitted hereby.

C. Tenant acknowledges and agrees that all notices of default and demands for the payment of rent or performance of any other obligation shall be sent or delivered to the demised premises, together with the copies provided in Article 27, and notwithstanding that Tenant may have another office or place of business (of which Landlord may have actual knowledge) or may have vacated the demised premises, delivery of any such notice or demand or delivery of service of process to the demised premises shall be sufficient for all purposes (including, without limitation, obtaining jurisdiction over [and entry of judgment against] Tenant in any action or proceeding).

6.	RE-LETTING, ETC.

A. Tenant hereby expressly waives any right of redemption granted by any present or future law. In the event of a breach or threatened breach of any of the covenants or provisions hereof Landlord shall have the right of injunction. Mention herein of any particular remedy shall not preclude Landlord from any other available remedy, including, without limitation, self-help. Landlord shall recover as liquidated damages, in addition to accrued rent and other charges, if Landlord’s re-entry is the result of Tenant’s bankruptcy, insolvency, or reorganization, the full rental for the maximum period allowed by any act relating to bankruptcy, insolvency or reorganization.

B. (i) In case of any re-entry, dispossess by summary proceedings or termination of the term hereof due to Tenant’s default, (x) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or termination; (y) Landlord may re-let the demised premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant reasonable concessions or occupancy free of rent for any period; and (z) Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to perform any obligation, at Landlord’s election, either of the amounts provided for in item (1) or item (2) below and, in addition thereto, the amounts provided for in item (3) below. Landlord shall have no obligation to re-let the premises, and its failure or refusal to do so, or failure to collect rent on re-letting, shall not affect Tenant’s liability hereunder. In no event shall Tenant be entitled to a credit or repayment for rerental income which exceed the sums payable to Tenant hereunder or which covers a period after the original term of this lease. Said items (1), (2) and (3) are as follows:

(1) A sum which, at the time of such re-entry, dispossess or termination, as the case may be, represents the then value (using a discount rate equal to the yield on United States Treasury obligations selected by Landlord maturing closest to the date set forth herein as the then established expiration date of the term of this lease) of the amount by which (x) the aggregate of the fixed annual rent and any regularly payable additional rent hereunder that would have been payable by Tenant for the period commencing with such re-entry, dispossess or termination, as the case may be, and ending on the date then established herein for the expiration of the term of this lease exceeds (y) the aggregate rental value of the demised premises determined by Landlord for the same period (which sum is sometimes hereinafter called “the lump sum payment”); or

(2) Sums equal to any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected (i.e., the amount of rents collected hereunder less all of the costs referred to in item (3) below incurred by Landlord) on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. Such deficiency shall become due and payable monthly, as it is determined; and

(3) A sum to be added to such lump sum payment or deficiency, as the case may be, equal to the reasonable expenses that Landlord incurs in connection with re-letting the demised premises and pursuing Landlord’s rights and remedies (whether or not any legal action is commenced) including, but not limited to, reasonable legal expenses, reasonable attorneys’ fees, court costs, reasonable brokerage commissions, reasonable advertising costs, the value of any reasonable rent-free period, the reasonable out of pocket costs of all alterations and decorations deemed advisable by Landlord to market the demised premises following such re-entry or dispossess or in connection with leasing the demised premises to a new tenant and reasonable out of pocket costs to keep the demised premises in good order and/or for preparing the same for re-letting.

(ii) For the purposes of determining the lump sum payment, estimates of (a) prospective rents, (b) reasonable leasing brokerage commissions, (c) reasonable allowances and other concessions offered to tenants, (d) reasonable contributions to tenant improvements, (so-called free rent periods, (e) periods the demised premises may remain vacant before being re-let, (f) and other customary leasing costs may be used as factors for determining the rental value of the demised premises.

C. If Landlord re-enters the premises for any cause, or if Tenant abandons or vacates the premises, any property left in the premises by Tenant shall be deemed to have been abandoned by Tenant, and Landlord shall have the right to retain or dispose of such property in any manner without any obligation to account therefor to Tenant. If Tenant shall at any time default hereunder, and if Landlord shall institute an action or summary proceeding against Tenant based upon such default, then Tenant shall reimburse Landlord for the reasonable legal expenses and fees thereby incurred by Landlord.

D. IF TENANT SHALL AT ANY TIME DEFAULT IN THE PERFORMANCE OF ANY MONETARY OR NON-MONETARY OBLIGATION UNDER THIS LEASE AND LANDLORD SHALL (A) INSTITUTE ANY ACTION, SUMMARY PROCEEDING OR ARBITRATION OR (B) MAKE ANY CLAIM IN ANY BANKRUPTCY PROCEEDING INSTITUTED BY TENANT OR BY ANY THIRD PARTY AGAINST TENANT, THEN TENANT SHALL REIMBURSE LANDLORD (WHETHER OR NOT IT IS THE PREVAILING PARTY) FOR THE REASONABLE LEGAL FEES AND OTHER EXPENSES THEREBY INCURRED BY LANDLORD. FURTHERMORE, IF IN ANY ACTION, PROCEEDING, BANKRUPTCY PROCEEDING OR ARBITRATION INSTITUTED BY LANDLORD, TENANT OR ANY OTHER PARTY, LANDLORD SHALL BE COMPELLED TO OR SHALL DEEM IT NECESSARY TO ENFORCE ANY PROVISION HEREOF, IMPLEAD ANY PARTY OR DEFEND AGAINST ANY CLAIM MADE OR ACTION BROUGHT BY TENANT OR ANY OTHER PARTY SEEKING TO INVALIDATE, REJECT (INCLUDING, WITHOUT LIMITATION, THE REJECTION OF THIS LEASE UNDER THE BANKRUPTCY CODE OR ANY SUCCESSOR STATUTE THERETO) OR TO PREVENT THE ENFORCEMENT OF ANY PROVISION HEREOF, LANDLORD SHALL LIKEWISE BE ENTITLED TO AND TENANT SHALL REIMBURSE LANDLORD (IF LANDLORD IS THE PREVAILING PARTY) FOR THE REASONABLE LEGAL FEES AND OTHER EXPENSES INCURRED BY LANDLORD IN CONNECTION WITH OR ARISING OUT OF ANY SUCH ACTION, PROCEEDING, BANKRUPTCY PROCEEDING OR ARBITRATION.

7.	LANDLORD MAY CURE DEFAULTS

A. If Tenant shall default in performing any covenant or condition of this lease beyond applicable periods of notice and grace, Landlord may, in addition to the rights heretofore set forth in Articles 5 and 6, exercise any other remedy provided in this lease, at law or in equity and/or perform the same for the account of Tenant, and if Landlord, in connection therewith, or in connection with any default by Tenant, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys’ fees and disbursements, such sums so paid or obligations incurred shall be deemed to be additional rent hereunder, and shall be paid by Tenant to Landlord, together with interest at an annual rate equal to the average of all prime rates published from time to time in The Wall Street Journal (Eastern Edition) plus eight hundred (800) basis points calculated from the date of each expenditure by Landlord, within fifteen (15) days of rendition of any bill or statement therefor, and if Tenant’s lease term shall have expired at the time of the making of such expenditures or incurring such obligations, such sums shall be recoverable by Landlord as damages.

B. The exercise of any remedy hereunder shall not preclude Landlord from simultaneously therewith or subsequent thereto, exercising any and all other remedies permitted by law or in equity. All remedies are deemed to be cumulative and the exercise of any one remedy shall not preclude the exercise of any other. Landlord need not apply any security hereunder to cure a default by Tenant as a condition precedent to exercising any other right or remedy and the application of any such security shall not preclude the exercise of any other remedy.

8.	ALTERATIONS

A. Tenant shall make no change, alteration, addition or improvement (each hereinafter referred to as an “alteration”) in or to the demised premises, without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion if such alteration is not a “Tenant Alteration” (defined below) that complies with items (i) –(v) in Paragraph B below, and then only by contractors or mechanics and in such manner and with such materials as shall be reasonably approved by Landlord, such approval not to be unreasonably delayed. Except for “Specialty Alterations” (as hereinafter defined), Tenant shall have no obligation to remove any permitted alterations, additions and improvements made by Tenant in accordance herewith at the expiration of the term of this lease; provided, however, Tenant shall be required to remove any Specialty Alterations that Landlord so designates at the time Landlord grants its consent thereto. For purposes hereof, the term “Specialty Alterations” shall mean (i) Tenant’s trade fixtures, (ii) raised flooring, (iii) alterations which penetrate floor slabs or affect the exterior of the Building and (iv) safes or vaults and other installations which would be unusually difficult or expensive to remove. All alterations, to the demised premises, including, without limitation, window and central air conditioning equipment and duct work, if any, and fixtures, equipment and built-ins, except movable office furniture and equipment installed at the expense of Tenant, shall, unless Landlord elects otherwise in writing at the time consent is requested, become the property of Landlord, and shall be surrendered with the demised premises at the expiration or sooner termination of the term of this lease. Any such alterations, additions and improvements that Landlord shall designate at the time consent is requested, shall be removed by Tenant and any damage repaired, at Tenant’s expense prior to the expiration of the term of this lease.

B. Anything in this Article to the contrary notwithstanding, Landlord shall not unreasonably withhold, condition or delay approval of written requests (accompanied by plans and specifications suitable for filing, stamped and certified by an architect or engineer duly licensed in the State of New York) of Tenant to make nonstructural alterations, additions or improvements to the premises (“Tenant Alterations”) at Tenant’s sole cost and expense to install Tenant’s personal property in the premises as will, in the judgment of Tenant, best adapt the premises for its needs, provided that Tenant complies with the following provisions:

(i) The Tenant Alterations will not result in a violation of or require a change in the certificate of occupancy applicable to the building;

(ii) The outside appearance of the building will not be affected and such Tenant Alterations will not weaken or impair the structure of the building, or lessen the value of the premises or the building;

(iii) No part of the building outside of the premises will be physically affected;

(iv) The functioning of the building equipment will not be adversely affected; and

(v) The Tenant Alterations will not affect utility services, or plumbing and electrical lines or other systems of the building.

Alterations which are merely cosmetic or decorative in nature may be performed by Tenant without first obtaining Landlord’s consent thereto but subject to Tenant’s compliance with all of the other provisions of this lease.

C. All Alterations shall be performed in accordance with the following conditions:

(i) All Alterations shall be performed in accordance with plans and specifications first submitted to Landlord for its prior written approval. No Alteration or the work to be performed with respect thereto may result in the reduction of any environmental rating for the Building which may be in effect at the time consent to such alteration is requested, such as made pursuant to LEED (Leadership in Energy and Environmental Design), Green Globes or Energy Star. In the event that Landlord shall not respond to a written request to approve of Tenant’s plans and/or plan modifications within ten (10) business days of receipt, then Tenant shall make a second written request therefor to Landlord with a copy sent simultaneously and in like manner to Morrison Cohen LLP, 909 Third Avenue, New York, New York 10022, Attention: Lawrence B. Simon, Esq. (which second request shall state that it is a second request and that Landlord’s approval shall be deemed granted if Landlord fails to respond within five (5) business days) and, if Landlord shall not respond within five (5) business days of receipt of such second written request, such plans or plan modifications shall be deemed approved by Landlord. In the event Tenant fails to send such second request simultaneously and in like manner to Landlord’s attorney as set forth above, Tenant shall be deemed to have not sent such second request to Landlord.

(ii) All Alterations shall be performed in a good and workmanlike manner. Tenant shall, prior to the commencement of any such alterations, at its sole cost and expense, obtain and exhibit to Landlord each governmental permit required in connection with such alterations.

(iii) All Alterations shall be performed in compliance with all other applicable provisions of this lease (including, without limitation, Exhibit E, the Building Standard Environmental Design and Construction Guidelines), all Building regulations (including specifications for construction material and finishes criteria adopted by Landlord for the Building) and with all applicable laws, ordinances, directions, rules and regulations of governmental authorities having jurisdiction, including, without limitation, the Americans with Disabilities Act of 1990, as amended, New York City Local Law No. 5/73 and New York City Local Law No. 58/87 and similar present or future laws, and regulations issued pursuant thereto, and also New York City Local Law No. 76, all laws referred to in Article 14 and similar present or future laws, and regulations issued pursuant thereto, on abatement, storage, transportation and disposal of asbestos, which work, if required, shall be effected at Tenant’s sole cost and expense, by contractors and consultants approved by Landlord and in strict compliance with the aforesaid rules and regulations and with Landlord’s rules and regulations thereon. Landlord shall provide Tenant with an ACP-5 certificate for the demised premises. Notwithstanding anything to the contrary herein contained, Tenant agrees not to perform any work that affects the structural elements of the Building or any building mechanical system. In performing any work, Tenant shall use, to the fullest extent feasible, materials from sustainable sources.

(iv) All work shall be performed with union labor having the proper jurisdictional qualifications by contractors and subcontractors reasonably approved by Landlord.

(v) All work to be performed by Tenant shall be done in a manner that will not unreasonably interfere with or disturb other tenants and occupants of the Building. No demolition or core drilling or welding shall be permitted between the hours of 7:00 a.m. and 6:00 p.m. on Mondays through Fridays.

(vi) Tenant shall reimburse Landlord for all reasonable out-of-pocket costs and expenses incurred by Landlord in reviewing Tenant’s plans and specifications showing any alteration to the demised premises. During the course of any alterations or other work requiring a permit from any governmental authority, Tenant shall cause its contractors to provide payment and performance bonds issued by a surety company having an AM Best’s rating satisfactory to Landlord and the following insurance, also issued by an insurance company satisfactory to Landlord: worker’s compensation and disability insurance covering all persons employed for such work; commercial general liability and property damage insurance naming the holder of any mortgage on the Building, Landlord, its managing agent and its designees as additional insureds, with coverage of at least $5,000,000 combined single limit; builder’s risk insurance in an amount reasonably satisfactory to Landlord; and business automobile liability insurance for all owned, non-owned and hired vehicles with a $1,000,000 combined single limit;

(vii) Tenant shall deliver to Landlord prior to commencing any Alteration, certificates of the insurance required under clause (vi) above naming with respect to such insurance, except workers compensation and disability insurance, Landlord, its managing agent, its mortgagees and other designees with an insurable interest, as additional insureds, together with the declaration page of each such insurance policy and the endorsements thereto designating such persons or parties as additional insureds.

(viii) Notwithstanding anything herein set forth to the contrary, within sixty (60) days after final completion of any Alteration, Tenant shall deliver to the Landlord (a) final record drawings of the alteration including, as may be pertinent to the work performed, a reflected ceiling plan, mechanical and electrical drawings, partition plan and any other drawings which may be required to indicate accurately the layout and systems of the demised premises and (b) a summary by trade of the costs incurred performing such work and such other records as Landlord may require to document such costs, all certified (if so requested by Landlord) by a reputable, independent certified public accountant. Tenant shall require its architect to load and maintain such record plans on a CADD system.

(ix) For the purposes hereof, alterations referred to in this Article include any work to be performed by Tenant provided that Exhibit C shall govern with respect to the subject matter thereof in case of any conflict with this Article 8.

D. In any case under this Article 8 or any other provision of this lease it shall be required that Landlord’s consent is required for the use or employment of any contractor, vendor or other supplier of labor or material, Tenant acknowledges and agrees that any such consent shall under no circumstance be deemed a warranty, assurance or guarantee that such contractor, vendor or supplier is qualified for the work or engagement for which Tenant is retaining such contractor, vendor or supplier or that the work, services or materials being provided shall be in compliance with Tenant’s plans and specifications or comply with law or that any work shall be performed in a workmanlike fashion free of any defect. Tenant specifically disclaims and waives any right, claim or cause of action against Landlord based upon any such contractor, vendor or supplier’s defective work, material or service or failure to perform any work in accordance with any agreement, law or professional standard. The provisions of this Article 8.C shall be controlling whether or not any consent by Landlord to any such contractor, vendor or supplier contains any such or similar disclaimer or waiver of liability or any such contractor, vendor or supplier is related to Landlord or its managing agent.

E. Tenant shall not affix any sign, logo, emblem, banner, plaque or symbol on any exterior window, on any door opening on to a corridor, on any exterior wall demising the demised premises or on or about any portion of the demised premises in such a fashion as any sign, logo, emblem, banner, plaque or symbol is visible beyond the demised premises.

9.	LIENS

Prior to commencement of any work in the demised premises, Tenant shall obtain and deliver to Landlord a written letter of authorization, in form reasonably satisfactory to Landlord’s counsel, signed by architects, engineers, designers and consultants to become involved in such work, which shall confirm that any of their drawings or plans are to be removed from any filing with governmental authorities, on request of Landlord, in the event that said architect, engineer or designer thereafter no longer is providing services with respect to the demised premises. With respect to contractors, subcontractors, materialmen and laborers, and architects, engineers and designers, for all work or materials to be furnished to Tenant at the premises, Tenant agrees to obtain and deliver to Landlord written and unconditional waivers of mechanics liens upon the premises or the Building, after payments to the contractors, their subcontractors and vendors, Tenant’s architects, engineers, designers and consultants, subject to any then applicable provisions of the Lien Law. Notwithstanding the foregoing, Tenant at its expense shall cause any lien filed against the premises or the Building, for work or materials claimed to have been furnished to Tenant, to be bonded or discharged of record within thirty (30) days after notice thereof. Breach of the obligation under the preceding sentence shall be deemed a material and substantial default by Tenant under this Lease and notwithstanding any provision of Section 5.A, no further notice shall be required for Landlord to exercise any right or remedy provided herein or by law.

10.	REPAIRS; DESTRUCTION

A. Tenant shall keep the demised premises clean and in good order and repair. Tenant shall take good care of the demised premises and the fixtures and appurtenances therein, and shall make all repairs necessary to keep them in good working order and condition, including structural repairs to be made at Tenant’s expense when those are necessitated by the act, omission or negligence of or any alteration by Tenant or its agents, employees or invitees. The air conditioning units or other equipment servicing the demised premises shall be maintained and repaired pursuant to Article 30 hereof. The electric service for such units shall be provided by Landlord as additional electric service billed as provided in Article 3 hereof for service other than for Ordinary Equipment. The exterior walls of the Building, the windows and the portions of all window sills outside same and areas above any hung ceiling are not part of the demised premises, and Landlord hereby reserves all rights to such parts of the Building. Landlord shall replace, at the expense of Tenant, any plate glass and other glass damaged or broken from any cause whatsoever in and about the demised premises. Landlord shall maintain and repair the common areas of the Building, including the structural portions of the Building, and the Building systems serving the demised premises in accordance with Landlord’s standard practices.

B. If the demised premises shall be partially damaged or wholly rendered untenantable by fire or other casualty and Landlord shall not elect to terminate this lease as provided below in this Section 10.B, the damage shall be repaired at the expense of Landlord, but without prejudice to the rights of subrogation, if any, of Landlord’s insurer. Landlord shall not be required to repair or restore any of Tenant’s property or any alteration or leasehold improvement made by or for Tenant at Tenant’s expense. Tenant shall give Landlord prompt notice of any damage or destruction to the demised premises. The rent shall abate in proportion to the portion of the premises not usable by Tenant. Landlord shall not be liable to Tenant for any delay in restoring the premises, Tenant’s sole remedy being the right to an abatement of rent, as above provided. If (a) the demised premises are rendered wholly untenantable or inaccessible by fire or other casualty and if Landlord shall decide not to restore the demised premises, (b) the demised premises are rendered wholly untenantable or inaccessible by fire or other casualty during the last twenty-four (24) months of the term hereof, or (c) if the Building shall be so damaged that Landlord shall decide to demolish it or to rebuild it (whether or not the premises have been damaged), Landlord may within ninety (90) days after such fire or other cause give written notice to Tenant of its election that the term of this lease shall automatically expire no less than ten (10) days after such notice is given. If all or substantially all of the demised premises are rendered wholly untenantable or inaccessible by fire or other casualty during the last twelve (12) months of the term hereof, Tenant shall have the right to terminate this lease within sixty (60) days after such fire or casualty and the term of this lease shall automatically expire no less than ten (10) days after such notice is given. Tenant hereby expressly waives the provisions of Section 227 of the Real Property Law and agrees that the foregoing provisions of this Article shall govern and control in lieu thereof.

11.	END OF TERM.

Tenant shall surrender the demised premises to Landlord at the expiration or sooner termination of the term of this lease in good order and condition, except for reasonable wear and tear and damage by fire or other casualty, and Tenant shall remove all of its property (except that Tenant shall not be obligated to remove any wiring or cabling). Tenant agrees that any personal property remaining in the demised premises following the expiration of the term of this lease (or such earlier date as of which the term hereof may have been terminated) shall for all purposes be deemed conveyed to and to be the property of Landlord who shall be free to dispose of such property, at Tenant’s cost, in any manner Landlord deems desirable. Landlord may retain or assign any salvage or other residual value of such property. In consideration of Landlord’s disposing of such property (other than any wiring or cabling), Tenant shall reimburse Landlord or pay to Landlord any cost that Landlord may incur in disposing of such property within ten (10) days after demand therefor. Tenant shall indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in so surrendering the premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Additionally, the parties recognize and agree that other damage to Landlord resulting from any failure by Tenant timely to surrender the demised premises will be substantial, will exceed the amount of monthly rent theretofore payable hereunder, and will be impossible of accurate measurement. Tenant therefore agrees that if possession of the demised premises is not surrendered to Landlord within one (1) day after the expiration or sooner termination of the term of this lease, then Tenant will pay Landlord as liquidated damages for use and occupancy for each month and for each portion of any month during which Tenant holds over in the premises after expiration or termination of the term of this lease, a sum equal to two (2) times the average rent and additional rent which was payable per month under this lease during the last six (6) months of the term hereof. The aforesaid obligations shall survive the expiration or sooner termination of the term of this lease. Anything in this lease to the contrary notwithstanding, the acceptance of any rent shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding, and the preceding sentence shall be deemed to be an agreement expressly “providing otherwise” within the meaning of Section 232-c of the Real Property Law of the State of New York and any successor law of like import. Tenant expressly waives, for itself and for any person claiming through or under the Tenant, any rights which the Tenant or any such Person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which the Landlord may institute. Tenant’s obligations under this paragraph shall survive the expiration or sooner termination of the term of this lease. At any time during the term of this lease, Landlord may exhibit the demised premises to prospective purchasers, investors or mortgagees of Landlord’s interest therein. During the last year of the term of this lease, Landlord may exhibit the premises to prospective tenants.

12.	SUBORDINATION AND ESTOPPEL, ETC.

A. This lease and Tenant’s rights hereunder are and shall be subject and subordinate to any and all master leases of the Building Project, master, ground or underlying leases and to all mortgages, building loan agreements, leasehold mortgages, spreader and consolidation agreements and other similar documents and instruments (hereinafter referred to individually, as a “Superior Interest” and, collectively, as “Superior Interests”), which may now or hereafter affect such leases or the real property of which the demised premises form a part and to all renewals, modifications, consolidations, replacements, extensions, assignments, spreaders, consolidations and refinancings thereof and to all advances made or hereafter made thereunder. This Article shall be self-operative and no further instrument of subordination shall be necessary. In confirmation of such subordination, Tenant shall within ten (10) days after written request execute any instrument in recordable form that Landlord or the holder of any Superior Interest may request. Tenant hereby appoints Landlord as Tenant’s irrevocable attorney-in-fact to execute any document of subordination on behalf of Tenant. The foregoing power of attorney is a power coupled with an interest and not revocable during the term of this lease.

B. Any holder of a Superior Interest may elect that this lease shall have priority over such Superior Interest and, upon notification by such holder of a Superior Interest to Tenant, this lease shall be deemed to have priority over such Superior Interest, whether this lease is dated prior to or subsequent to the date of such Superior Interest. In the event that any master lease or any other ground or underlying lease is terminated as aforesaid, or if the interests of Landlord under this lease are transferred by reason of or assigned in lieu of foreclosure or other proceedings for enforcement of any mortgage, or if the holder of any mortgage acquires a lease in substitution therefor, or if the holder of any Superior Interest shall otherwise succeed to Landlord’s estate in the lease or the Building, or the rights of Landlord under this lease, then Tenant will, notwithstanding anything to the contrary in Section 12.A above, at the option of the lessor under any such master lease or other ground or underlying lease, the holder of any other Superior Interest or such purchaser, assignee or lessee, as the case may be, to be exercised in writing, (a) attorn to it and will perform for its benefit all the terms, covenants and conditions of this lease on the Tenant’s part to be performed with the same force and effect as if said lessor, mortgagee or such purchaser, assignee or lessee, were the landlord originally named in this lease, or (b) enter into a new lease with said lessor, mortgagee or such purchaser, assignee or lessee, as landlord, for the remaining term of this lease and otherwise on the same terms, conditions and rentals as herein provided. The foregoing provisions shall inure to the benefit of any such successor landlord, shall apply notwithstanding that, as a matter of law, this lease may terminate upon the termination of any Superior Interest, shall be self-operative upon any such request and no further instrument shall be required to give effect to said provisions; provided, however, that upon request of any such successor landlord, Tenant shall promptly execute and deliver, from time to time, any instrument in recordable form that any successor landlord may reasonably request to evidence and confirm the foregoing provisions of this Section 12.B, in form and content reasonably satisfactory to each such successor landlord, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Upon such attornment, this lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant upon all of the then executory terms of this lease except that such successor landlord shall not be: (a) liable for any previous act or omission or negligence of any prior landlord under this lease (including, without limitation, Landlord); (b) subject to any counterclaim, demand, defense, deficiency, credit or offset which Tenant might have against any prior landlord under this lease (including, without limitation, Landlord); (c) bound by any modification, amendment, cancellation or surrender of this lease or by any prepayment of more than one month’s rent or additional rent, unless such modification, cancellation, surrender or prepayment shall have been approved in writing by the successor landlord; (d) bound by any security deposit, cleaning deposit or other prepaid charge which Tenant might have paid in advance to any prior landlord under this lease (including, without limitation, Landlord), unless such payments have been received by the successor landlord; and (e) bound by any agreement of any landlord under the lease (including, without limitation, Landlord) with respect to the completion of any improvements affecting the premises, the Building, the land or any part thereof or for the payment or reimbursement to Tenant of any contribution to the cost of the completion of any such improvements.

C. If the then current term of any master, ground or other underlying lease to which this lease is subordinate shall expire prior to the date set forth herein for the expiration of this lease, then, unless (i) the term of such underlying or other lease shall have been extended, which extension Landlord may arbitrarily decline to enter into or (ii) the holder of any Superior Interest shall elect, in writing, to have Tenant attorn to it, the term of this lease shall expire on the date of the expiration of any master, ground or other underlying lease to which this lease is subordinate, notwithstanding the later termination date herein above set forth. If any such master, ground or other underlying lease is renewed or if the holder of any Superior Interest shall elect, in writing, to have Tenant attorn to it, then the term of this lease shall not expire as herein above set forth and, Tenant shall attorn to the holder of such Superior Interest on the terms and conditions set forth in Section 12.B above for attornment.

D. From time to time, Tenant, on ten (10) days’ prior written request by Landlord, time being of the essence, will deliver to Landlord and the holder of any Superior Interest a statement in writing (on which any person to whom it is addressed or certified may rely) certifying that this lease is unmodified and is in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and identifying the modifications) and the dates to which the rent and other charges have been paid, the amounts of fixed annual and additional rents, stating the date of expiration of the term hereof and whether any renewal option exists (and if so, the terms thereof), stating whether any defense or counterclaim to the payment of any rent exists, whether any allowance or work is due to Tenant from Landlord, stating whether or not the Landlord is in default in performance of any covenant, agreement or condition contained in this lease and, if so, specifying each such default of which Tenant may have knowledge, stating whether any bankruptcy case has been commenced with respect to Tenant, and containing such other information as the holder of any Superior Interest may reasonably request. Any such statement that contains language to the effect that such statement is not a waiver of rights or remedies for possible but unspecified defaults or with respect to defaults discovered subsequent to the delivery of the statement and/or that in the case of a conflict between such statement and this lease that the terms of this lease control, shall not comply with Tenant’s obligations under this Section 12.D. If Tenant shall fail to deliver such a statement within such ten (10) day period, Landlord is hereby appointed the true and lawful attorney-in-fact of Tenant, coupled with an interest, for the purpose of executing and delivering such statement on behalf of Tenant and the holder of any such Superior Interest may rely on any such certificate so executed and delivered. Nothing contained herein will be deemed to impair any right, privilege or option of the holder of any Superior Interest. If, in connection with obtaining, continuing or renewing financing or refinancing for the Building and/or the land, any leasehold estate of Landlord under any master, ground or underlying lease, the lender shall request reasonable modifications to this lease as a condition to such financing or refinancing, Tenant will not unreasonably withhold, condition, delay or defer its consent thereto provided that such modifications do not increase Tenant’s monetary obligations hereunder or, other than to a de minimus extent, Tenant’s non-monetary obligations hereunder (Tenant agreeing that if Tenant may be required to give notices of any defaults by Landlord to such lender with the granting of such additional time for such curing as may be required for such lender to get possession of the said building and/or land, such increase in Tenant’s obligations shall be deemed a de minimus increase) or adversely (other than to a de minimus extent) affect the leasehold interest hereby created or the rights of Tenant thereunder. If any act or omission by Landlord shall give Tenant the right, immediately or after the lapse of time, to cancel or terminate this lease or to claim a partial or total eviction, Tenant shall not exercise any such right until: (a) it shall have given written notice of such act or omission to each holder of any Superior Interest of which it has written notice, and (b) a reasonable period for remedying such act or omission shall have elapsed following such notice (which reasonable period shall be equal to the period to which Landlord would be entitled under this lease to effect such remedy, plus an additional thirty (30) day period), provided such holder or lessor shall, with reasonable diligence, give Tenant notice of its intention to remedy such act or omission and shall commence and continue to act upon such intention.

13.	CONDEMNATION

A. In the event that the whole of the demised premises shall be lawfully condemned or taken in any manner for any public or quasi-public use or purpose, this lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title (hereinafter referred to as the “date of taking”), and Tenant shall have no claim against Landlord or any condemning authority or entity for, or make any claim for, the value of any unexpired term of this lease, and the rent and additional rent shall be apportioned as of such date.

B. In the event that any part of the demised premises shall be so condemned or taken, then this lease shall be and remain unaffected by such condemnation or taking, except that the rent and additional rent allocable to the part so taken shall be apportioned as of the date of taking, provided, however, that Tenant may elect to cancel this lease in the event more than twenty-five (25%) percent of the demised premises should be so condemned or taken, provided such notice of election is given by Tenant to Landlord not later than thirty (30) days after the date when title shall vest in the condemning authority. Landlord shall promptly give Tenant copies of any notice received from the condemning authority as to vesting. Upon the giving of such notice, this lease shall terminate on the thirtieth (30th) day following the date of such notice and the rent and additional rent shall be apportioned as of such termination date. Upon such partial taking and this lease continuing in force as to any part of the demised premises, the rent and additional rent shall be diminished by an amount representing the part of said rent and additional rent properly applicable to the portion or portions of the demised premises which may be so condemned or taken. If as a result of the partial taking (and this lease continuing in force as to the part of the demised premises not so taken), any part of the demised premises not taken is damaged, Landlord agrees with reasonable promptness to commence the work necessary to restore the damaged portion to the condition existing immediately prior to the taking (subject to Section 13.D below), and prosecute the same with reasonable diligence to its completion. In the event Landlord and Tenant are unable to agree as to the amount by which the rent and additional rent shall be diminished, the matter shall be determined by arbitration in New York City.

C. Nothing herein provided shall preclude Tenant from appearing, claiming, proving and receiving in the condemnation proceeding, Tenant’s moving expenses, and the value of Tenant’s fixtures, or Tenant’s alterations, installations and improvements (to the extent, only, paid for by Tenant and not reimbursed by Landlord or by insurance), which do not become part of the Building, or property of Landlord; or, in the case of temporary taking, so long as rent hereunder is paid to Landlord, Tenant may make a claim for rental value of and damages to the demised premises (which are of a nature that Tenant is obligated hereunder to repair same) or damages to Tenant’s furniture and fixtures.

D. In the event that only a part of the demised premises shall be so taken and Tenant shall not have elected to cancel this lease as above provided, the entire award for a partial taking shall be paid to Landlord, and Landlord, at Landlord’s own expense, shall to the extent of the net proceeds (after deducting reasonable expenses including attorneys’ and appraisers’ fees and any sums payable to the holder of a Superior Interest) of the award restore the unaffected part of the Building to substantially the same condition and tenantability as existed prior to the taking.

E. Until said unaffected portion is restored, Tenant shall be entitled to a proportionate abatement of rent for that portion of the premises which is being restored and is not usable until the completion of the restoration or until the said portion of the premises is used by Tenant, whichever occurs sooner. Said unaffected portion shall be restored within a reasonable time but not more than six (6) months after the taking; provided, however, if Landlord is delayed by strike, lockout, the elements, or other causes beyond Landlord’s control, the time for completion shall be extended for a period equivalent to the delay. Should Landlord fail to complete the restoration within the said six (6) months or the time as extended, Tenant may elect to cancel this lease and the term hereby granted provided such notice of election is given by Tenant to Landlord not later than thirty (30) days after the end of said six (6) months of time or the time as extended.

14.	REQUIREMENTS OF LAW

A. (i) Tenant at its expense shall comply with all laws, orders and regulations of any governmental authority having or asserting jurisdiction over the demised premises, whether any such law, order or regulation is in effect on, or enacted or made effective after, the date hereof, whether contemplated or foreseen on the date hereof or not (each of the foregoing being sometimes hereinafter referred to as a “Law”), which shall impose any violation, order or duty upon Landlord or Tenant with respect to the demised premises or the use or occupancy thereof. In no event shall Tenant be required to make any structural alterations to the demised premises or the Building in order to comply with any law unless violation of the same results from Tenant’s specific use or specific manner of use of the demised premises or otherwise arises from the acts or omissions of Tenant, its employees, agents, contractors or any party occupying the demised premises or any portion thereof by or through Tenant.

(ii) If the Building shall hereafter be subject to any law, order or regulation affecting its structural integrity; the physical condition of its façade, roof, parapets, sidewalks, vaults or other exterior part thereof; its life, fire, sprinkler or other safety systems; its mechanical, plumbing, electrical or ventilating systems; the accessibility of the Building and its accouterments to the handicapped or disabled; the regulation, containment, abatement, or removal of Hazardous Substances (as hereinafter defined in Article 44) therein (including, without limitation, asbestos and asbestos containing materials) or any other installation, improvement or alteration, including, without limitation, compliance with New York City Local Law No. 5/73, Local Law 11/98, Local Law 16/84, Local Law 26/2004, Local Law 476, Local Law 564-A, Local Law 967-A, Local Law 973-A, Chapter 3 of Article 28 of the Administrative Code of the City of New York, the Americans with Disabilities Act of 1990, as amended, the New York Energy Conservation Construction Code, any energy conservation code and any law respecting the conversion of the Building to utilize submeters to measure electricity consumption or any other law or regulation, which requires Landlord to incur any obligation or expense to install, alter, make any addition to, improve or repair the Building or any system thereof or any equipment or accouterment to any of the foregoing or install any new system, Tenant shall pay to Landlord during the term hereof in monthly installments simultaneously with each installment of fixed annual rent, as additional rent hereunder, commencing on the first day following Landlord’s notice or demand for payment thereof, an amount equal to the product that results from multiplying (a) the quotient that results from dividing (x) the aggregate expenses (including, without limitation, expenses for material and labor, architectural, legal, engineering and other professional fees, interest on and other costs incurred in connection with any loan to finance such alteration, addition, or improvement, and all related equipment and apparatus, and rents for leased tools and equipment) incurred from time to time by Landlord (either prior to or during the term hereof) for such alteration, addition, improvement or repair and not theretofore recovered by Landlord from tenants under lease provisions comparable to this Section 14.A as of the date of Landlord’s demand for payment under this Section 14.A, by (y) the remaining period each such item of expenses may be amortized (as determined by Landlord) expressed in months (not exceeding 120) by (b) the number of months remaining in the term of this Lease by (c) The Percentage (as defined in Section 2.E (Tax Escalation)). Tenant acknowledges that the amortization period of any constituent part of any such alteration or improvement may be different from the amortization period of any other constituent part and any item of expense may be amortized over a period different than any other item of expense, and, also, that expenses may be incurred at different times including prior to or during the term hereof. Landlord may, therefore, separately compute the payments due by Tenant pursuant to this paragraph taking into account the various amortization periods of such constituent parts and their individual costs and the times at which expenses are incurred and bill Tenant taking each of those factors into account, billing separately for each component part. The monthly installments payable by Tenant on account of any such alteration, addition or improvement may vary depending on the various amortization periods selected by Landlord and costs of the constituent parts and by virtue of new or additional expenses being incurred from time to time. Tenant shall pay each such monthly amount, as determined above in this Section 14.A, as additional rent hereunder, over the term hereof until the earlier of the date that such expenses have been fully reimbursed to Landlord or the expiration of the term hereof. For the avoidance of doubt, any cost to be recovered pursuant to Article 44 shall not be duplicated in this Article 14 and if any cost could be recoverable under this Article 14 or Article 44, such cost shall be recovered pursuant to Article 44.

(iii) Landlord may elect to perform, at Tenant’s sole cost and expense, all work to comply with law as required pursuant to the preceding paragraph, both structural and non-structural, including asbestos abatement and abatement of any other hazardous or toxic material that may become necessary due to Tenant’s particular uses or methods of use of the demised premises or by reason of any Tenant installation, alteration, improvement or work and Tenant shall reimburse Landlord for the cost of performing structural repairs or alterations required by Tenant’s acts or omissions.

B. Tenant shall require every person engaged by Tenant to clean any window in the premises from the outside, to use the equipment and safety devices required by Section 202 of the Labor Law and the rules of any governmental authority having or asserting jurisdiction.

C. Tenant at its expense shall comply with all requirements of the New York Board of Fire Underwriters, or any other similar body affecting the premises and shall not use the premises in a manner which shall increase the rate of fire insurance of Landlord or of any other tenant, over that in effect prior to this lease. If Tenant’s use of the premises increases the fire insurance rate, Tenant shall reimburse Landlord for all such increased costs. That the premises are being used for the purpose set forth in Article 1 hereof shall not relieve Tenant from the foregoing duties, obligations and expenses.

15.	CERTIFICATE OF OCCUPANCY

Tenant will at no time use or occupy the premises in violation of any certificate of occupancy issued for or statute governing the use of the Building. The statement in this lease of the nature of the business to be conducted by Tenant shall not be deemed to constitute a representation or guaranty by Landlord that such use is lawful or permissible in the premises under the certificate of occupancy for the Building or any such statute.

16.	POSSESSION

Except as set forth elsewhere herein, if Landlord shall be unable to give possession of the premises on the Commencement Date of the term because of the retention of possession of any occupant thereof or any alteration or construction work, or for any other reason except as hereinafter provided, Landlord shall not be subject to any liability for such failure. In such event, this lease shall stay in full force and effect, without extension of its term. However, the term hereunder shall not commence until the premises are available for possession by Tenant. If delay in possession is due solely to work, changes or decorations being made by or for Tenant, or is otherwise caused solely by Tenant, there shall be no rent abatement and the term and rent shall commence on the date(s) specified in this lease. If permission is given to Tenant to occupy the demised premises or other premises prior to the date specified as the commencement of the term, such occupancy shall be deemed to be pursuant to the terms of this lease, except that the parties shall separately agree as to the obligation of Tenant to pay rent for such occupancy. The provisions of this Article are intended to constitute an “express provision to the contrary” within the meaning of Section 223(a), New York Real Property Law. Landlord shall be deemed to have given and/or tendered possession of the demised premises to Tenant upon notifying Tenant that the demised premises are available for Tenant’s occupancy and, when applicable, that the keys or other means of entry to the demised premises may be obtained from Landlord at Landlord’s (or its agent’s) office in the Building.

17.	QUIET ENJOYMENT

Landlord covenants that if Tenant pays the rent and additional rent and timely performs all of Tenant’s other obligations under this lease, Tenant may peaceably and quietly enjoy the demised premises, subject to the terms, covenants and conditions of this lease and to the Master Lease and other Superior Interests.

18.	RIGHT OF ENTRY

Tenant shall permit Landlord to erect and maintain pipes and conduits in and through the premises, Landlord, if and to the extent reasonably practicable, shall conceal any such pipes and conduits within the floors, walls and ceiling of the demised premises. Landlord or its agents shall have the right: (a) to enter or pass through the demised premises at reasonable times and upon reasonable notice (except in an emergency) and, in the event of an emergency, by reasonable force or otherwise, (b) to examine the same, (c) as heretofore provided, to exhibit the space to prospective tenants (during the last nine (9) months of the term hereof), purchasers, investors and lenders, (d) to make such repairs, installations, improvements, alterations or additions to the Building (whether or not the work to be performed is within the demised premises or for their benefit) or the demised premises, as may be required by law or as Landlord may deem reasonably necessary or desirable, (e) to take back an insubstantial portion of the premises as may be reasonably required for such repairs, installations, improvements, alterations or additions provided that Landlord shall use its commercially reasonable efforts (but without any obligation to perform such work on an overtime or premium pay basis) to minimize any disruption to Tenant’s conduct of business in the demised premises as a result of the performance of such work and (f) to take into and store within and upon the demised premises all material that may be used in connection with any such repair, installation, improvement, alteration or addition work provided the same does not unreasonably interfere with Tenant’s normal business operations at the demised premises. Such entry, storage, work or taking back of a portion of the demised premises in connection with any such repair, installation, improvement, alteration or addition shall not constitute an eviction (whether actual or constructive) of Tenant in whole or in part or breach of the covenant of quiet enjoyment, shall not be grounds for any abatement of rent provided Landlord uses its commercially reasonable efforts (but without any obligation to perform such work on an overtime or premium pay basis) to minimize any disruption to Tenant’s conduct of business in the demised premises as a result of the performance of such work, and shall not impose any liability on Landlord to Tenant by reason of inconvenience or injury to Tenant’s business or to the demised premises. Landlord shall have the right at any time, without the same constituting an actual or constructive eviction, and without incurring any liability to Tenant, to change the arrangement and/or location of entrances or passageways, windows, corridors, elevators, stairs, toilets, or other public parts of the Building and to change the name or number by which the Building is known.

19.	VAULT SPACE

Anything contained in any plan or blueprint to the contrary notwithstanding, no vault or other space not within the Building property line is demised hereunder. Any use of such space by Tenant shall be deemed to be pursuant to a license, revocable at will by Landlord, without diminution of the rent payable hereunder. If Tenant shall use such vault space, any fees, taxes or charges made by any governmental authority for such space shall be paid by Tenant.

20.	INDEMNITY

Tenant shall defend, indemnify and hold harmless Landlord, its members and supervisor, managing agent, other agents, officers, directors, shareholders, partners, principals, employees and tenants in common (whether disclosed or undisclosed) (hereinafter collectively referred to as the “Landlord Parties”) from and against any and all claims, demands, liability, losses, damages, costs and expenses (including reasonable attorneys’ fees and disbursements) arising from or in connection with: (a) any breach or default by Tenant in the full and prompt payment and performance of Tenant’s obligations hereunder; (b) the specific use or occupancy or specific manner of use or occupancy of the demised premises by Tenant or any person claiming under or through Tenant; (c) any act, omission or negligence of Tenant or any of its subtenants, assignees or licensees or its or their partners, principals, directors, officers, agents, invitees, employees, guests, customers or contractors during the term hereof; (d) any accident, injury or damage occurring in or about the demised premises during the term hereof; (e) the performance by Tenant of any alteration or improvement to the demised premises including, without limitation, Tenant’s failure to obtain any permit, authorization or license or failure to pay in full any contractor, subcontractor or materialmen performing work on such alteration, (f) mechanics lien filed, claimed or asserted in connection with any alteration or any other work, labor, services or materials done for or supplied to, or claimed to have been done for or supplied to, or claimed to have been done for or supplied to Tenant, or any person claiming through or under Tenant (other than in connection with Landlord’s Work) and (g) any certification made by any architect or engineer retained by or on behalf of Tenant to any governmental authority premises (as well as any certification also executed or submitted by Landlord) in connection with any alteration or improvement to the demised premises (other than in connection with Landlord’s Work). If any claim, action or proceeding is brought against any of the Landlord Parties for a matter covered by this indemnity, Tenant, upon notice from the indemnified person or entity, shall defend such claim, action or proceeding with counsel reasonably satisfactory to Landlord and the indemnified person or entity. The provisions of this Article shall survive the expiration or sooner termination of this lease.

21.	LANDLORD’S LIABILITY

A. If, by reason of (a) strike, (b) labor troubles, (c) governmental pre-emption in connection with a national emergency, (d) any rule, order or regulation of any governmental agency, (e) conditions of supply or demand, (f) conditions affected by, or actions (including without limitation any evacuation or closure of the Building) taken by Landlord or others reasonably intended to assure the health, security or safety of the Building or any person in response to, war, any act of terrorism or violence (even if not directed at the Building or any occupant thereof), or other national, state or municipal emergency (whether or not officially proclaimed by any governmental authority), (g) unavailability of power or any disruption of electrical or any other utility service, or (h) any other cause beyond Landlord’s control, Landlord does not fulfill any obligation under this lease or shall be unable to supply any service which Landlord is obligated to supply, this lease and Tenant’s obligation to pay rent hereunder shall in no wise be affected, impaired or excused. As Landlord shall learn of the happening of any of the foregoing conditions, Landlord shall promptly notify Tenant of such event and, if ascertainable, its estimated duration, and will proceed promptly and diligently with the fulfillment of its obligations as soon as reasonably possible.

B. This lease and the obligations of Tenant hereunder shall in no way be affected because Landlord is unable to fulfill any of its obligations or to supply any service (e.g., heat, electricity, air conditioning, cleaning (if Landlord is obligated hereunder to furnish any of the same), elevators, water), by reason of any of the causes set forth in Section 21.A above. Landlord shall have the right, without incurring any liability to Tenant, to stop any service because of accident or emergency, or for repairs, alterations or improvements, reasonably necessary or desirable in the judgment of Landlord to the Building or the demised premises, until such repairs, alterations or improvements shall have been completed. Landlord shall use its commercially reasonable efforts (but without any obligation to perform work on an overtime or premium pay basis) to minimize the duration of the foregoing and any inconvenience to Tenant arising therefrom. Neither Landlord nor any other Landlord Party shall be liable to Tenant or anyone else, for any loss or damage to person, property or business, unless due to the negligence or willful misconduct of Landlord, its agents, contractors or employees. Neither Landlord nor any other Landlord Party shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building nor for the loss of or damage to any property of Tenant by theft or otherwise. Neither Landlord nor any of its agents shall be liable for any injury or damage to persons or property resulting from fire, explosion, falling ceilings, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of said building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, including but not limited to the making or repairs and improvements, unless caused by or due to the negligence or willful misconduct of Landlord, its agents, contractors, servants or employees; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in said building or caused by operations in construction of any private, public or quasi public work; nor shall Landlord be liable for any latent defect in the demised premises or to the Building provided, however, nothing shall limit Landlord’s obligation to rectify or repair such latent defect to the extent Landlord is obligated therefor pursuant to the provisions of this lease. Tenant shall give immediate notice to Landlord in case of fire or accidents in the demised premises or in the Building or of defects therein or in any fixtures or equipment. Tenant’s failure to do so shall not limit Landlord’s obligation to rectify, repair or remedy the same. TENANT AGREES TO LOOK SOLELY TO LANDLORD’S ESTATE AND INTEREST IN THE BUILDING, OR THE LEASE OF THE BUILDING OF WHICH THE DEMISED PREMISES ARE A PART, OR THE PROCEEDS FROM THE SALE OR TRANSFER THEREOF, FOR THE SATISFACTION OF ANY RIGHT OR REMEDY OF TENANT FOR THE COLLECTION OF A JUDGMENT (OR OTHER JUDICIAL PROCESS) REQUIRING THE PAYMENT OF MONEY BY LANDLORD. NO OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF THE LANDLORD PARTIES (AS DEFINED IN ARTICLE 20) SHALL BE SUBJECT TO LEVY, EXECUTION OR OTHER ENFORCEMENT PROCEDURE FOR THE SATISFACTION OF TENANT’S REMEDIES UNDER OR WITH RESPECT TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, OR TENANT’S USE AND OCCUPANCY OF THE DEMISED PREMISES OR ANY OTHER LIABILITY OF LANDLORD TO TENANT (EXCEPT FOR GROSS NEGLIGENCE, IN WHICH CASE TENANT MAY ALSO LOOK TO THE PROCEEDS OF ANY INSURANCE CARRIED BY LANDLORD IF NOT PAYABLE UNDER INSURANCE REQUIRED TO BE MAINTAINED BY TENANT PURSUANT TO THE TERMS HEREOF). IN NO EVENT SHALL TENANT BE ENTITLED TO MAKE, NOR SHALL TENANT MAKE, ANY CLAIM, AND TENANT HEREBY WAIVES ANY CLAIM, FOR MONEY DAMAGES (NOR SHALL TENANT CLAIM ANY MONEY DAMAGES BY WAY OF SET-OFF, COUNTERCLAIM OR DEFENSE) BASED UPON ANY CLAIM OR ASSERTION BY TENANT THAT LANDLORD HAS UNREASONABLY WITHHELD, CONDITIONED DELAYED OR CONDITIONED ITS CONSENT OR APPROVAL TO A PROPOSED ASSIGNMENT OR SUBLETTING OR TO ANY OTHER MATTER REQUIRING LANDLORD’S CONSENT UNDER THIS LEASE. TENANT’S SOLE REMEDY SHALL BE AN ACTION OR PROCEEDING FOR SPECIFIC PERFORMANCE, INJUNCTION OR DECLARATORY JUDGMENT.

C. LANDLORD AND LANDLORD PARTIES ARE HEREBY RELEASED FROM AND SHALL NOT BE LIABLE FOR ANY DAMAGES TO PERSONS OR PROPERTY RESULTING FROM OR INCIDENTAL TO ANY CRIMINAL ACT OR TERRORIST ATTACK NOTWITHSTANDING ANY ACT OR OMISSION OF ANY ACCESS CONTROL OR SECURITY GUARD PERSONNEL THAT LANDLORD MAY FROM TIME TO TIME EMPLOY IN THE BUILDING TO CONTROL ACCESS TO THE BUILDING OR TO DETER UNLAWFUL ACTIVITY.

22.	CONDITION OF PREMISES

Tenant expressly acknowledges that it has inspected the demised premises and is fully familiar with the physical condition thereof, subject to the completion of Landlord’s Work. Tenant agrees to accept the demised premises in their “as is” condition, except to the extent prescribed otherwise in Exhibit C hereto, and latent defects. Notwithstanding the foregoing, Landlord agrees that, subject to the provisions of this lease, all systems servicing the demised premises shall be in working order on the Commencement Date. Tenant acknowledges that Landlord (a) has made no representation respecting the physical condition of the demised premises, including the existence or non-existence of any hazardous substances, any defects or other matters concerning their physical condition or area or their suitability for Tenant’s intended use and (b) shall have no obligation to do any work in and to the demised premises in order to make them suitable and ready for occupancy and use by Tenant, except such “Landlord’s Work” as may specifically be set forth in Exhibit C (Work Letter) annexed hereto and made part hereof.

23.	SERVICES

A. Landlord shall provide no services not specifically set forth in this lease.

B. Landlord, at Landlord’s sole cost and expense, shall provide the cleaning services to the demised premises as more specifically set forth on Exhibit D annexed hereto. For the avoidance of doubt, all lavatories in the demised premises which are for general use by persons located in the demised premises will not be considered “private” or “executive” and shall be cleaned in the manner identified on Exhibit D. Tenant acknowledges that it has been advised that the cleaning contractor for the Building may be a subdivision or affiliate of Landlord. If Tenant elects to have cleaning services which exceed those which Landlord agrees to provide herein (as set forth on Exhibit D), Tenant, at Tenant’s sole cost and expense, agrees to employ said contractor, or such other contractor as Landlord may from time to time designate, for any additional cleaning services provided to the demised premises, provided that the prices charged by any contractor designated by Landlord are comparable to the prices charged by other contractors for the same work. Tenant agrees that under no circumstance shall it employ any cleaning and maintenance contractor, nor any individual, firm or organization for such purposes (other than the contractor designated by Landlord), without Landlord’s prior written consent, which may be withheld for any reason. If Landlord and Tenant cannot agree on whether the prices being charged by the contractor designated by the Landlord are comparable to those charged by other contractors, Landlord or Tenant may submit such dispute to binding arbitration pursuant to Article 40. While such dispute is pending resolution and as a condition to its initiation and the maintaining thereof, Tenant shall pay the charges billed by Landlord or its approved cleaning contractor, as the case may be.

C. (i) The demised premises will be cooled by two (2) water-cooled package units (“AC Units”) (one (1) twenty (20) ton unit and one (1) thirty (30) ton unit) furnished by Tenant as part of Tenant’s Installation Work which, together with the air conditioning equipment and appurtenances located in the demised premises (collectively, the “A/C Equipment”), provide cooled air to the demised premises for normal office usage during the cooling season for each year.

(ii) The A/C Equipment is and shall remain the property of Landlord. Tenant shall not abuse the A/C Equipment and shall operate the A/C Equipment only in accordance with the instructions that accompany such equipment and the design and performance specifications therefor, which covenant shall survive the expiration or earlier termination of the term hereof. Tenant shall not install any window or wall-through air conditioning units in the demised premises. Tenant shall reimburse Landlord upon demand for any damage to the A/C Equipment caused by Tenant or any employee, agent, contractor or invitee of Tenant and for any replacement equipment made necessary by Tenant’s breach of its obligations in this paragraph. This obligation shall survive the expiration or earlier termination of the term hereof.

(iii) Tenant shall reimburse Landlord in accordance with Article 3 of this lease for electricity consumed in connection with the A/C Equipment. The submeter measuring electricity consumed by the A/C Equipment will be the same submeter which measures electricity consumption in the demised premises generally.

(iv) Landlord, at Tenant’s sole cost and expense, shall obtain a maintenance contract to service the A/C Equipment located in the demised premises.

(v) Landlord shall make available to Tenant, at no cost to Tenant, a total of fifty (50) tons of condenser water to the demised premises, all such condenser water to be generated by a winterized cooling tower and related equipment previously installed by Landlord upon the Building’s common areas. Such condenser water will be (A) delivered to the demised premises at the rate of 3 gallons per minute (gpm) per connected ton of A/C Equipment, at a maximum of 85 degree entering water temperature and 95 degree leaving water temperature for each A/C Unit located in the demised premises and a minimum of not less than 59 degrees and (B) made available to Tenant on the following days and at the following times: Mondays through Fridays from 8:00 a.m. – 6:00 p.m. and on Saturdays from 8:00 a.m. – 1:00 p.m. (excluding holidays in all instances). Notwithstanding the foregoing, Landlord will provide condenser water to the demised premises other than during the hours set forth in the preceding sentence provided that Tenant shall give notice to Landlord prior to 3:00 P.M. in the case of after hours service on weekdays and prior to 1:00 P.M. on Fridays in the case of after hours service on weekends. In such event, Tenant shall pay to Landlord, as additional rent on demand, a charge of $80.00 for each hour (or portion thereof) that Tenant avails itself of such condenser water, subject to periodic adjustments as reasonably determined by Landlord. If, at any time subsequent to the one (1) year anniversary of the full occupancy of the demised premises it is determined that Tenant’s water condenser needs are less than that being allocated to the demised premises, Landlord reserves the right to recapture any excess water condenser capacity; provided, however, if Tenant’s water condenser capacity for the demised premises ever increases over the duration of the term hereof, as reasonably evidenced to Landlord, then Landlord, within ten (10) days of receipt of such evidence and Landlord’s agreement therewith, shall provide the previously recaptured excess water condenser capacity to the demised premises to the extent such excess capacity is then available. Tenant agrees that Tenant will be responsible for the maintenance and repair of the piping and related equipment from the branch shut-off valve at the main riser on the twenty-fifth (25th) floor in the Building and for all equipment located within the demised premises;

24.	JURY WAIVER, DAMAGES

THE PARTIES HERETO HEREBY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF SUCH PARTIES AGAINST THE OTHER WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE DEMISED PREMISES, OR FOR THE ENFORCEMENT OF ANY REMEDY WHETHER PURSUANT TO STATUTE, IN CONTRACT OR TORT, AND IRRESPECTIVE OF THE NATURE OR BASIS OF THE CLAIM INCLUDING BREACH OF AN OBLIGATION TO MAKE ANY PAYMENT, FRAUD, DECEIT, MISREPRESENTATION OF FACT, FAILURE TO PERFORM ANY ACT, NEGLIGENCE, MISCONDUCT OF ANY NATURE OR VIOLATION OF STATUTE, RULE, REGULATION OR ORDINANCE. IF LANDLORD COMMENCES AGAINST TENANT ANY SUMMARY PROCEEDING OR OTHER ACTION TO RECOVER POSSESSION OF THE DEMISED PREMISES OR TO RECOVER ANY RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING OR ACTION OTHER THAN A COMPULSORY COUNTERCLAIM. NO DAMAGES SHALL BE AWARDED AND TENANT HEREBY WAIVES ANY CLAIM FOR DAMAGES (WHETHER ACTUAL, COMPENSATORY, CONSEQUENTIAL, SPECIAL OR PUNITIVE) IN ANY ACTION OR PROCEEDING (WHETHER JUDICIAL OR AN ARBITRATION) RELATING TO LANDLORD’S WITHHOLDING, DELAYING OR CONDITIONING ANY CONSENT OR APPROVAL OR THE REASONABLENESS OF ANY SUCH WITHHOLDING, DELAY OR CONDITION, TENANT’S SOLE REMEDY THEREFOR BEING AN ACTION OR PROCEEDING FOR SPECIFIC PERFORMANCE, INJUNCTION OR DECLARATORY JUDGMENT.

25.	NO WAIVER, CONSTRUCTIVE EVICTION, SURVIVAL OF OBLIGATIONS, ETC.

A. No act or omission of Landlord or its agents shall constitute an actual or constructive partial or total eviction or give rise to a right of Tenant to terminate this lease or receive an abatement of any portion of its rent, or to be relieved of any other obligation hereunder or to be compensated for any loss or injury suffered by it, except as otherwise explicitly set forth herein. No act or omission of Landlord or its agents shall constitute acceptance of a surrender of the premises, except a writing signed by Landlord. The delivery of keys to Landlord or its agents shall not constitute a termination of this lease or a surrender of the premises. Acceptance by Landlord of less than the rent herein provided shall at Landlord’s option be deemed on account of earliest rent remaining unpaid. No endorsement on any check, or letter accompanying rent, shall be deemed an accord and satisfaction, and such check may be cashed without prejudice to Landlord. No waiver of any provision of this lease shall be effective, unless such waiver be in writing signed by Landlord. FOR THE AVOIDANCE OF DOUBT, NO COURSE OF CONDUCT (FOR HOWEVER LONG IT MAY HAVE CONTINUED) THAT MAY HAVE DEVIATED FROM THE EXPRESS TERMS OF THIS LEASE OR CHANGE IN THE COURSE OF CONDUCT (HOWEVER LONG THE PREVIOUS COURSE OF CONDUCT MAY HAVE CONTINUED) OF LANDLORD (SUCH AS THE ACCEPTANCE OF LATE PAYMENT OF RENT WITHOUT COMPELLING PAYMENT OF A LATE CHARGE OR INSTITUTING ANY LEGAL PROCEEDING) SHALL BE DEEMED TO BE A WAIVER OR AMENDMENT OF ANY TERM OF THIS LEASE AND SHALL BE CONSTRUED SOLELY AS A TEMPORARY AND NON-BINDING ACCOMMODATION TO TENANT, AT TENANT’S REQUEST AND MADE WITHOUT PREJUDICE TO LANDLORD’S RIGHTS AND REMEDIES. This lease contains the entire agreement between the parties, and no modification thereof shall be binding unless in writing and signed by the party concerned. Tenant shall comply with the rules and regulations set forth in the Rider attached hereto and made a part hereof, and any reasonable modifications thereof or additions thereto provided the same do not increase the monetary obligations, materially increase the non-monetary obligations or materially decrease the rights of Tenant hereunder. Landlord shall not be liable to Tenant for the violation of such rules and regulations by any other tenant. Notwithstanding the foregoing, Landlord shall enforce the rules and regulations in a non-discriminatory manner. Failure of Landlord to enforce any provision of this lease, or any rule or regulation, shall not be construed as the waiver of any subsequent violation of a provision of this lease, or any rule or regulation. This lease shall not be affected by nor shall Landlord in any way be liable for the closing, darkening or bricking up of windows in the demised premises or the relocation or alteration of any corridor to the demised premises, for any reason, including as the result of construction on any property of which the demised premises are not a part or by Landlord’s own acts. No easement for light and air is conveyed by this lease.

B. Landlord and Tenant’s obligation to make any and all adjustments and payments required by this lease, including, without limitation, the adjustments and payments of rent and additional rent referred to in Article 2 and Article 3 hereof, shall survive any expiration, termination or cancellation of this lease for a period of eighteen (18) months, except as otherwise expressly provided by written cancellation agreement between Landlord and Tenant.

C. Any delay or failure of Landlord in billing or tendering any invoice, statement provided for in any provision of this lease for all or any portion of any amount payable pursuant to this lease (whether denominated additional rent or otherwise), including, without limitation, any provision of Article 2 or Article 3 hereof (including, without limitation, any statement, invoice, bill, or notice of cost of living adjustment, operating expense escalation, tax escalation, or fuel and/or rate adjustment), shall not constitute a waiver of or in any way impair (a) Landlord’s right to bill Tenant at any subsequent time (during or subsequent to the term of this lease), retroactively for the entire amount so unbilled (which previously unbilled amount shall be payable within ten (10) days after demand therefor), and to collect any such amount or (b) Tenant’s continuing obligation to pay the same hereunder to the extent set forth in B above.

26.	OCCUPANCY AND USE BY TENANT; SIGNAGE

A. Intentionally deleted.

B. Intentionally deleted.

C. Tenant shall not obstruct or permit the obstruction of the light, halls, areas, roof, stairway or entrances to the Building. Tenant will not affix, erect or inscribe any signs, projections, awnings, signals or advertisements of any kind to any part of the premises including the inside or outside of the windows or doors thereof and will not paint the outside of the doors thereof or the inside or outside of the windows thereof unless and until the style, size, color, construction and location thereof have been approved in writing by Landlord. Landlord shall have the right to withdraw such approval at any time and to require Tenant to remove any such signs, projections, awnings, signals or advertisements. Notwithstanding the foregoing, Landlord shall not unreasonably withhold, delay or condition its consent to Tenant’s installation of Tenant’s (non-illuminated) name and (non-illuminated) logo in the elevator lobby of the demised premises. Landlord also reserves to itself the sole right to designate the person, firm, corporation or other entity which shall do the work of lettering, installing or erecting of any and all signs to be affixed to the demised premises or the Building or to perform any such work itself, in which case Tenant shall pay Landlord for such work at a competitive rate. In the event that said work is done by Tenant through any person, firm or corporation, other than Landlord or a person designated by Landlord, Landlord is hereby given the right to remove said signs without being liable to Tenant by reason thereof and to charge the cost of so doing to Tenant as additional rent payable on the first day of the next following month, or at Landlord’s option, on the first day of any subsequent month.

D. (i) Notwithstanding anything contained in the lease to the contrary, it is understood and agreed that Landlord, at Tenant’s expense, may effect such work as is necessary to cause Tenant’s entrance door and entrance door signage on the demised premises, at Landlord’s sole discretion, to conform to the standards and specifications for entrance doors and entrance door signage as adopted by landlord from time to time. Landlord may effect such work at any time after the execution and delivery of this Agreement. Tenant shall permit Landlord and its contractors (during Business Hours) such access as is necessary to perform such work. In the event Landlord installs a lobby directory in the Building, Landlord shall provide to Tenant, at no cost or expense to Tenant, a proportionate number of listings (based upon the Operating Expense Percentage multiplied by the total number of listings on such directory) on such lobby directory.

(ii) It is further understood and agreed that any approved signage shall conform to the standards and specifications for signage as may be adopted by Landlord from time to time. In this regard, upon Landlord’s request, Tenant shall submit to Landlord for its prior written approval a proposal regarding the content of any such entrance door signage. Any changes to such approved entrance door sign shall be subject to Landlord’s prior approval and to Landlord’s then standard signage specifications, which approval shall not be unreasonably withheld, conditioned or delayed.

E. (i) If Tenant shall install a wireless intranet, Internet, communications network or “Wi-Fi” (or other iteration thereof) capability (any of the foregoing being hereinafter referred to as a “Network”) within the demised premises, such Network shall be for the use by and only by Tenant and its employees subject to the terms hereof. No antenna shall exceed one meter in size and shall, subject to the following provisions of this paragraph E, conform to all FCC specifications.

(ii) Tenant shall not solicit, suffer, or permit other tenants of the Building to use the Network or any other communications service, including, without limitation, any wired or wireless Internet service that passes through, is transmitted through, or emanates from the demised premises.

(iii) Tenant agrees that Tenant’s communications equipment and the communications equipment of Tenant’s service providers and contractors retained to service the demised premises including, without limitation, any antennas, switches, or other equipment (collectively hereinafter referred to as, “Tenant’s Communications Equipment”) shall be of a type and, if applicable, a frequency that will not cause radio frequency, electromagnetic, or other interference to any other party or any equipment of any other party including, without limitation, Landlord, other tenants, or occupants of the Building or any other party, in violation of FCC specifications concerning radio frequency interference (hereinafter referred to as “RFI”). In the event that Tenant’s Communications Equipment causes or is believed to cause any such prohibited RFI, upon receipt of notice from Landlord of such interference, Tenant will take all steps necessary to correct and eliminate the interference. If the prohibited RFI is not eliminated within twenty-four (24) hours (or a shorter period if Landlord believes a shorter period to be appropriate) then, upon request from Landlord, Tenant shall shut down the Tenant’s Communications Equipment pending resolution of the interference, with the exception of intermittent testing upon prior notice to and with the approval of Landlord. No Network or Tenant’s Communication Equipment may be installed in any lobby, corridor, building common area or any other area not within the exclusive control of Tenant.

(iv) Tenant acknowledges that Landlord has granted and/or may grant lease rights, licenses, and other rights to various other tenants and occupants of the Building and to telecommunications service providers.

27.	NOTICES

A. All bills, statements, notices, demands, requests or other communications given or required to be given to Tenant under this lease shall be given or rendered in writing and delivered to the demised premises, or sent by certified mail (return receipt requested) or by nationally recognized overnight courier addressed to Tenant at the demised premises (or to such other address as Tenant may designate as its new address for such purpose by notice given to Landlord in accordance with the provisions of this Article).

B. Notwithstanding the foregoing, all bills, statements, notices, demands, requests and other communications from Landlord to Tenant pursuant to Article 2 or Article 3 may be given, at Landlord’s option, by regular first class United States mail, Tenant acknowledges and agrees that all notices of default and demands for the payment of rent or performance of any other obligation may be sent or delivered to the demised premises and notwithstanding that Tenant may have another office or place of business (of which Landlord may have actual knowledge) or may have vacated the demised premises, delivery of any such notice or demand or delivery of service of process to the demised premises shall be sufficient for all purposes (including, without limitation, obtaining jurisdiction over [and entry of judgment against] Tenant in any action or proceeding) unless Tenant shall have previously delivered written notice to Landlord of an alternative address for Tenant in the manner provided for in this lease.

C. Landlord hereby authorizes and appoints as Landlord’s agents, the then current managing agent of the Building and any attorney retained by Landlord at any time, jointly and severally, to act on Landlord’s behalf to make demands on and give notices to Tenant hereunder, including without limitation, (a) demands for payment of rent or additional rent, performance of any obligation, or curing of any default, (b) notices of default under or termination of the term of this lease, and (c) all other notices that may be required by law or this lease in connection with or as a predicate to any action or proceeding whether for rent, possession of the demised premises or enforcement of any other right or remedy. Tenant acknowledges and agrees that (i) such managing agent and attorney, either together or individually, are authorized to give such notices and (ii) Tenant shall not (and hereby waives the right to) contest such authorization or raise any defense to any action or proceeding predicated on any allegation of lack of such authorization or that any such notice was not given by Landlord. No notice given by such managing agent or attorney shall be required to state or evidence the authority for giving the same and it shall be presumed conclusively that any such notice from any such managing agent or attorney was properly authorized.

D. All bills, statements, notices, demands, requests or other communications given or required to be given to Landlord under this lease shall (whether or not stated herein) only be deemed sufficiently given or rendered if in writing and delivered to Landlord by certified mail (return receipt requested) or by nationally recognized overnight courier), in each case to Landlord addressed as follows

1400 Broadway Associates L.L.C. c/o Newmark Grubb Knight Frank 125 Park Avenue New York, New York 10017 Attn:

with copies to:	Malkin Holdings LLC One Grand Central Place 60 East 42nd Street New York, New York 10165 Attn: Legal

Morrison Cohen LLP 909 Third Avenue New York, New York 10022 Attn:

or at any other place that Landlord may designate by notice given in accordance with this Article 27.

E. Any such bill, statement, demand, notice, request or other communication shall be deemed to have been rendered or given when received, if delivered by hand, three (3) business days after being sent by registered or certified mail or one (1) full Business Day after being sent by nationally recognized overnight courier. TENANT HEREBY EXPRESSLY WAIVES THE BENEFITS OF ANY LAW, STATUTE OR OTHER LEGAL AUTHORITY REQUIRING A PERIOD OF TIME (SUCH AS 5 DAYS) TO BE ADDED TO THE TIME

REQUIRED HEREIN TO BE GIVEN FOR NOTICES. Notwithstanding anything contained in this Article 27 to the contrary, bills and statements issued by Landlord may be sent by the method(s) set forth hereinabove, without copies to any other party. This Article 27 has been specifically negotiated between the parties hereto.

28.	WATER

Landlord shall supply, at no cost or expense to Tenant, water for ordinary lavatory and drinking purposes. Tenant shall not use water other than for ordinary lavatory and drinking uses. If Tenant does use water other than for ordinary lavatory and drinking purposes, Landlord may install a water meter to measure Tenant’s water consumption for all purposes and Tenant agrees to pay for the installation and maintenance thereof and for water consumed as shown on said meter.

29.	SPRINKLER SYSTEM

If there shall be a “sprinkler system” in the demised premises for any period during this lease, Tenant shall pay $0 per month, for sprinkler supervisory service. If such sprinkler system is damaged by any act or omission of Tenant or its agents, employees, licensees or visitors, Tenant shall restore the system to good working condition at its own expense. Supplementing Article 14 and not in lieu thereof, if the New York Board of Fire Underwriters, the New York Fire Insurance Exchange, the Insurance Services Office, any successor to any of them, any other organization hereafter performing any function of any of them or any governmental authority requires the installation or any alteration to a sprinkler system by reason of Tenant’s specific occupancy or specific use of the premises, including any alteration necessary to obtain the full allowance for a sprinkler system in the fire insurance rate of Landlord, or for any other reason, Tenant shall make such installation or alteration promptly, and at its own expense.

30.	HEAT, REFUSE

Landlord shall furnish heat to the demised premises during Business Hours during the cold season in each year. Notwithstanding the foregoing, Landlord shall provide after-hours heating services at Landlord’s then existing schedule of rates for after-hours heating for tenants in the Building, provided that Tenant shall give notice to Landlord requesting such after-hours services prior to 3:00 P.M. in the case of after-hours service on weekdays and prior to 1:00 P.M. on Fridays in the case of after-hours service on weekends. Landlord may, upon the request of Tenant, remove Tenant’s extraordinary refuse from the Building and Tenant shall pay the reasonable cost thereof.

31.	SECURITY DEPOSIT

A. Tenant shall, upon the signing of this Lease, either (i) deposit with Landlord cash in the amount of $634,330.67 (the “Security Deposit”) or (ii) deliver to Landlord a letter of credit (the “Letter of Credit”) issued in favor of Landlord in the sum of the Security Deposit, in either case as security for the faithful performance and observance by Tenant of the terms, conditions and provisions of this Lease. Notwithstanding anything herein to the contrary, Tenant may, during the term hereof, substitute the cash security described above with a Letter of Credit issued in favor of Landlord. Any Letter of Credit delivered by Tenant shall be an unconditional, irrevocable letter of credit (freely transferable by Landlord without cost to it, the expiration date of which shall not be earlier than the thirtieth (30th) day following the stated expiration of the term of this lease) in the amount of $634,330.67, issued or confirmed by a banking organization chartered by the United States of America, any of the several States thereof or the District of Columbia and insured by the Federal Deposit Insurance Corporation, whose long-term, unsecured and unsubordinated debt obligations are rated in the highest category by at least two of Fitch Ratings, Ltd, (hereinafter referred to as “Fitch”), Moody’s Investors Service, Inc. (hereinafter referred to as “Moody’s”) and Standard & Poor’s Rating Service(hereinafter referred to as “S&P”) (hereinafter referred to collectively as, the “Rating Agencies”) or their respective successors (which on the date hereof means AAA from Fitch and S&P and Aaa from Moody’s) and has a short-term deposit rating in the highest category from at least two of the aforesaid Rating Agencies (which on the date hereof means F1 from Fitch, P-1 from Moody’s and A-1 from S&P) (the “LOC Criteria”). Such letter of credit may be presented at a branch located in New York County and shall be substantially in the form of the letter of credit annexed hereto and made part hereof as Exhibit B. Notwithstanding the foregoing requirements pertaining to the issuing banking organization, Landlord hereby agrees to accept a Letter of Credit issued by MB Financial Bank provided such Letter of Credit otherwise complies with the provision of this Article.

If at any time during the term hereof the banking organization which issued such letter of credit shall cease to satisfy the LOC Criteria (or in the event the Letter of Credit is issued by MB Financial Bank, if MB Financial Bank does not continue to meet the LOC Criteria to the same extent it meets the LOC Criteria as of the date of this lease) or such banking organization (including MB Financial Bank) shall be declared insolvent by the Comptroller of the Currency, the Federal Reserve Board, the Federal Deposit Insurance Corporation or any applicable State regulatory authority or shall be placed on the Federal Deposit Insurance Corporation’s “Watch List,” Tenant shall, within ten (10) days after notice from Landlord, replace such letter of credit with another letter of credit issued by a banking organization that satisfies the LOC Criteria and failing doing so, Landlord may draw down the then extant letter of credit or if such letter of credit is not honored, require Tenant within ten (10) days after notice of such dishonoring to replace the letter of credit with cash security. Time shall be of the essence with respect to each such ten (10) day period set forth in this Section 31.D.

B. Tenant shall pay to Landlord, on demand and as additional rent hereunder, all fees and charges paid by Landlord to the bank issuing the letter of credit or any portion thereof in connection with the transfer of same to any future owner of the Building. In the event of a default by Tenant of any of the terms, provisions or conditions of this lease, beyond applicable periods of notice and grace, Landlord shall be permitted to draw down the entire amount of the letter of credit or any portion thereof and apply the proceeds (or a portion thereof in accordance with the terms and provisions hereinafter set forth). If Landlord shall, notwithstanding any provision to the contrary, accept (i) a letter of credit the expiration date of which is earlier than the date prescribed in Section 31.D or (ii) a letter of credit that provides that it shall be automatically renewed unless the issuer shall advise Landlord that the letter of credit will not be renewed at least forty-five (45) days prior to the then expiring date thereof, then if Landlord shall receive notice of the issuer’s election not to renew the letter of credit, Landlord shall have the right to draw down the entire amount of the letter of credit at any time after receipt of such notice.

C. The letter of credit shall be returned to Tenant promptly following the expiration of the term of this lease, provided that no default shall have occurred. If any default, beyond applicable periods of notice and grace, occurs, Landlord may draw all or any portion of the letter of credit but no such draw shall work to diminish Landlord’s damages suffered by Landlord, it being agreed that the letter of credit is Landlord’s property and its return to Tenant is a reduction of the consideration for this lease in consideration of Tenant’s complete performance of its obligations.

D. In the event the Security Deposit held by Landlord is a cash security deposit then, the following provisions shall apply:

(i) Tenant shall, upon demand, deposit with Landlord the full amount so used, in order that Landlord shall have the full security deposit on hand at all times during the term of this lease. If Tenant shall comply fully with the terms of this lease, the security shall be returned to Tenant after the date fixed as the end of this lease. In the event of a sale or lease of the Building containing the demised premises, Landlord shall transfer the security to the purchaser or tenant, and Landlord shall thereupon be released from all liability for the return of the security and Tenant shall look solely to such purchaser or tenant for the return thereof. This provision shall apply to every transfer or assignment of the security to a new landlord. Tenant shall have no legal power to assign or encumber the security herein described. Landlord shall have no fiduciary obligation with respect to the security deposited hereunder, except as may be imposed by law.

(ii) Landlord may, in its sole discretion, hold such security in an interest-bearing savings account, in which case Tenant shall be entitled to the interest earned thereon annually, less the maximum administrative fee allowed to Landlord by law. Tenant shall execute such documents (including, without limitation, a W-9 form) as Landlord may reasonably require to open such account or sub-account into which the security deposit shall be deposited.

(iii) It is agreed that in the event Tenant defaults, beyond applicable periods of notice and grace, in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of fixed annual rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any fixed annual rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, including, but not limited to, any damages or deficiency in the reletting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. The amount of the security deposit or any portion thereof applied to cure any default or reimburse Landlord for any costs or damages shall not be construed as liquidated damages or deemed to limit any damages for which Landlord has a right to recover or otherwise to limit any right or remedy of Landlord at law or in equity. Tenant further covenants that it shall not assign or encumber or attempt to assign or encumber the monies deposited or delivered under this Article 31 and that neither Landlord nor its successors or assigns shall be bound be any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event Landlord applies or retains any portion or all of the security deposited, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be the amount herein above then required to be maintained as the security deposit, exclusive of accrued interest.

E. Provided that Tenant shall not (i) have previously been in default beyond any applicable notice and cure period under this Lease or (ii) then be in default of any of its obligations hereunder, Landlord shall, upon Tenant’s written request to be given not sooner than the five (5) year and ten (10) month anniversary of the Commencement Date, reduce the amount of the security deposit to an amount equal to $453,093.33. If the Security Deposit is in cash, Landlord will pay to Tenant the amount of any such reduction within thirty (30) days after receipt of Tenant’s written request therefor. If the Security Deposit then held by Landlord is in the form of a Letter of Credit, Landlord will accept a Letter of Credit complying with the applicable provisions of this Lease in the proper reduced amount in exchange for the existing Letter of Credit, or will enter into an amendment of the existing Letter of Credit reducing the amount thereof to the proper reduced amount.

32.	RENT CONTROL

In the event the fixed annual rent or additional rent or any part thereof provided to be paid by Tenant under the provisions of this lease during the demised term shall become uncollectable or shall be reduced or required to be reduced or refunded by virtue of any Federal, State, County or City law, order or regulation, or by any direction of a public officer or body pursuant to law, or the orders, rules, codes or regulations of any organization or entity formed pursuant to law, whether such organization or entity be public or private, then Landlord, at its option, may at anytime thereafter terminate this lease, by not less than thirty (30) days’ written notice to Tenant, on a date set forth in said notice, in which event this lease and the term hereof shall terminate and come to an end on the date fixed in said notice as if the said date were the date originally fixed herein for the termination of the demised term. Landlord shall not have the right so to terminate this lease if Tenant within such period of thirty (30) days shall in writing lawfully agree that the rentals herein reserved are a reasonable rental and agree to continue to pay said rentals, and if such agreement by Tenant shall then be legally enforceable by Landlord.

33.	SHORING

Tenant shall permit any person authorized to make an excavation on land adjacent to the Building containing the premises to do any work within the premises necessary to preserve the wall of the Building from injury or damage, and Tenant shall have no claim against Landlord for damages or abatement of rent by reason thereof.

34.	EFFECT OF CONVEYANCE, ETC.

If the Building shall be sold, transferred or leased, or the lease thereof transferred or sold, Landlord shall be relieved of all future obligations and liabilities hereunder and the purchaser, transferee or tenant of the Building shall be deemed to have assumed and agreed to perform all such obligations and liabilities of Landlord hereunder. In the event of such sale, transfer or lease, Landlord shall also be relieved of all existing obligations and liabilities hereunder, provided that the purchaser, transferee or tenant of the Building assumes in writing such obligations and liabilities.

35.	RIGHTS OF SUCCESSORS AND ASSIGNS; PARTIAL INVALIDITY

This lease shall bind and inure to the benefit of the heirs, executors, administrators, successors, and, except as otherwise provided herein, the assigns of the parties hereto. If any provision of any Article of this lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of that Article, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of said Article and of this lease shall be valid and be enforced to the fullest extent permitted by law.

36.	CAPTIONS

The captions herein are inserted only for convenience, and are in no way to be construed as a part of this lease or as a limitation of the scope of any provision of this lease.

37.	LEASE SUBMISSION

A. Landlord and Tenant agree that this lease is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord in any way unless and until (a) Tenant has duly executed and delivered duplicate originals hereof to Landlord and tendered all sums and other documents due upon the execution hereof and (b) Landlord has executed and delivered a duplicate original of this lease to Tenant.

B. If Tenant is a corporation, partnership, limited liability company or other form of organization or association, each individual executing this lease on behalf of Tenant hereby agrees that by executing this lease such individual represents and warrants to Landlord that Tenant is a duly formed and validly existing entity and that Tenant has full right and authority to execute and deliver this lease and that each person signing on behalf of Tenant is authorized to do so.

38.	ELEVATORS AND LOADING

A. Except in the event of an emergency or as may be necessary in connection with any Alteration or change to the Building that Landlord may be undertaking, Landlord shall provide passenger elevator service twenty-four (24) hours a day, seven (7) days a week and freight elevator service on a non-exclusive basis 8:00 a.m. to 3:00 p.m. during all Business Days. Any use of freight elevator service on other days and times shall be on a first-come, “as available” basis and shall be scheduled in advance with Landlord, and Tenant shall pay Landlord’s customary building standard charge therefor with a four (4) hour minimum charge, subject to increase once each calendar year during the term hereof; provided, however, Landlord shall provide Tenant with an aggregate of sixteen (16) hours of overtime freight elevator service for Tenant’s Installation Work and Tenant’s initial move-in to the demised premises at no charge to Tenant, which service shall be scheduled at least twenty-four (24) hours in advance with Landlord and used in blocks of time of not less than four (4) hours. There shall be no major loading or unloading in the Building between 8:00 a.m. and 6:00 p.m. on weekdays. Tenant acknowledges it has been advised that the freight elevators servicing the Building can be used from 8:00 a.m. to 3:00 p.m. on weekdays for less than truck load deliveries which will not unreasonably interfere with use of the freight elevator by or on behalf of Landlord and the other tenants of the Building.

B. It is the intention of Landlord to maintain in the Building, operatorless automatic control elevators. However, Landlord may, at its option, maintain in the Building either manually operated elevators or operatorless automatic control elevators or part one and part the other, and Landlord shall have the right from time to time during said term, to change, in whole or in part, from one to the other without notice to Tenant and without in any way constituting an eviction of Tenant or affecting the obligations of Tenant hereunder or incurring any liability to Tenant hereunder.

39.	BROKERAGE

Tenant represents and warrants that it neither consulted nor negotiated with any broker or finder with regard to the demised premises other than Newmark Grubb Knight Frank. Tenant agrees to indemnify, defend and save Landlord harmless from and against any claims for fees or commissions from anyone other than Newmark Grubb Knight Frank claiming to have dealt with Tenant in connection with the demised premises or this lease. Landlord agrees to pay any commission or fee owing to the aforesaid and Newmark Grubb Knight Frank pursuant to separate agreements with them. Nothing in this Article 39 shall be construed to be a third party beneficiary contract.

40.	ARBITRATION

In each case specified in this lease in which resort to arbitration shall be required, such arbitration (unless otherwise specifically provided in other Sections of this lease) shall be in Manhattan in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the provisions of this lease, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Except as specifically set forth in this lease, there shall be no right to arbitrate any dispute arising out of this lease and any other action or proceeding shall be adjudicated in the state or federal courts sitting in New York County, New York.

41.	INSURANCE

The following requirements (herein referred to collectively as the “Insurance Requirements”) shall be complied with by Tenant at all times during the term hereof:

A. At all times during the term hereof, Tenant shall maintain, at Tenant’s expense, the following insurance coverage:

(i) all risk property insurance, including theft and, if applicable, boiler and machinery coverage, written at replacement cost value in an adequate amount to avoid coinsurance and a replacement cost endorsement insuring Tenant’s trade fixtures, furnishings, equipment and all items of personal property of Tenant and including property of Tenant’s customers or clients, as the case may be, located in the demised premises;

(ii) broad form commercial general liability insurance written on a per occurrence basis with a per occurrence limit of not less than $5,000,000 and with other limits reasonably satisfactory to Landlord;

(iii) business interruption insurance covering risk of loss due to the occurrence of any of the hazards covered by the insurance to be maintained by Tenant described in paragraph A(i) with coverage in a face amount of not less than the aggregate amount, for a period of 12 months following the insured-against peril, of 100% of all fixed annual rent and additional rent to be paid by Tenant under this lease;

(iv) worker’s compensation insurance and employer’s liability coverage in statutory limits, and New York State disability insurance as required by law, covering all employees; and

(v) such other coverage as Landlord may reasonably require with respect to the demised premises, its use and occupancy and the conduct or operation of business therein.

Landlord may, from time to time, but not more frequently than once every year, adjust the minimum limits set forth above.

B. All insurance policies to be maintained as set forth above (a) shall be issued by companies of recognized responsibility, licensed and admitted to do business in the State of New York, reasonably acceptable to Landlord, and maintaining a rating of A-/XII or better in Best’s Insurance Reports-Property-Casualty (or an equivalent rating in any successor index adopted by Best’s or its successor), (b) shall provide that they may not be canceled or modified unless Landlord and all additional insureds and loss payees thereunder are given at least thirty (30) days prior written notice of such cancellation or modification, (c) shall name, as additional insureds, Landlord, the managing agent of the Building and any other person or entity whose name and address shall have been furnished to Tenant and (d) shall be primary and non-contributory in all respects. All policies providing fire and extended coverage property insurance coverage pursuant to paragraph A(i) shall name Landlord as loss payee with respect to improvements and alterations, and shall name Tenant as loss payee with respect to Tenant’s property.

C. Prior to the Commencement Date, Tenant shall deliver to Landlord certificates of insurance for the insurance coverage required by paragraph A and, if required by Landlord, copies of the declaration page of each policy and of the endorsements to such policies designating such persons or parties as additional insureds, providing for deductibles reasonably satisfactory to Landlord. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord certificates of renewal at least thirty (30) days before the expiration of any existing policy. If Tenant fails to procure or maintain any insurance required by this lease and to pay all premiums and charges therefor, Landlord may (but shall not be obligated to) procure and pay the same, and Tenant shall reimburse Landlord, within ten (10) days after demand, for all such sums paid by Landlord. Any such payment shall not cure or waive any default by Tenant in the performance of its obligations hereunder, nor shall the foregoing right of Landlord to make such payment in any way limit, reduce, diminish or impair the rights of Landlord under the terms of this lease or at law or in equity arising as a result of any such default. Under no circumstances shall Landlord be obligated to advise Tenant of Tenant’s failure to procure or maintain any insurance required hereunder.

D. Tenant shall not carry separate or additional insurance, concurrent in form or contributing in the event of any loss or damage with any insurance required to be obtained by Tenant under this lease unless the parties required by Section 41.B above to be named as additional insureds or loss payees thereunder are so named. Tenant may carry any insurance coverage required of it hereunder pursuant to blanket policies of insurance so long as the coverage afforded Landlord and the other additional insureds or loss payees thereunder, as the case may be, shall not be less than the coverage that would be provided by direct policies.

E. Tenant agrees to include, if obtainable at no additional cost, in its fire insurance policy or policies on its furniture, furnishings, fixtures and other property removable by Tenant under the provisions of its lease of space in the Building appropriate clauses pursuant to which the insurance company or companies (a) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (b) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. But should any additional premium be exacted for any such clause or clauses, Tenant shall be released from the obligation hereby imposed unless Landlord or the other tenants shall agree to pay such additional premium.

F. Tenant shall first seek recovery under its own insurance policy before proceeding against Landlord for any insured event. If there shall occur an event of loss that is (or would be) compensable under any insurance Tenant maintains or is required to maintain pursuant hereto, Tenant shall look to such insurance for compensation and shall not assert any claim therefor against Landlord, it being agreed further, that if Tenant shall fail to maintain any such insurance Landlord shall not be liable for damages to the extent the required insurance would have otherwise compensated Tenant therefor. Notwithstanding anything herein set forth to the contrary, the self-insured, deductible or retained risk not paid by any such insurance shall be borne exclusively by Tenant. Landlord’s failure to procure any insurance or advise Tenant of its failure to procure any insurance shall not reduce or mitigate Tenant’s obligations or liabilities to Landlord.

42.	INTENTIONALLY DELETED

43.	LATE CHARGES

If Tenant shall fail to pay all or any part of any installment of fixed annual rent, additional rent or any other charge due hereunder for more than seven (7) days after the same shall have become due and payable, Tenant shall pay liquidated damages upon demand to Landlord of four ($.04) cents for each dollar of the amount that shall not have been paid to Landlord within such seven (7) days after becoming due and payable. The amount not paid and for which such liquidated damages are being imposed shall be increased each month by all unpaid sums due under the first sentence of this Article 43 not paid within twenty (20) days after first accruing and the entire amount thereof (i.e., the original unpaid amount, the liquidated damages with respect thereto and all additional accrued and unpaid liquidated damages not timely paid), shall be subject to the charge under this Article 43 (so that, for example, if the monthly annual rent due hereunder were $1,000, the liquidated damages sum due under this Article 43 would be $40 [$.04 x $1,000] for the first month that such rent were not timely paid [$1,040 in total] and $81.60 if such non-payment continued beyond the fifth day of the second month [$1,040 (unpaid first month’s rent and liquidated damages) + $1,000 (second month’s rent) = $2,040. $2,040 x $.04 =$81.60], making the total due for such second month $2,121.60. If such sum were not paid the following month the liquidated damages sum would be $124.86 [$2,121.60 + $1,000 = $3,121.60. $3,121.60 x $.04 = 124.86], making the total due for such third month $3,246.46 and so on and so forth). Tenant acknowledges that the payment of rent after the date when first due shall result in loss and injury to Landlord the exact amount of which is not susceptible of reasonable calculation and that the aforesaid amount(s) of late charge represents a reasonable estimate of such losses and injury under the circumstances, especially after taking into account the grace period hereby afforded Tenant before such late charge is to be imposed. The sums payable pursuant to this Article 43 shall be without prejudice to any of Landlord’s rights and remedies hereunder at law and equity for non-payment or late payment of rent or other sums and in addition to any such rights and remedies, including the right to institute and prosecute a proceeding under Article 7 of the Real Property Actions and Proceedings Law. No failure by Landlord to insist upon the strict performance by Tenant of Tenant’s obligation to pay liquidated damages as provided in this Article shall constitute a waiver by Landlord of its right to enforce the provisions of this Article in any instance thereafter occurring. If Landlord receives only a portion of the amount due for any month, Landlord may, at its option, elect to apply such payment first to rent and then to late charges notwithstanding any contrary direction from Tenant. The provisions of this Article 43 shall not be construed in any way to extend the grace periods or notice periods provided for elsewhere in this lease.

44.	ENVIRONMENTAL COMPLIANCE

A. (i) Tenant shall comply with all federal, state and local environmental protection and regulatory laws applicable to Tenant’s use and occupancy of the demised premises. However, nothing shall require Tenant to perform any alterations, installations or modifications to the demised premises in order to so comply unless required by Tenant’s specific use or specific manner of use of the demised premises as opposed to mere office use.

(ii) Tenant shall not use, generate, manufacture, store or dispose of any hazardous substance on, under or about the demised premises or the Building nor transport any hazardous substance thereto. Tenant shall immediately advise the Landlord, in writing of any and all enforcement, clean up, remediation, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable laws relating to any hazardous substances; and all claims made or threatened by any person (including a governmental authority) against the demised premises, Tenant or Landlord relating to any damage, injury, costs, remedial action or cost recovery compensation arising out of or due to the existence of any hazardous substance in or about the demised premises or the Building.

(iii) Tenant shall participate in Landlord’s recycling program for the Building as from time to time implemented with respect to all recyclable waste generated or stored in the demised premises and if Landlord shall not have implemented such a program, Tenant shall promptly implement one for such recyclable waste.

B. Tenant shall defend, indemnify and hold Landlord harmless from and against all actions, causes of action, claims, lawsuits, administrative proceedings, hearings, judgments, awards, fines, penalties, costs (including legal, engineers’, experts’, investigatory and consulting fees), damages, remediation activities and clean-up costs, liens, and all other liabilities incurred by Landlord whenever incurred, arising out of any Tenant’s act or failure to act resulting in (a) the existence or presence (or alleged existence or presence) on or about the Building of any hazardous substance or the release of any hazardous substance into the environment; (b) any personal injury or property damage resulting from any hazardous substance in or about the Building; (c) the violation of any federal, state or municipal environmental protection or regulatory law; or (d) the commencement or prosecution by any governmental authority or private person or entity of any judicial or administrative procedure arising out of any claims under any federal, state or municipal environmental protection or regulatory law or common law cause of action in which Landlord is named a party or in which it may intervene. The obligations of Tenant under this Section 44.B shall survive the expiration or earlier termination of the term hereof.

C. “Hazardous substance” means any hazardous substance as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986; hazardous waste as defined in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq., as any of the foregoing may be amended or superseded; oil; petroleum product, derivative, compound or mixture; mineral, including asbestos; chemical; gas; medical waste; polychlorinated biphenyls (pcb’s); methane; radon; radioactive material; volatile hydrocarbons; or other material, whether naturally occurring, man-made or the by-product of any process, which is toxic, harmful or hazardous or acutely hazardous to the environment or public health or safety; or any other substance the existence of which on or at any property would be the basis for a claim for damages, clean-up costs or remediation costs, fine, penalty or lien under any federal, state or municipal environmental protection or regulatory law or applicable common law.

D. Tenant shall cooperate, at no additional cost or expense to Tenant, with any effort by Landlord to obtain LEED, Green Globes, Energy Star (or similar) certification for the Building.

E. (i) Following notice to tenants commencing with the first comparison year following the year in which a capital improvement for energy conservation is placed in service, and continuing for the duration of the Payback Period, Landlord may charge Tenant monthly, in equal installments, as additional rent The Percentage (as defined in Section 2.D) of the aggregate Projected Annual Savings from such capital improvement for energy conservation. The Projected Annual Savings shall be conclusive and not subject to review.

(ii) For the purposes of this Section 44.E, the following definitions shall apply:

(a) “Capital improvement for energy conservation” means any alteration, addition, change, repair or replacement (whether structural or nonstructural) made by Landlord in or to the Building or the common areas or equipment or systems thereof, which under generally accepted accounting principles, consistently applied, is properly classified as a capital expenditure and the purpose of which is to reduce the Building’s consumption of electricity, oil, natural gas, steam, water or other utilities. The aggregate costs of any capital improvement for energy conservation shall include, without limitation, architectural, engineering and expediting fees, legal, consulting, inspection and commissioning fees actually incurred in connection therewith, but shall be deemed to include actual or imputed financing costs in connection therewith. The costs of any such capital improvement for energy conservation shall be deemed reduced by the amount of any NYSERDA or similar government or other incentives for energy efficiency improvements actually received by Landlord to defray the costs of such capital improvement for energy conservation, and shall further be reduced by any energy efficiency tax credits or similar energy-efficiency-based tax incentives actually accruing to Landlord as a result of such capital improvement for energy conservation.

(b) “Independent Engineer” means an independent professional engineer (whether or not previously employed or retained by Landlord or any affiliate thereof and irrespective of however long such relationship may have lasted), licensed by the State of New York or an energy management specialist, in each case, with at least six (6) years’ experience in performing energy audits on commercial property similar to the Building. Such employment or retention by or affiliation to Landlord or Landlord’s affiliates shall not be grounds to dispute any such Projected Annual Savings.

(c) “Payback Period” means the length of time (expressed in months) obtained by dividing (x) the aggregate costs of any such capital improvement for energy conservation, by (y) the Projected Annual Savings. By way of example: if the aggregate costs of such capital improvement for energy conservation are $2,000,000 and the Projected Annual Savings are $500,000, then the simple payback period for such Capital Improvement is forty-eight (48) months.

(d) “Projected Annual Savings” means the anticipated or estimated average annual savings (whether or not actually realized) in the Building’s annual utility costs (subject to reasonable assumptions and qualifications of the Building’s consumption of electricity, oil, natural gas, steam, water or other utilities), determined using commonly applied engineering methods by the Independent Engineer selected by Landlord that will be generated by a capital improvement for energy conservation.

45.	LEASE FULLY NEGOTIATED

In construing this lease, it shall be deemed to be a document fully negotiated and drafted jointly by counsel to Landlord and counsel to Tenant and the authorship of any term or provision hereof shall not be deemed germane to its meaning. The existence or non-existence in any prior draft hereof of any term or provision whether included herein or not shall not be relevant to the establishment of the intent of the parties hereto or the meaning of any term or provision hereof and may not be used as evidence to establish any such intent or meaning.

46.	SMOKING RESTRICTIONS

There shall be no smoking within the demised premises or any other portion of the Building.

47.	ANTI-TERRORISM REQUIREMENTS

Tenant represents and warrants that (a) neither Tenant nor any person, group or entity who owns any direct or indirect beneficial interest in Tenant or any of them, is listed on the list maintained by the United States Department of the Treasury, Office of Foreign Assets Control (commonly known as the OFAC List) or otherwise qualifies as a terrorist, Specially Designated National and Blocked Person or a person with whom business by a United States citizen or resident is prohibited (each referred to herein as a “Prohibited Person”); (b) neither Tenant nor any person, group or entity who owns any direct or indirect beneficial interest in Tenant or any of them is in violation of any anti-money laundering or anti-terrorism statute, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56 (commonly known as the USA PATRIOT Act), and the related regulations issued thereunder, including temporary regulations, and Executive Orders (including, without limitation, Executive Order 13224) issued in connection therewith, all as amended from time to time; and (c) neither Tenant nor any person, group or entity who owns any direct or indirect interest in Tenant is acting on behalf of a Prohibited Person. Tenant shall indemnify and hold Landlord harmless from and against all claims, damages, losses, risks, liabilities and costs (including fines, penalties and legal costs) arising from any misrepresentation in this Article or Landlord’s reliance thereon. Tenant’s obligations under this Article shall survive the expiration or sooner termination of the term of this lease.

48.	CONDOMINIUM PROVISIONS

A. Landlord reserves (and Tenant acknowledges that Landlord has) the right to convert (or join or acquiesce in the conversion of) the Building or Building Project to condominium form of ownership (hereinafter referred to as a “Conversion”) of which the demised premises may, in the sponsor and Landlord’s sole discretion, constitute all or a portion of a condominium unit (hereinafter referred to as the “Unit”). If the Building is converted to condominium form of ownership, then this lease shall not be affected thereby and shall continue in full force and effect, except as follows:

(i) Except as otherwise specifically set forth herein, references to the Building or Building Project shall be deemed to be references to the Unit;

(ii) Rents based upon increases in Expenses and/or Real Estate Taxes shall be payable upon the following terms:

(a) The Percentage applicable to real estate taxes [and/or Expenses, as the case may be,] shall be recomputed as a decimal fraction carried to four places beyond the decimal point by dividing the rentable square feet of the demised premises by the rentable square feet of the Unit (as each such area is determined by Landlord in its reasonable judgment);

(b) Expenses shall include all expenses heretofore defined and all charges, assessments and special assessments payable by the owner of or attributable to the Unit pursuant to the condominium’s declaration of condominium, its bylaws or resolution of the board of managers or condominium association having jurisdiction of the Unit;

(c) Expenses and base year taxes shall be recomputed by Landlord using its reasonable judgment to allocate to the Unit the actual expenses and real estate taxes as would have been allocated to the Unit for Base Year and base tax year had the condominium then been in existence and such amounts as Landlord shall have determined shall be deemed the Expenses and the base year taxes and base tax year, respectively;

(d) if any such conversion shall be effective on a date that is not the first day of a relevant comparative year, additional rent for increases in Expenses and real estate taxes, as the case may be, shall be calculated for the periods before and following the effective date of such conversion according to the appropriate methodology for such period and accordingly prorated for each such period; and

(e) All such determinations by Landlord in (b) and (c) shall be subject to Landlord’s delivery to Tenant of information sufficient to enable Tenant to reach its own determination of the allocations and Tenant shall have the right to object to the same. Any dispute which remains unresolved shall be determined by arbitration.

B. Regardless of whether or not Tenant may have a sufficient interest in the Building Project pursuant to law to require its consent to the declaration of condominium, its bylaws, floor plans or any other document required to effect a Conversion (hereinafter collectively referred to as “Condominium Documents”) and all applications and filings involved in the Conversion, Tenant does hereby specifically waive such rights, and if such rights cannot be waived, does hereby consent to such matters in advance and to the Conversion itself to create a condominium form of ownership for the Building (herein referred to as a “Condominium”).

C. In the event of a Conversion in which the premises are converted into one or more separately saleable units, Tenant does hereby agree in advance to attorn to any purchaser of any unit(s) which shall consist of the Premises and recognizes such purchaser as landlord under the terms and provisions of this lease and no further consent of Tenant shall be required as long as the purchaser of any such unit(s) agrees in writing to honor the rights and obligations of Tenant hereunder.

D. This lease shall be subordinate to all Condominium Documents. Upon such Conversion, if the Condominium Documents provide for the performance of any obligations that would have been Landlord’s obligations under this lease, Landlord will cause the board of managers of the Condominium or of the Unit of which the demised premises are a part to perform such obligations, but in no event shall any rights or remedies of Tenant hereunder be materially diminished, conditioned or negated or its obligations materially increased by such operation of the Condominium Documents. It is expressly understood and agreed that the demised premises are intended to be a part of the Condominium, and to be subject to the Condominium Documents. Tenant agrees that the aforesaid subordination shall be self-operative without the need for any further action but Tenant shall execute and deliver such documents as Landlord may require to confirm or further effect such subordination. If the Condominium shall be formed, Tenant shall not perform any act, or fail to perform any act, if such performance or failure to perform would be a violation of, or cause Landlord to be in default under, any of the Condominium Documents but in no event shall any rights or remedies of Tenant hereunder be materially diminished, conditioned or negated or its obligations materially increased by such operation of the Condominium Documents. During the Lease Term, Tenant agrees to be bound by all of the terms contained in the Condominium Documents that pertain to an occupant of the Condominium Unit of which the demised premises form a part or of the common elements of such Condominium, except if and to the extent that compliance with such terms and obligations shall be Landlord’s obligation pursuant to one or more express provisions of this lease and in no event shall the Tenant be responsible for common charges or maintenance payments under the Condominium Documents, except as hereinabove provided. Tenant agrees to observe all of the rules and regulations of the Condominium and the board of managers of the Condominium and/or the Unit of which the demised premises form a part (each, a “Board”) but in no event shall any rights or remedies of Tenant hereunder be materially diminished, conditioned or negated or its obligations materially increased by such operation of the Condominium Documents. Tenant expressly agrees that the applicable Board shall have the power to enforce against Tenant (and each and every immediate and remote assignee or subtenant of Tenant) the terms of the Condominium Documents, if the actions of Tenant (or such assignee or subtenant) shall be in breach of the Condominium Documents, to the extent that the same would entitle the applicable Board to enforce the terms of the Condominium Documents against Landlord.

E. Notwithstanding anything to the contrary contained elsewhere in this lease, any provision of this lease that requires Landlord to “cause the Board” to provide services or perform any other act shall be deemed to require Landlord to use commercially reasonable efforts to cause the Board to do the same but Landlord shall not be liable to Tenant for any failure in performance resulting from the failure in performance by the Board, Landlord’s obligations hereunder are accordingly conditional where such obligations require such parallel performance by the Board, provided that Landlord shall, at Landlord’s cost and expense, expeditiously and diligently use commercially reasonable efforts to enforce such rights as Landlord may have against the Board under the Condominium Documents for the benefit of Tenant upon Tenant’s written request therefor (and to forward to the Board any notices or requests for consent as Tenant may reasonably request) including instituting any legal action or proceeding or arbitration to enforce the Board’s obligations. Landlord agrees that the Condominium declaration recorded for the Building shall obligate the Board to perform Landlord’s maintenance, repair and replacements obligations hereunder that relate to “common elements” or shall give the Landlord access and the privilege to perform the same.

49.	ADDITIONAL DEFINITIONS

“Business Days” shall mean all days, except Saturdays, Sundays and all days celebrated as holidays under union contracts applicable to the Building. “Business Hours” shall mean 8:00 A.M. to 6:00 P.M. on Business Days. The words “herein,” “hereof,” “hereto,” “hereunder” and similar words shall be interpreted as being references to this lease as a whole and not merely the clause, paragraph, Section or Article in which such word appears. The term “demised premises” is used interchangeably with the term “premises”. The words “shall” and “will” are interchangeable, each imposing a mandatory obligation upon the party to whom such verb applies. The words “include” and “including” shall be interpreted to mean “including, without limitation.” The word “control” and the variations thereof used in this lease shall have the meanings ascribed to them under the Securities Act of 1933, as amended, and the regulations promulgated under it. Wherever appropriate in this lease, personal pronouns shall be deemed to include the other genders and the singular or plural of any defined term or other word shall, as the context may require, be deemed to include, as the case may be, either the singular or the plural. All Article and paragraph and subsection references set forth herein shall, unless the context otherwise specifically requires, be deemed references to the Articles, paragraphs and subsections of this lease. The usable square feet of the demised premises shall be calculated in accordance with the Recommended Method of Floor Measurement for Office Buildings of the Real Estate Board of New York, Inc. in effect as of the date hereof. Wherever herein Tenant is required to comply with laws, orders and regulations of any governmental authority having or asserting jurisdiction over the demised premises, such laws, orders and regulations shall include, without limitation, each Law referenced in Article 14 and any other Law referenced in Article 44, as each may be amended and any successor statutes of like or similar import. References to Landlord as having no liability to Tenant shall mean that, except as otherwise provided in this lease, Tenant is not entitled to terminate this lease, to claim actual or constructive eviction, partial or total, to receive any abatement or diminution of rent, to be relieved in any manner of any of its other obligations hereunder, to be compensated for loss or injury suffered or to enforce any other kind of liability whatsoever against Landlord under or with respect to this lease or with respect to tenant’s use or occupancy of the demised premises. Whenever in this Lease the word “default” is used with respect to any obligation to be performed by Tenant or whenever any right of Tenant shall be conditioned upon Tenant not then being in default, a default not continuing or a default not having occurred, the term “default” shall mean simply the failure to perform an obligation on or before first date such obligation was to have been performed. Such a default shall be deemed to have occurred whether or not such obligation is subsequently performed (including performance within any so-called cure or grace period), such cure is accepted by Landlord or any notice of such default had been given. The term “termination of this lease” or any variant thereof shall mean the “termination of the term of this lease.”

50.	APPLICABLE LAW

This lease shall be deemed to have been made in New York County, New York, and shall be construed in accordance with the laws of New York. ALL ACTIONS OR PROCEEDINGS RELATING, DIRECTLY OR INDIRECTLY, TO THIS LEASE SHALL BE LITIGATED ONLY IN COURTS LOCATED WITHIN THE COUNTY OF NEW YORK. LANDLORD AND TENANT, ANY GUARANTOR OF THE PERFORMANCE OF TENANT’S OBLIGATIONS HEREUNDER AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, HEREBY SUBJECT THEMSELVES TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITH SUCH COUNTY. TENANT HEREBY WAIVES THE RIGHT TO RAISE ANY DEFENSE BASED UPON INCONVENIENT FORUM OR MAKE ANY PLEA OR MOTION SEEKING TO REMOVE ANY CASE TO ANOTHER VENUE.

51.	TENANT’S TERMINATION OPTION

Tenant shall have the option to cancel and terminate this lease effective as of the five (5) year ten (10) month anniversary of the Commencement Date (such effective date being hereinafter referred to as the “Early

Termination Date”) by written notice (the “Early Termination Notice”) delivered to Landlord no later than twelve (12) months prior to the Early Termination Date, time being of the essence. In connection with Tenant’s exercise of the termination option set forth herein, Tenant shall pay to Landlord an amount (the “Termination Payment”) equal to (a) two (2) months of the fixed annual rent for the entire demised premises at the escalated rate effective as of the Early Termination Date plus (b) the amount of the then unamortized cost (based upon amortizing such cost over the originally scheduled term of this lease) of (i) the actual, out of pocket costs incurred by Landlord in connection with the performance of Landlord’s Work, (ii) the brokerage commission paid in connection with this Agreement and (iii) the value of the free rent provided to Tenant pursuant to this Agreement (i.e., $941,911.33) (the costs set forth in (i) through (iii), collectively, the “Costs”), plus eight (8%) percent per annum on the unamortized Costs for the period from the Commencement Date through and including the Early Termination Date. The entire Termination Payment shall be paid by Tenant to Landlord within ten (10) business days, time being of the essence, after Landlord notifies Tenant, in writing, of the amount of the Termination Payment, which Landlord agrees to provide as soon as reasonably practicable following its receipt of the Early Termination Notice. Within ninety (90) days of Landlord’s receipt of the Early Termination Notice, Landlord shall deliver to Tenant a statement of the Costs. Upon timely delivery of the Early Termination Notice and the Termination Payment, this lease, as modified hereby, will expire on the Early Termination Date as if such date were the Expiration Date and Tenant shall vacate the demised premises on or before the Early Termination Date, leaving the same in the condition otherwise required upon the expiration or sooner termination of this lease.

The effectiveness of Tenant’s exercise of the foregoing option is expressly conditioned upon (1) there not being any uncured monetary or material non-monetary default by Tenant under this lease (a) beyond all applicable notice, grace and/or cure periods at the time of the exercise of said option and (b) as of the Early Termination Date and (2) Landlord’s receipt of the entire Termination Payment at the time set forth above. The Termination Payment shall be paid by Tenant and received by Landlord as consideration for the privilege of termination when, as and if Tenant exercises the said option to terminate this lease.

52.	TENANT’S EXTENSION OPTION

A. Provided (i) this lease shall then be in full force and effect, (ii) Tenant shall not be in default hereunder beyond all applicable notice, grace and/or cure periods of any monetary or material non-monetary obligations either as of the date of Tenant’s exercise of the extension option described herein or as of the day which would otherwise be the first day of the Extension Term, as defined herein (which conditions regarding default may be waived by Landlord in its sole discretion), and (iii) Tenant shall then be in physical occupancy of the entire demised premises, Tenant shall have one (1) option to extend the term of this lease for an additional term of five (5) years (the “Extension Term”). The Extension Term shall commence on the day immediately following the Expiration Date and shall expire on the day prior to the fifth (5th) anniversary of the Expiration Date unless the Extension Term shall sooner end pursuant to any of the terms, covenants or conditions of this lease or pursuant to law. Tenant shall give Landlord written notice of Tenant’s intention to exercise such option on or before the date which is not less than eighteen (18) months nor more than twenty-one (21) months prior to the Expiration Date, and upon the giving of such notice, this lease and the term hereof shall be extended without execution or delivery of any other or further documents, with the same force and effect as if the Extension Term had originally been included in the term of this lease, and the Expiration Date shall thereupon be deemed to be the last day of the Extension Term. Except as otherwise provided in this Article, all of the terms, covenants and conditions of this lease shall continue in full force and effect during the Extension Term, including items of additional rent and escalation rent which shall remain payable on the terms herein set forth.

B. The fixed annual rent payable by Tenant for the demised premises during the Extension Term shall be equal to the then fair market rent for the demised premises, which shall be determined as the fixed annual rent for comparable office space in a comparable building taking into account the actual base years for operating expenses and taxes which would be applicable (the “FMR”). For purposes of determining the FMR during the Extension Term, it should be assumed that Tenant is not receiving a prevailing market inducement package (i.e., free rent, work letter and the like), since Tenant will not be receiving such inducement package. The FMR shall be determined in accordance with the following procedure:

(i) Immediately after the exercise by Tenant of its option under paragraph (A) above, Landlord and Tenant shall use their best efforts to agree upon the FMR for the Extension Term. In the event

Landlord and Tenant cannot reach agreement within fifteen (15) business days after the date of Tenant’s notice of exercise of its option, Landlord and Tenant shall each select a reputable, independent, qualified, licensed real estate broker having an office in New York County, with at least ten (10) years experience as a commercial real estate broker, who is familiar with the rentals then being charged in the Building and in comparable buildings (respectively, “Landlord’s Broker” and “Tenant’s Broker”), who shall confer promptly after their selection by Landlord and Tenant and shall use their best efforts to agree upon the FMR. If Landlord’s Broker and Tenant’s Broker cannot reach agreement within sixty (60) days after the date of Tenant’s notice of exercise of its option, then within ten (10) days thereafter, they shall designate a third reputable, independent, qualified, licensed real estate broker having an office in New York County (the “Independent Broker”). Upon the failure of Landlord’s Broker and Tenant’s Broker to agree upon the designation of the Independent Broker, then the Independent Broker shall be appointed by a Justice of the Supreme Court of the State of New York upon ten (10) days notice, or by any other court in New York County having jurisdiction and exercising functions similar to those exercised by the Supreme Court of the State of New York. Concurrently with such appointment, Landlord’s Broker and Tenant’s Broker shall each submit a letter to the Independent Broker, with a copy to Landlord and Tenant, setting forth such broker’s estimate of the FMR (respectively, “Landlord’s Broker’s Letter” and “Tenant’s Broker’s Letter”).

(ii) In the event the FMR set forth in Landlord’s Broker’s Letter and Tenant’s Broker’s Letter shall differ by $4.00 per rentable square foot or less, then the FMR shall not be determined by the Independent Broker, and the FMR shall be the average of the FMR set forth in Landlord’s Broker’s Letter and Tenant’s Broker’s Letter. In the event the FMR set forth in Landlord’s Broker’s Letter and Tenant’s Broker’s Letter shall differ by more than $4.00 per rentable square foot per annum, the Independent Broker shall conduct such investigations and hearings as he may deem appropriate and shall, within sixty (60) days after the date of his designation, choose either the rental set forth in Landlord’s Broker’s Letter or Tenant’s Broker’s Letter to be the FMR during the Extension Term and such choice shall be binding upon Landlord and Tenant. Once such determination has been made, the fixed annual rent payable by Tenant for the Extension Term shall be the FMR, as finally determined in accordance with this Article. Landlord and Tenant shall each pay the fees and expenses of its respective broker. Such FMR shall thereafter be subject to adjustment as elsewhere provided in this lease. The fees and expenses of the Independent Broker shall be shared equally by Landlord and Tenant.

C. In the event the Extension Term shall commence prior to the determination of the fixed annual rent for the Extension Term as herein provided, then the fixed annual rent to be paid by Tenant to Landlord until such determination has been made shall be the rent in effect for the demised premises for the twelve (12) month period immediately preceding the commencement of the Extension Term, including fixed annual rent, all escalations and additional rent payable pursuant to the provisions of this lease. After such determination has been made for the fixed annual rent to be paid by Tenant during the Extension Term, any deficiency in fixed annual rent due from Tenant to Landlord during the Extension Term shall be paid within ten (10) days after demand therefor and any overage paid by Tenant shall be promptly credit against the next due installments of fixed annual rent until such overage has been fully exhausted.

D. Promptly after the fixed annual rent has been determined, Landlord and Tenant shall execute and deliver an agreement setting forth the fixed annual rent for the demised premises for the Extension Term, as finally determined, provided the failure of the parties to do so shall not affect their respective rights and obligations hereunder.

53.	RIGHT OF FIRST REFUSAL

A. In the event Landlord shall receive a bona fide offer during the term hereof to lease any space on the 24th floor in the building, then, provided Tenant shall not then be in default, beyond applicable periods of notice and grace of any monetary or material non-monetary obligations hereunder and at least five (5) years is then remaining on the term of this Lease (including any then exercised extension option), Landlord shall send written notice thereof (the “First Refusal Notice”) to Tenant by hand or by certified mail, return receipt requested, which notice shall be accompanied by a brief description of the material terms offered by the prospective tenant. Such description shall include the name of the prospective tenant, the space proposed to be leased by the prospective tenant, the square footage of the space, the term of the proposed lease (including the proposed commencement date thereof) and the method for determining electricity and, if the Option Commencement Date (as defined below) is expected to occur on or before the third (3rd) anniversary of the Commencement Date, such First Refusal Notice shall also include the proposed fixed annual rent, rent escalation terms, other scheduled additional rent (including base years), the number of months of free rent, if any, work to be performed by Landlord, if any, and tenant improvements contribution to be made by Landlord, if any. Notwithstanding anything to the contrary contained in this Article 53 or in Article 52, if at the time of Landlord’s First Refusal Notice there are more than 21 months remaining before the Expiration Date but less five (5) years remaining in the term hereof, Landlord shall permit Tenant to extend the term of this lease prior to the date which is twenty-one (21) months prior to the Expiration Date provided, however, that simultaneously therewith Tenant elects to lease the Option Space as contemplated in this Article.

B. Within ten (10) business days after Tenant receives the First Refusal Notice, time being of the essence, Tenant shall have the right to elect to lease the space which is the subject of such First Refusal Notice (the “Option Space”) on the same terms and conditions as are outlined in such First Refusal Notice and, if Tenant elects to lease such space on such terms and conditions, Landlord and Tenant shall promptly proceed to enter into a lease modification agreement on such terms and conditions; provided, however, if Tenant elects to lease such space, then (a) if the commencement date of the term with respect to the Option Space (the “Option Commencement Date”) is prior to the third (3rd) anniversary of the Commencement Date, the initial fixed annual rent shall be the product of (x) the rentable square footage of the Option Space and (y) the then per square foot escalated rent of the premises originally demised under this lease (i.e., the sum of the fixed annual rent, as escalated and all additional rent then being charged under this lease with respect to such space) (it being agreed that all other terms and conditions, other than fixed annual rent (which will be determined as set forth above), shall be as outlined in such First Refusal Notice including, for example, the number of months of free rent, if any, the work to be performed by Landlord, if any, and the tenant improvements contribution to be made by Landlord, if any) and (b) if the Option Commencement Date is on or after the third (3rd) anniversary of the Commencement Date, the initial fixed annual rent shall be the FMR of the Option Space as of the third (3rd) anniversary of the Option Commencement Date. Regardless of the expiration date set forth in the First Refusal Notice, the expiration date of Tenant’s lease of the Option Space shall be the Expiration Date of this lease, as same may be extended pursuant to the provisions of this lease. The FMR shall be determined in accordance with the procedures set forth in Article 52 above. In either case, during the term of the lease with respect to the Option Space, the initial fixed annual rent for the Option Space (determined in the manner set forth above) shall be subject to operating expense and real estate tax escalations, at the same time and in the same manner as applicable to the balance of the demised premises. In the event the Option Commencement Date is prior to the third (3rd) anniversary of the Commencement Date, the $5.00 per square foot increase as of the five (5) year five (5) month and one (1) week anniversary of the Commencement Date contemplated in Article 2 shall also be applicable to the Option Space. The additional security deposit required for the Option Space as of the Option Commencement Date shall be reasonably agreed to between Landlord and Tenant in the lease modification agreement.

C. In the event Tenant shall fail or elect not to exercise its option to lease such space within the time provided in Paragraph B above, Landlord shall be free to consummate the transaction summarized in the First Refusal Notice with the prospective tenant, it being agreed that the terms of the lease entered into between Landlord and the prospective tenant identified in such First Refusal Notice only must be substantially similar to, but not identical to, the summary of the transaction as provided in the First Refusal Notice, and further provided that if Landlord fails to consummate such a substantially similar transaction with the proposed tenant within ninety (90) days after delivery of its First Refusal Notice to Tenant, the space shall again be offered to Tenant pursuant hereto.

54.	SET BACK AND TERRACE

Tenant shall be permitted access to and use of the Northwest setback (the “Setback”) on the twenty-fifth (25th) floor of the building, solely for purposes of Tenant’s installation, maintenance, repair, replacement and removal of Tenant’s supplemental air conditioning units (the “Supplemental A/C Equipment”) provided that Tenant, at its sole cost and expense, obtains any necessary governmental approvals and performs all improvements necessary to render Tenant’s use thereof compliant with all applicable laws, codes, rules, regulations and requirements. Tenant acknowledges that (a) the Setback is not part of the premises demised to Tenant hereunder (and Landlord shall have no obligation to, and will not, provide any services to the Setback), but Tenant’s use of the Setback is otherwise subject to the applicable terms, covenants and conditions of this lease and Tenant’s obligation to comply therewith, (b) Landlord shall have no obligation to perform any work on or to the Setback, (c) notwithstanding anything to the contrary contained in this lease, Tenant shall in no event make any alterations, installations, additions or improvements to or otherwise install any fixtures, equipment, furniture or decorations in or on the Setback without the prior written consent of Landlord and, if granted, all fixtures and equipment shall be secured to the floor of the setback in a manner which is reasonably acceptable to Landlord, (d) Tenant shall not interfere with and shall use due care to avoid damage to the Setback, the exterior of the building and any building equipment located thereon, (e) Tenant shall have the exclusive (as to other tenants or occupants of the building) use of the Setback subject, however, to the right of Landlord to obtain access thereto through the demised premises for purposes of making repairs or alterations thereto. In the event of such access by Landlord, Landlord will use its commercially reasonable efforts (but without the obligation to incur overtime or premium pay charges) to minimize disruption to Tenant’s use of the Setback or the demised premises, (f) in connection with Tenant’s use of the Setback, Tenant shall take such actions as are necessary to prevent disturbance to other tenants and occupants of the building and shall neither install nor use any items on the Setback which are or could be dangerous or hazardous, (g) Tenant shall maintain the Setback free of debris and rubbish and shall cause proper receptacles that comply with applicable law to be established thereon, (h) any smoking on the Setback shall comply with applicable law, (i) upon Landlord’s written request therefor, Tenant shall immediately remove any installation, equipment and fixtures on the Setback which Landlord reasonably believes creates an unsafe or unsightly condition or otherwise adversely affects the appearance of the building, (j) Tenant shall be solely responsible for all damage to the Setback (and the building) resulting from Tenant’s use thereof, (k) Landlord makes no warranty nor representation as to the suitability of the Setback for Tenant’s intended use or its condition, (l) Tenant shall defend, indemnify and hold harmless Landlord from any loss, liability, cost or expense (including, but not limited to, reasonable attorneys’ fees) resulting from Tenant’s use of the Setback including, but not limited to, any damage to property or injury to persons arising therefrom (such agreement to defend, indemnify and hold harmless Landlord to survive the expiration or earlier termination of this lease), (m) Tenant agrees to maintain the Setback in good condition and repair at all times, subject to normal wear and tear, and to repair promptly any conditions of disrepair arising from and after the date of this lease, (n) Tenant shall not utilize combustible materials on the Setback, or suffer or permit any unsafe or illegal activity on the Setback including, but not limited to, the discarding of objects or materials over the walls surrounding the same, (o) Tenant shall be solely responsible for constructing a means of egress to the Setback and, if requested by Landlord, Tenant shall install, to Landlord’s reasonable satisfaction, a reasonable and effective covering on the Setback to prevent any damage thereto arising from Tenant’s use thereof as contemplated herein, (p) Tenant, at Tenant’s sole cost and expense, shall perform its work with respect to the Setback in such a manner (and with such contractors and subcontractors) so that Landlord’s roof warranties are not made void or otherwise impaired, (q) Tenant’s use of the Setback will be in compliance with all applicable laws, codes, rules, regulations and requirements, (r) Tenant may not use the Setback for “assembly” purposes, (s) with respect to any Supplemental A/C Equipment placed on the Setback by Tenant, Tenant agrees that (i) it shall provide Landlord with Tenant’s plans and specifications with respect thereto, which plans shall be subject to Landlord’s reasonable approval, (ii) the installation, use, maintenance and removal of the Supplemental A/C Equipment shall be at Tenant’s sole cost, expense and risk (even if building personal assist in connection therewith) and shall comply with all applicable codes, laws, rules and regulations, (iii) the weight of the Supplemental A/C Equipment to be installed by Tenant shall not exceed that which may, in Landlord’s sole but reasonable discretion, exceed that which may be supported by the Setback, (iv) the location of the Supplemental A/C Equipment on the Setback shall be as shown on Tenant’s Installation Work plans, (v) notwithstanding anything to the contrary contained in this lease, upon the expiration or sooner termination of this lease, Tenant, at Tenant’s sole cost and expense, shall remove the Supplemental A/C Equipment from the Setback and restore the affected portion thereof (such obligation of Tenant to survive the expiration or sooner termination of this lease), (vi) Tenant shall use Landlord’s roofing contractor in connection with the penetrations to the Setback, if any, required in connection with the Supplemental A/C Equipment, and (vii) electricity provided to the Supplemental A/C Equipment shall be used and paid for by Tenant in accordance with Article 3 of this lease and (t) nothing contained herein shall be deemed or construed as a warranty or representation by Landlord as to the condition of the Setback.

55.	RIGHT OF FIRST OFFER

A. For purposes of this Article 55, the term “First Offer Space” shall mean the entire thirty-fourth (34th) floor (as indicated on Exhibit F annexed hereto) in the Building.

B. Provided (i) Tenant is not in monetary or material non-monetary default under the terms and conditions of this lease beyond applicable periods of notice and grace as of both the date of the giving of the Acceptance Notice and the First Offer Space Inclusion Date (as such terms are hereinafter defined), and (ii) Tenant

(or an assignee pursuant to an assignment which, pursuant to the provisions of this lease, did not require Landlord’s prior written consent thereto) is in physical occupancy of not less than 80% of the demised premises, Tenant shall have the right to include the First Offer Space in the demised premises when and if it shall become available for leasing by Landlord during the term hereof. Any attempt to exercise the first offer right provided herein under any one or more of such circumstances shall be null and void. Landlord shall not renew the existing tenant in the First Offer Space or enter into, or offer for lease, all or any portion of the First Offer Space to any third party without first offering the First Offer Space to Tenant pursuant to this Article, it being agreed that any offer to Tenant of the First Offer Space shall be for the entire First Offer Space and at one time.

C. Such first offer shall be made by Landlord to Tenant by written notice (hereinafter called “Landlord’s Notice”), (i) on or after April 1, 2013 (subject to the following subparagraph (ii)), or (ii) promptly following the termination or surrender of the existing prior to the scheduled expiration of the existing lease (if the effective date thereof is prior to May 31, 2013). Landlord’s Notice shall specify the date the First Offer Space is expected by Landlord to become available for leasing by Tenant (the “First Offer Space Scheduled Commencement Date”), which First Offer Space Scheduled Commencement Date shall not be less than thirty (30) days from the date of Landlord’s Notice. The expiration date of the term with respect to the First Offer Space will be the Expiration Date (as the same may be extended pursuant to the provisions of this lease). Not later than ten (10) business days following Tenant’s receipt of Landlord’s Notice, time being of the essence, Tenant shall, if it so elects, give Landlord a written notice (the “Acceptance Notice”) agreeing to lease the First Offer Space as set forth in Landlord’s Notice. Subject to the terms hereof, if Tenant timely commits to accept Landlord’s offer with respect to the First Offer Space, time being of the essence, then the parties hereto shall be immediately bound thereby and shall promptly execute and deliver a written amendment to this lease reasonably satisfactory to both Landlord and Tenant, so that the First Offer Space shall be added to and included in the demised premises for the period (i) commencing on the date (the “First Offer Space Inclusion Date”) which is the earlier to occur of (y) the date on which Tenant shall take exclusive possession of the First Offer Space for purposes of construction or the conduct of business and (z) the First Offer Space Scheduled Commencement Date for such First Offer Space provided the First Offer Space is vacant and broom clean and otherwise in the condition required by this Article and (ii) ending on the Expiration Date hereof (as the same may be extended pursuant to the provisions of this lease).

The inclusion of the First Offer Space shall be upon all of the terms and conditions of this lease, except as otherwise stated in this Article, and upon such additional terms and conditions as are set forth in this Article. Tenant shall only be permitted to lease all (but not part) of the First Offer Space pursuant to the provisions of this Article.

D. As of the First Offer Space Inclusion Date, this lease and Tenant’s obligations hereunder will be modified to reflect the changes set forth in Paragraph G below. The additional security deposit required for the First Offer Space shall be agreed to between Landlord and Tenant prior to the First Offer Space Scheduled Commencement Date.

E. Tenant shall accept the First Offer Space in its “as is” condition and state of repair existing as of the date of the First Offer Space Inclusion Date, and Landlord shall not be required to perform any work, supply any materials or incur any expense (including the granting of any allowance to Tenant with respect thereto) to prepare such First Offer Space for Tenant’s occupancy, nor shall Tenant be entitled to a credit against fixed annual rent or any other rent concession with respect to such First Offer Space. The foregoing factors shall be taken into account when determining the FMR. Notwithstanding the foregoing, Landlord shall deliver such First Offer Space to Tenant vacant and free of all tenancies and occupants with all building systems servicing such First Offer Space in working order.

F. The initial fixed annual rent for the First Offer Space shall be the FMR of the First Offer Space as of the First Offer Space Inclusion Date. The FMR shall be determined in accordance with the procedures set forth in Article 52 above. Such initial fixed annual rent shall be subject to escalations as otherwise provided in this lease including, but not limited to, operating expense and real estate tax escalations (as modified by Paragraph G below), at the same time and in the same manner as applicable to the balance of the demised premises and such factors shall be considered when determining FMR.

G. Tenant shall pay to Landlord additional rent with respect to the First Offer Space from and after the First Offer Space Inclusion Date in accordance with all of the terms and conditions of the Lease, except that:

(i) the term “The Percentage” provided for in Articles 2D(ii)(b) and 2E(ii)(h) shall mean 1.67%, and

(ii) the term “Base Year” provided for in Article 2C(ii)(a) shall mean the calendar year in which the First Offer Space Inclusion Date occurs;

(iii) in Article 2E(ii), the term: (a) “base year taxes” shall mean the real estate taxes payable with respect to the Building, any improvements related thereto and the land on which the Building or such other improvements are situated for the tax year in which the First Offer Space Inclusion Date occurs multiplied by applying the applicable tax rate to the base year tax assessment for such tax year; (b) “base tax year” shall mean the tax year in which the First Offer Space Inclusion Date occurs; and (c) “base tax year assessment” shall mean the taxable assessed value (giving effect to any abatement, exemption or credit) of the Building, other improvements related thereto and the land on which the Building is situated for the applicable tax year; and

(iv) For all purposes of this lease the parties agree that the rentable square foot area of the First Offer Space shall be deemed to be 12,753 rentable square feet irrespective of any disparity between such figure and any actual measurement of such area.

H. Any work performed by Tenant in the First Offer Space shall be subject to the terms, conditions and provisions of this lease. All alterations permitted to be made to the First Offer Space shall be at Tenant’s sole cost and expense, and Landlord shall have no responsibility therefor.

I. Once Tenant has delivered the Acceptance Notice, Landlord shall use commercially reasonable efforts to deliver possession of such First Offer Space to Tenant on or prior to the First Offer Space Scheduled Commencement Date. If Landlord fails to cause the First Offer Space Inclusion Date to occur on or prior to such First Offer Space Scheduled Commencement Date and such failure is due to (a) the holding over or retention of possession by any tenant or occupant in the First Offer Space, and/or (b) any other reason outside of Landlord’s control, then (x) Landlord shall not be subject to any liability for failure to give possession on such date, (y) Tenant waives the right to rescind its lease of the then existing premises leased hereunder or to recover any damages that may result from the failure of Landlord to deliver possession of the First Offer Space and agrees that the provisions of this subparagraph shall constitute an “express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law, and (z) Landlord shall promptly institute and thereafter diligently prosecute holdover or other appropriate proceedings (or settle the same under a settlement stipulation providing for the occupant to vacate the First Offer Space on a date which Landlord reasonably believes is a date earlier than the date on which Landlord would obtain possession of such First Offer Space if Landlord were to continue to diligently prosecute such holdover or other appropriate proceeding) against any occupant of the First Offer Space.

J. Tenant shall be given the first opportunity to lease the First Offer Space, in accordance with the terms of this Article, provided, however, that if Tenant does not elect to accept the First Offer Space, in accordance with this Article and within the applicable time period, time being of the essence, then (i) Tenant shall have waived and relinquished its right to lease the First Offer Space pursuant to this Article, (ii) Landlord shall at any time thereafter be entitled to lease the First Offer Space to others at such rental and upon such terms and conditions as Landlord in its sole discretion may desire, and (iii) Tenant, upon Landlord’s request, shall promptly deliver to Landlord (and any other person or entity designated by Landlord) a notice acknowledging that Tenant has forever waived and relinquished its right to lease the First Offer Space.

K. The first offer right set forth herein may not be severed from this lease or separately sold or transferred.

[signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have executed this lease as of the day and year first above written.

LANDLORD:

1400 Broadway Associates L.L.C.
By:	Newmark Grubb Knight Frank, Agent

By:	/s/ Scott J. Klau
Name: Scott J. Klau
Title: EVP & Principal

TENANT:

On Deck Capital, Inc.

By:	/s/ Cory R. Kampfer
Name: Cory R. Kampfer
Title: General Counsel

EXHIBIT A

to Lease

between

1400 Broadway Associates L.L.C., Landlord

and

On Deck Capital, Inc., Tenant

Diagram of Demised Premises

WEST 39 th ST.
2500
BROADWAY
WEST 38 th ST.

Newmark Knight Frank

W&H PROPERTIES
We Perform For You

1400 Broadway
New York, NY 10018

25th Floor

All areas and dimensions are approximate. Field verification is necessary.

Date Printed: 4/17/2012

NORTH

LINK SYSTEMS

212 East 47th St.
Suite 6D
New York, NY 10017
Ph 877 221-0229
Fx 646 964-6524

EXHIBIT B

to Lease

between

1400 Broadway Associates L.L.C., Landlord

and

On Deck Capital, Inc., Tenant

Letter of Credit

Letter of Credit

[Letterhead of the Bank]

                    , 201

1400 Broadway Associates L.L.C.

c/o Newmark Grubb Knight Frank

125 Park Avenue

New York, New York 10017

Irrevocable Letter of Credit No.

Gentlemen:

We hereby issue our Irrevocable Letter of Credit No.            (“Letter of Credit”) in your favor, for the account of [name of Tenant] for the amount of [amount of security deposit], available from time to time on or after the date hereof and not later than the close of business on [insert a date which is not less than one year after the Commencement Date] or such later date through which this credit may be automatically extended and renewed as set forth below. Drawings under this Letter of Credit shall be by one or more sight drafts, in the form of Exhibit 1 hereto, presented at our office, bearing this Letter of Credit number and accompanied by the original of this Letter of Credit.

Partial drawings under this Letter of Credit are permitted. We shall, immediately after each presentation of this Letter of Credit, return the same to you, marking this Letter of Credit to show the amount paid by us and the date of such payment.

This Letter of Credit may be transferred or assigned one or more times without our consent and without cost to you upon presentation to us of (i) a duly completed transfer instruction in the form of Exhibit 2 to this Letter of Credit and (ii) the original of this Letter of Credit. No other documents or presentations shall be required by us in connection with any such transfer or assignment of this Letter of Credit.

WE HEREBY AGREE WITH EACH DRAWER, ENDORSER AND BONA FIDE HOLDER OF ANY DRAFT DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT THAT SUCH DRAFT SHALL BE DULY HONORED ON DUE PRESENTATION TO US.

It is a condition of this Letter of Credit that it shall automatically be extended and renewed for additional periods of one year from the then current expiration date hereof. However, this Letter of Credit shall not be automatically extended and renewed if, at least forty-five (45) days prior to any such expiration date, we notify you in writing at your address set forth above (or in any transfer instruction, if applicable), by certified mail, return receipt requested, that we elect not to so extend and renew this Letter of Credit. In the event we shall have so notified you of our election not to so extend and renew this Letter of Credit, then the entire face or principal amount of this Letter of Credit (as the same may have been reduced as set forth above) may be drawn upon at any time during the ten (10) days immediately preceding the then current expiration date of this Letter of Credit upon the presentation by you of only a sight draft bearing this Letter of Credit number and the original of this Letter of Credit. This Letter of Credit, if automatically extended and renewed, shall continue as set forth herein, except that the expiration date hereof shall be the first anniversary of the then current expiration date of this Letter of Credit.

Subject to the last paragraph of this Letter of Credit, this Letter of Credit sets forth the full terms of our undertaking, and such undertaking shall not in any way be modified, amended or amplified by reference to any document, instrument or agreement referred to in this Letter of Credit or in which this Letter of Credit is referred to or to which this Letter of Credit relates; and any such reference shall not be deemed to incorporate herein the terms of any such referenced document, instrument or agreement.

THIS LETTER OF CREDIT SHALL EXPIRE AT THE CLOSE OF BUSINESS ON [insert a date which is not less than one year and one month after the commencement date after the term of the Lease] or such later date through which this Letter of Credit may be automatically extended and renewed as set forth above.

All drafts, documents, instructions and communications pertinent to this Letter of Credit must be presented to our office located at             , New York, New York             , Attention: Letter of Credit Department, or at any other office in New York, New York which may be designated by our written notice delivered to you.

This Letter of Credit is issued subject to the Uniform Customs and Practice for Documentary Credits (2007 revision), International Chamber of Commerce Publication No. 600, and any amendments thereof. This Letter of Credit shall be deemed to be a contract made under the laws of the State of New York and shall, as to matters not governed by said Uniform Customs and Practice for Documentary Credits, be governed by and construed in accordance with the laws of said State.

Yours very truly,

[Name of Issuing Bank]

By:
Authorized Signature

Exhibit 1 to Letter of Credit No.

DRAFT

Letter of Credit No.:

Date of Letter Credit:

Date of this Draft:

                    , 201

To the Order of

Pay                     ($                     ) Dollars at sight for value received under Letter of Credit No.

To:         [Insert name and address

of Issuing Bank]

This Draft is payable only at: [Insert name and address of Issuing Bank]

                                                                                      L.L.C.

By:
Title:

EXHIBIT 2 To Letter of Credit No.

                    , 201

INSTRUCTION TO TRANSFER IN FULL

New York, New York

Attention: Letter of Credit Division

Re:	Your Irrevocable Letter of Credit No.

Gentlemen:

The undersigned beneficially irrevocably transfers all rights of the undersigned beneficiary to draw under the above Letter of Credit to:

(Name of Transferee)

(Address of Transferee)

By this transfer all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee.

The above Letter of Credit is returned herewith, and in accordance therewith we ask you to issue a new irrevocable Letter of Credit in favor of the above-named transferee in the amount of $             and with other provisions consistent with the above Letter of Credit.

Very truly yours,

[Bank]

By:

EXHIBIT C

to Lease

between

1400 Broadway Associates L.L.C., Landlord

and

On Deck Capital, Inc., Tenant

Work Letter

A. Landlord shall, within three (3) months of the Commencement Date, install the electric meters and/or submeters therein in the demised premises as contemplated in Paragraph 3D(iii) hereof (the “Landlord’s Work”). In addition, within thirty (30) days of the Commencement Date, Landlord shall provide to Tenant an ACP-5 certificate evidencing that the demised premises is free and clear of all asbestos containing materials.

B. Landlord shall provide Tenant an allowance of up to $1,618,588.80 to defray the cost of work to be performed by Tenant in the demised premises prior to Tenant’s initial occupancy thereof (such work, “Tenant’s Installation Work”). Such sum (“Landlord’s Contribution”) shall be payable (as hereinafter provided) against requisitions therefor accompanied by (i) the certification of Tenant’s architect that the work described on such requisition has been completed in good and workmanlike fashion substantially in accordance with the plans and specifications theretofore approved by Landlord, (ii) a list specifying in reasonable detail the work performed for which such requisition is being submitted and the portion of the amount of such requisition allocated to each such item of work and (iii) waivers of mechanics liens for all work for which such installment of Landlord’s Contribution has been requisitioned, from each contractor, sub-contractor, vendor and supplier of labor and material for whom such installment of Landlord’s Contribution is being requisitioned. Each such installment of Landlord’s Contribution shall be subject to a retainage amount equal to ten (10%) percent (as reflected in the formula for payment set forth in the penultimate sentence of this paragraph B) and the amount of such retainage shall be paid to Tenant upon final completion of Tenant’s Installation Work and delivery to Landlord of documents referred to in (i) through (iii) of this paragraph B (including valid waivers of lien from each such contractor, sub-contractor, vendor and supplier of labor and material, representing that all payments due to each of them have been made and no additional sums will be due and owing in connection with work theretofore contracted) and such certificates of occupancy or use, permits and sign-offs from governmental agencies as may be required in connection with Tenant’s Installation Work. Payments on account of Landlord’s Contribution shall not be payable more frequently than monthly. Each such installment of Landlord’s Contribution (other than payment of the retainage amount after final completion of Tenant’ s Installation Work) shall be equal to the difference between (x) the product which results from multiplying (i) the Landlord’s Contribution by (ii) .9 by (iii) the percentage of Tenant’s Installation Work completed to the date of Tenant’s requisition for payment as certified to Landlord by Tenant’s architect and (y) all prior payments on account of Landlord’s Contribution. If it shall appear to Landlord in the exercise of its reasonable judgment that at any time the remaining portion of Landlord’s Contribution shall not be sufficient to complete Tenant’s Installation Work, then prior to making any further payments on account of Landlord’s Contribution, Landlord may require Tenant to (and Tenant shall) deposit with Landlord a sum (as Landlord shall determine in the exercise of its reasonable judgment) which together with the balance of Landlord’s Contribution, shall be sufficient to complete all such Tenant’s Installation Work. No portion of Landlord’s Contribution shall be applied by Tenant against expenses for furniture, office equipment or other personal property provided, however, up to $209,120.00 of Landlord’s Contribution may be used by Tenant for “soft” costs incurred by Tenant which are attributable to Tenant’s Installation Work (e.g., the costs of Tenant’s architect, engineer and expediter and permit and filing fees) including, without limitation, the cost of Tenant’s IT cabling. Tenant acknowledges and agrees that out of Landlord’s Contribution, Tenant will (a) purchase and install one or more HVAC units totaling not less than fifty (50) tons in the aggregate and (b) add additional or modify the existing men’s and women’s bathrooms so as to cause the demised premises, in either case, to comply with all applicable governmental requirements. For the avoidance of doubt, the new additional bathrooms installed by Tenant located in the demised premises will not be considered “private” or “executive” and shall be cleaned in the manner identified on Exhibit D.

C. The installation or connection to the Building systems of each item of Tenant’s property and systems shall be performed at Tenant’s expense.

D. Notwithstanding anything herein set forth to the contrary, Tenant shall maintain, at Tenant’s expense, in addition to any other insurance required pursuant to this lease with respect to alterations, a Builders “All Risk” insurance policy (Broad Form) covering the full replacement cost of the Building Work and Tenant’s Installation Work and the materials and supplies delivered and stored in the demised premises for the purpose of being incorporated in such work.

E. Notwithstanding anything herein set forth to the contrary, within thirty (30) days after final completion of Tenant’s Installation Work, Tenant shall deliver to the Landlord final record drawings of the Tenant Installation Work including, as may be pertinent to the work performed, a reflected ceiling plan, mechanical and electrical drawings, partition plan and any other drawings which may be required to indicate accurately the layout and systems of the demised premises. Tenant shall require its architect to load and maintain such record plans on a CADD system and to deliver diskettes or other medium suitable for Landlord’s needs and compatible, if feasible, with Landlord’s computer applications, so as to enable Landlord to use such CADD-saved plans. Tenant shall move into the demised premises after substantial completion of the Tenant Installation Work. Landlord shall, at request of Tenant, schedule the Building’s freight elevator (or a passenger elevator converted for use as a freight elevator) for Tenant’s move into the demised premises after 6:00 p.m. and before 7:00 a.m. Such use shall be subject to a prior reservation by some other tenant and or the need by the Landlord for the use of such elevator for other operating or construction purposes.

EXHIBIT D

to Lease

between

1400 Broadway Associates L.L.C., Landlord

and

On Deck Capital, Inc., Tenant

Cleaning Specifications

1.	General

All flooring swept nightly.

All carpeted areas and rugs carpet-swept nightly and vacuum cleaned weekly.

Wastepaper baskets and ashtrays emptied nightly (excluding kitchen and kitchenette areas and all so-called “wet” garbage) and damp dusted when necessary.

All baseboards, chair rails and trim dusted nightly.

All water fountains washed clean nightly.

Slopsink rooms cleaned nightly.

2.	Lavatories (other than Tenant’s private and executive lavatories)

All flooring swept and washed nightly.

All basins, bowls, urinals and toilet seats (both sides) washed nightly.

All partitions, tile walls, dispensers and receptacles dusted nightly.

Paper towel and sanitary disposal receptacles emptied and cleaned nightly (and replenished at Tenant’s expense).

3.	High Dusting - Office Area

Do all high dusting approximately once a month, including the following:

Dust all pictures, frames, charts, graphs and panel wall hangings not reached in nightly cleaning.

Dust all vertical surfaces such as walls, partitions, ventilating louvers and other surfaces not reached in nightly cleaning.

Dust all lighting fixtures (exterior only).

Dust all overhead pipes, sprinklers, etc.

Dust all Venetian blinds and window frames approximately once every two months.

4.	Periodic Cleaning - Office Area

Wipe clean all interior metal as necessary.

Dust all door louvers and other ventilating louvers within reach weekly.

5.	Periodic Cleaning - Lavatories (other than Tenant’s private and executive lavatories)

Machine-scrub flooring when necessary.

Wash all partitions, tile walls and enamel surfaces monthly with proper disinfectant when necessary.

Dust exterior of lighting fixtures monthly.

6.	Windows

Clean outside windows, when necessary, approximately 2 times a year, weather and scaffold conditions permitting.

EXHIBIT E

to Lease

between

1400 Broadway Associates L.L.C., Landlord

and

On-Deck Capital, Inc., Tenant

Building Standard Environmental Design and Construction Guidelines

Energy Efficiency:

Reduce lighting power density from ASHRAE/IESNA 90.1-2007 standards by at least 10% and up to or exceeding 35%. This may be achieved through efficient lighting design, use of low wattage fixtures and reflective surfaces as well as LED task lights and day-lighting optimization strategies. This measure is to be implemented if the simple payback period is demonstrated to be five years or less based on projected savings and estimated cost subject to the Building team’s review.

Implement lighting controls, including daylight dimming controls for 50% of lighting load and occupancy sensors for 75% of connected lighting load. This measure is to be implemented if the simple payback period is demonstrated to be five years or less based on projected savings and estimated cost subject to the Building team’s review.

Optimize energy performance of HVAC systems through equipment efficiency and zoning controls, VAV distribution systems, static pressure reset and right sizing equipment based on efficient lighting and plug loads.

Specify CFC-free refrigerants. If possible, also specify HCFC-free refrigerants.

Implement Demand Controlled Ventilation through the use of CO2 sensors throughout the space and in the return air stream to the Air Handling Unit serving the space and tie in to controls.

Tie in radiators to VAV box controls and BMS.

Install local instantaneous hot water heaters. This measure is to be implemented if the simple payback period is demonstrated to be five years or less based on projected savings and estimated cost subject to the Building team’s review.

Target lighting and plug load of 2.0-2.5 Watts per square foot or less of connected load.

Reduce plug loads by specifying equipment and appliances (including, without limitation, computers, monitors, printers, refrigerators, dishwashers, water coolers, copiers, and A/V and IT equipment) that meet or exceed Energy Star requirements.

Implement plug load management strategies including occupancy sensors, outlet-based controls, and/or software programs. This measure is to be implemented if the simple payback period is demonstrated to be five years or less based on projected savings and estimated cost subject to the Building team’s review.

Perform commissioning of energy systems within the space (including, without limitation, lighting, HVAC and electrical) to ensure design optimizes performance and systems are constructed and function per efficient design.

Utilize the Building’s Tenant Energy Management System, which is provided to tenants at no cost, and provides continuous real time usage data, benchmarking data and real time feedback in the form of actionable recommendations which will incentivize and encourage tenants to reduce their energy usage.

Water Efficiency:

Specify ultra low flow or high efficiency plumbing fixtures, including, without limitation, lavatory sinks, water closets, urinals, showers and pantry sinks.

Materials and Resources:

Maintain and reuse existing non-structural interior components wherever possible.

Divert construction waste from landfills through aggressive recycling and donation programs. Include target recycling and diversion percentages in waste hauler contracts.

Reuse materials whenever possible, including construction materials.

Specify recycled content materials whenever possible, which may include, without limitation, gypsum board, acoustical tiles, carpet and carpet backing.

Specify regionally produced and extracted materials (within a 500 mile radius) whenever possible.

Specify rapidly renewable resources whenever possible, including, without limitation, bamboo, wool, linoleum and cork.

Specify and use wood products certified by the Forest Stewardship Council (FSC).

Indoor Environmental Quality:

Monitor delivery of outside air to ensure indoor air quality and outdoor airflow compliance with ASHRAE 62.1-2007 and ASHRAE 55 requirements.

Implement Construction Indoor Air Quality Management Plans during performance of work and prior to occupancy to minimize the presence and spread of air pollutants.

Specify and install low-emitting (low or no Volatile Organic Compounds) adhesives, sealants, paints, coatings, flooring systems, composite wood and agrifiber products, systems furniture and seating. Specify and install composite wood and agrifiber products and associated adhesives to contain no added urea-formaldehyde (NAUF).

Design and build to offer occupants control of lighting (task lights at workstations) and temperature (under-floor air diffusers).

Design and build to optimize daylight and views for occupants, which may be achieved through a design that includes interior rather than perimeter offices, or perimeter offices with glass fronts if perimeter offices are a design requirement.

Furniture partitions should be 42” or lower in height. Additional privacy may be achieved through clear partition glass installed above the furniture panels.

EXHIBIT F

to Lease

between

1400 Broadway Associates L.L.C., Landlord

and

On-Deck Capital, Inc., Tenant

First Offer Space

WEST 39 th ST.
ROOF
ROOF
F T
W
M
BROADWAY
WEST 38 th ST.
N

1400 BROADWAY

1400 BROADWAY
NEW YORK, NY 10018
SUITE 3400

W&H PROPERTIES®
We Perform For You

RIDER ANNEXED TO AND MADE A PART OF LEASE BETWEEN

1400 BROADWAY ASSOCIATES L.L.C., AS LANDLORD

AND ON-DECK CAPITAL, INC., AS TENANT

RULES AND REGULATIONS

REFERRED

TO IN THIS LEASE

1. No animals, birds, bicycles or vehicles shall be brought into or kept in the premises. The premises shall not be used for manufacturing or commercial repairing or for sale or display or merchandise or as a lodging place, or for any immoral or illegal purpose, nor shall the premises be used for a public stenographer or typist; barber or beauty shop; telephone, secretarial or messenger service; employment, travel or tourist agency; school or classroom; commercial document reproduction; or for any use other than specifically provided for in the tenant’s lease. Tenant shall not cause or permit in the premises any disturbing noises which may interfere with occupants of this or neighboring buildings, any cooking or objectionable odors, or any nuisance of any kind, or any inflammable or explosive fluid, chemical or substance. Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall cooperate so as to prevent the same.

2. The toilet rooms and other water apparatus shall not be used for any purposes other than those, for which they were constructed, and no sweepings, rags, ink, chemicals or other unsuitable substances shall be thrown therein. Tenant shall not throw anything out of doors, windows or skylights or into hallways, stairways or elevators, nor place food or objects on outside windowsills. Tenant shall not obstruct or cover the halls, stairways and elevators, or use them for any purpose other than ingress and egress to or from tenant’s premises, nor shall skylights, windows, doors and transoms that reflect or admit light into the Building be covered or obstructed n any way.

3. Tenant shall not place a load upon any floor of the premises in excess of the load per square foot, which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes in the premises. Business machines and mechanical equipment shall be placed and maintained by tenant, at tenant’s expense, only with Landlord’s consent and in settings approved by Landlord to control weight, vibration, noise and annoyance. Smoking or carrying lighted cigars, pipes or cigarettes in the elevators of the Building is prohibited. If the premises are on the ground floor of the Building the tenant thereof at its expense shall keep the sidewalks and curb in front of the premises clean and free from ice, snow, dirt and rubbish.

4. Tenant shall not move any heavy or bulky materials into or out of the Building without Landlord’s prior written consent, and then only during such hours and in such manner as landlord shall approve. If any material or equipment requires special handling, tenant shall employ only persons holding a Master Rigger’s License to do such work, and all such work shall comply with all legal requirements. Landlord reserves the right to inspect all freight to be brought into the Building, and to exclude any freight which violates any rule, regulation or other provision of this lease.

5. No sign, advertisement, notice or thing shall be inscribed, painted or affixed on any part of the Building, without the prior written consent of Landlord. Landlord may remove anything installed in violation of this provision, and Tenant shall pay the cost of such removal. Interior signs on doors and directories shall be inscribed or affixed by Landlord at Tenant’s expense. Landlord shall control the color, size, style and location of all signs, advertisement and notices. No advertising of any kind by Tenant shall refer to the Building, unless first approved in writing by Landlord.

6. No article shall be fastened to, or holes drilled or nails or screws driven into, the ceilings, walls, doors or other portions of the premises, nor shall any part of the premises be painted, papered or otherwise covered, or in any way marked or broken, without the prior written consent of Landlord.

7. No existing locks shall be changed, nor shall any additional locks or bolts of any kind be placed upon any door or window by Tenant, without the prior written consent of Landlord. At the termination of this lease, Tenant shall deliver to Landlord all keys for any portion of the premises or Building. Before leaving the premises at any time, Tenant shall close all windows and close and lock all doors.

8. No Tenant shall purchase or obtain for use in the premises any spring water, ice, towels, food, bootblacking, barbering, or other such services furnished by any company or person not approved by Landlord. Any necessary exterminating work in the premises shall be done at Tenant’s expenses, at such times, in such manner and by such company as Landlord shall require. Landlord reserves the right to exclude from the Building, from 6:00 p.m. to 8:00 a.m., and at all hours on Sunday and legal holidays, all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to all persons reasonably designated by Tenant. Tenant shall be responsible for the acts of all persons to whom passes are issued at Tenant’s request.

9. Whenever Tenant shall submit to Landlord any plan, agreement or other document for Landlord’s consent or approval, Tenant agrees to pay Landlord as additional rent, on demand, and administrative fee equal to the sum of the reasonable fees of any architect, engineer or attorney employed by Landlord to review said plan, agreement or document and Landlord’s administrative costs for same.

10. The use in the demised premises of auxiliary heating devices, such as portable electric heaters, heat lamps or other devices whose principal function at the time of operation is to produce space heating, is prohibited.

11.	Landlord may require that all doors opening on to corridors be kept closed.

In case of any conflict or inconsistency between any provisions of this lease and any of the rules and regulations as originally or as hereafter adopted, the provisions of this lease shall control.